                                                                    EXHIBIT 99.2



FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW - SUITE 205
                                                           WASHINGTON, DC  20006
                                             (202) 467-6862 - FAX (202) 467-6963












                         ATLANTIC LIBERTY SAVINGS, F.A.
                               BROOKLYN, NEW YORK


                     CONVERSION VALUATION APPRAISAL REPORT
                         VALUED AS OF DECEMBER 11, 1997


                                  PREPARED BY

                        FELDMAN FINANCIAL ADVISORS, INC.
                                WASHINGTON, D.C.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------------------------------------------------------
                                                   1725 K STREET, NW - SUITE 205
                                                            WASHINGTON, DC 20006
December 11, 1997                            (202) 467-6862 - FAX (202) 467-6963


Board of Directors
Atlantic Liberty Savings, F.A.
186 Montague Street
Brooklyn, New York 11201

Gentlemen:

      At your request, we have completed and hereby provide an independent appraisal of the aggregate estimated pro forma market value of Atlantic Liberty Savings, F.A. ("Atlantic Liberty" or the "Association") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a federal stock savings association as the successor to the Association in its mutual form, and concurrent formation of Brooklyn Heights Bancorp, Inc., a federal stock corporation (the "Stock Company"), as a majority-owned subsidiary of Atlantic Liberty, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Association's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

      This appraisal report is being furnished pursuant to the filing of regulatory applications for the Reorganization by the Association with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit I.

      In preparing our appraisal, we conducted an analysis of the Association that included discussions with the Association's management, the Association's independent auditors, Sol Masch & Company, the Association's offering manager, Ryan, Beck & Co., and the Association's Reorganization counsel, Luse Lehman Gorman Pomerenk & Schick, P.C. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

      We also reviewed, among other factors, the economy in the Association's primary market area and compared the Association's financial condition and operating performance with that of selected publicly traded financial institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

      Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional evidence furnished to us by the Association and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Atlantic Liberty Savings, F.A.
December 11, 1997
Page Two

      It is our opinion that, as of December 11, 1997, the aggregate estimated pro forma market value of the Association was within the valuation range of $8,500,000 to $11,500,000 with a midpoint of $10,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in an adjusted maximum of $13,225,000.

      The Board of Directors has determined to offer for sale in the Reorganization a minority ownership interest equal to 46% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the Reorganization will be equal to $3,910,000 at the minimum valuation, $4,600,000 at the midpoint valuation, $5,290,000 at the maximum valuation, and $6,083,500 at the adjusted maximum.

      Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing estimate of the Association's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

      The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                  Respectfully,

                                  FELDMAN FINANCIAL ADVISORS, INC.

                                  By: /s/ TRENT R. FELDMAN
                                      -----------------------------
                                      Trent R. Feldman
                                      President

FELDMAN FINANCIAL ADVISORS, INC.



                              TABLE OF CONTENTS

TAB                                                                                                   PAGE
---                                                                                                   ----
          INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

  I.      CHAPTER ONE - BUSINESS OF ATLANTIC LIBERTY
          General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
          Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
          Income and Expense Trends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
          Asset and Liability Management  . . . . . . . . . . . . . . . . . . . . . . . . . . .          20
          Asset Quality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22
          Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          25
          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26
          Market Area   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
          Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32

 II.      CHAPTER TWO - COMPARISONS WITH PUBLICLY HELD COMPANIES
          General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
          Selection Criteria  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
          Recent Financial Comparisons  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40

III.      CHAPTER THREE - MARKET VALUE ADJUSTMENTS
          Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
          Earnings Prospects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
          Market Area   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
          Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
          Dividend Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
          Liquidity of the Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
          Subscription Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
          Stock Market Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
          Recent Acquisition Activity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
          New Issue Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
          Mutual Holding Company Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
          Adjustments Conclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
          Valuation Approach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
          Valuation Conclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65

  IV.     APPENDIX - EXHIBITS
          I         Background of Feldman Financial Advisors, Inc.  . . . . . . . . . . . . . .         I-1
          II-1      Statement of Financial Condition  . . . . . . . . . . . . . . . . . . . . .        II-1
          II-2      Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . . .        II-2
          II-3      Loan Portfolio Composition  . . . . . . . . . . . . . . . . . . . . . . . .        II-3
          II-4      Net Lending Activity  . . . . . . . . . . . . . . . . . . . . . . . . . . .        II-4
          II-5      Investment Portfolio Composition  . . . . . . . . . . . . . . . . . . . . .        II-5
          II-6      Deposit Account Distribution  . . . . . . . . . . . . . . . . . . . . . . .        II-6
          II-7      Office Facilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        II-7
          III       Market Valuation and Financial Data for All Public Thrifts  . . . . . . . .       III-1
          IV-1      Pro Forma Conversion Assumptions  . . . . . . . . . . . . . . . . . . . . .        IV-1
          IV-2      Pro Forma Valuation Range:  Full Conversion . . . . . . . . . . . . . . . .        IV-2
          IV-3      Pro Forma Valuation Range:  MHC Offering  . . . . . . . . . . . . . . . . .        IV-3
          IV-4      Comparative Valuation Ratios  . . . . . . . . . . . . . . . . . . . . . . .        IV-4
          IV-5      Pro Forma Full Conversion Analysis at Maximum Value . . . . . . . . . . . .        IV-5

FELDMAN FINANCIAL ADVISORS, INC.


                                LIST OF TABLES

TAB                                                                                                          PAGE
---                                                                                                          ----
    I.    CHAPTER ONE - BUSINESS OF ATLANTIC LIBERTY

          Table 1  -  Selected Financial Condition Data and Operating Data  . . . . . . . . . .                 9
          Table 2  -  Selected Operations Data and Performance Ratios   . . . . . . . . . . . .                10
          Table 3  -  Income Statement Summary  . . . . . . . . . . . . . . . . . . . . . . . .                16
          Table 4  -  Income Statement Ratios . . . . . . . . . . . . . . . . . . . . . . . . .                17
          Table 5  -  Yield and Cost Summary  . . . . . . . . . . . . . . . . . . . . . . . . .                19
          Table 6  -  NPV Calculation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                21
          Table 7  -  Non-performing Asset Summary  . . . . . . . . . . . . . . . . . . . . . .                23
          Table 8  -  Allowance for Loan and Lease Losses . . . . . . . . . . . . . . . . . . .                24
          Table 9  -  Key Demographic Indicators  . . . . . . . . . . . . . . . . . . . . . . .                29
          Table 10 -  Deposit Trends for Brooklyn and New York City MSA . . . . . . . . . . . .                30
          Table 11 -  Deposit Market Share for Brooklyn   . . . . . . . . . . . . . . . . . . .                31


   II.    CHAPTER TWO - COMPARISONS WITH PUBLICLY HELD COMPANIES

          Table 12 -  Comparative Group Operating Summary . . . . . . . . . . . . . . . . . . .                37
          Table 13 -  Key Financial Comparisons . . . . . . . . . . . . . . . . . . . . . . . .                38
          Table 14 -  General Financial Performance Ratios  . . . . . . . . . . . . . . . . . .                43
          Table 15 -  Income and Expense Analysis . . . . . . . . . . . . . . . . . . . . . . .                44
          Table 16 -  Yield-Cost Structure and Growth Rates . . . . . . . . . . . . . . . . . .                45
          Table 17 -  Balance Sheet Composition . . . . . . . . . . . . . . . . . . . . . . . .                46
          Table 18 -  Capital Regulatory and Credit Risk Ratios . . . . . . . . . . . . . . . .                47


  III.    CHAPTER THREE - MARKET VALUE ADJUSTMENTS

          Table 19 -  Comparative Stock Market Performance  . . . . . . . . . . . . . . . . . .                56
          Table 20 -  Selected Interest Rate Benchmarks . . . . . . . . . . . . . . . . . . . .                57
          Table 21 -  Recent New York Acquisition Activity  . . . . . . . . . . . . . . . . . .                59
          Table 22 -  Recent Thrift Conversion Activity . . . . . . . . . . . . . . . . . . . .                61
          Table 23 -  Comparative Valuation Analysis  . . . . . . . . . . . . . . . . . . . . .                67
          Table 24 -  Comparative Discount and Premium Analysis   . . . . . . . . . . . . . . .                68

FELDMAN FINANCIAL ADVISORS, INC.





                                  INTRODUCTION

         As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the aggregate estimated pro forma market value of Atlantic Liberty Savings, F.A. ("Atlantic Liberty" or the "Association") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of the federally-chartered stock savings bank, Atlantic Liberty Savings, F.A., as the successor to the Association in its mutual form, and concurrent formation of Brooklyn Heights Bancorp, a federal stock corporation. (the "Stock Company") as a majority-owned subsidiary of Atlantic Liberty, MHC, a federal mutual holding company (the "Mutual Company"). Under the Reorganization, Atlantic Liberty will become a wholly owned subsidiary of the Stock Company and the Stock Company will become the majority-owned subsidiary of the Mutual Company. The Stock Company will offer shares of its common stock for sale (the "Stock Offering") to eligible depositors and to the Association's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

         The Mutual Company will own at least 51% of the common shares of the Stock Company as long as the Mutual Company remains in existence. The Association will be a wholly owned subsidiary of the Stock Company. The Stock Company expects to sell in the Stock Offering a minority ownership interest equal to 46% of its common stock. The remaining issued and outstanding shares of the Stock Company will be owned by the Mutual Company.

         In the course of preparing this appraisal report, we reviewed and discussed with the Association's management, and with the Association's independent auditors, Sol Masch & Company, the audited financial statements of the Association's operations for the years ended

FELDMAN FINANCIAL ADVISORS, INC.




March 31, 1996 and 1997 and the unaudited financial statements for the six months ended September 30, 1996 and 1996. We also discussed matters related to the Reorganization with the Association's legal counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., and with the Association's offering manager, Ryan Beck & Co. We also reviewed and discussed with management other financial matters of the Association.

         Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Association's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Association operates and assessed the Association's relative strengths and weaknesses.

         We examined and compared the Association's financial performance with selected segments of the thrift industry and selected publicly traded thrifts. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Reorganization on the Association's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Association.

         In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Association and its independent auditors. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

FELDMAN FINANCIAL ADVISORS, INC.




         OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE REORGANIZATION. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED ON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE REORGANIZATION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FELDMAN FINANCIAL IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL AND STATE SECURITIES LAWS AND ANY REPORT PREPARED BY FELDMAN FINANCIAL SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Association's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Reorganization valuation of the Association, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

FELDMAN FINANCIAL ADVISORS, INC.




                    I.  BUSINESS OF ATLANTIC LIBERTY SAVINGS

                                    GENERAL

         Atlantic Liberty was organized originally in 1888 as a New York building and loan association and converted to a Federal savings association in 1983. The Association currently conducts its business from its home office and one branch, both located in Brooklyn, New York. The Association is subject to regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposit accounts up to applicable limits through the Bank Insurance Fund. The Association is a member of the Federal Home Loan Association ("FHLB") of New York. As of September 30, 1997, the Association had total assets of $110 million, total deposits of $101 million, and total equity of $7.2 million or 6.56% of total assets.

         Atlantic Liberty emphasizes the origination of residential mortgage loans. The mortgage loans are secured primarily by one-to-four family residential real estate. The Association also makes loans secured by multi-family and commercial real estate, which reflects the large number of multi-family and commercial properties in the neighborhoods surrounding the Association's offices. To a lesser extent, the Association also makes consumer loans. Of the Association's total loan portfolio at September 30, 1997, 61.2% consisted of loans secured by one-to-four family residential properties, 19.8% were secured by multi-family real estate, and 18.1% by commercial real estate. The Association also invests in securities and other short-term investments.
At September 30, 1997, investment securities and short-term investments amounted to $32.2 million or 29.3% of the Association's assets.

         The Association offers traditional deposit accounts consisting of savings, certificates of deposit, money market accounts, NOW accounts, and demand accounts. Guardian accounts,

FELDMAN FINANCIAL ADVISORS, INC.




which are deposits mandated by the court for minor children, have made up a significant portion of the Association's deposits for more than 15 years. As of September 30, 1997, guardian accounts were $13.6 million, or 13.6% of the Association's total deposits.

         The Association operates two full-service banking offices in Brooklyn. The majority of the Association's deposits are gathered from Brooklyn and the New York metropolitan area. The Association's primary lending area extends throughout Brooklyn. Because a significant concentration of the Association's assets are secured by residential real estate located in its primary lending territory, the Association's asset quality is highly dependent upon the real estate market conditions in the local economy. As the economic environment of Brooklyn has improved through the 1990's, the Association's level of non-performing loans has continued to improve and was 1.6% of total assets as of September 30, 1997.

         Atlantic Liberty historically has generated relatively low profitability returns. Net income for fiscal 1997 was $123,525, or 0.12% of average assets. Included in this amount was a one-time charge of $594,000 ($356,000 after-taxes) for the special SAIF assessment. Adjusting for this expense, the Association would have earned approximately $479,400, or 0.45% of average assets. The adjusted return for fiscal 1997 is a decline from the 0.19% return on average assets in fiscal 1996, largely because of the one-time SAIF assessment, interest expense as a percent of assets increased while interest income as a percent of assets decreased even more, and the provision for loan losses almost tripled. It was the income tax benefit in 1997 that enabled the Association to show a profit.

         For the six months ended September 30, 1997, the Association recorded net income of $335,392 compared to $647,591 for the same period ending September 30, 1996. The lower income is due primarily to the income tax benefit received in the 1996 period, while an income tax

FELDMAN FINANCIAL ADVISORS, INC.




expense was incurred during the same period in 1997. Income before taxes for the six months ended September 30 was $585,314 in 1997 compared to $408,007 in 1996.

         The Association's capital has substantially exceeded all applicable regulatory capital requirements and has increased from $6.75 million, or 6.38% of assets, at March 31, 1996, to $7.21 million, or 6.56% of assets, at September 30, 1997.

         The Association seeks to generate future earnings growth through continued emphasis on residential real estate lending. Management intends to monitor economic conditions in the Association's market area and adjust the mix of its lending activities in response to changing conditions in order to maintain sound asset quality and profitability. Management believes opportunities for growth exist in its market area and plans to manage growth to ensure compliance with regulatory capital requirements and to achieve overall strategic objectives, without unduly increasing the risk profile of the balance sheet. Management believes that the Association can continue to meet its financial and strategic objectives by seeking business primarily within its market area.

         The Board of Directors of Atlantic Liberty has determined that the Reorganization is in the best interest of the Association and its customers, and has discerned several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Association in the stock form, which is used by commercial Associations, most major business corporations, and an increasing majority of savings institutions. Formation of the Stock Company will permit the Association to issue common stock, which is a source of capital not available to mutual institutions.

         At the same time, the Association's mutual form of ownership will be preserved in the mutual holding company ("MHC") structure, which will permit the Mutual Company to control at

FELDMAN FINANCIAL ADVISORS, INC.




least a majority of the common stock issued in the Reorganization. The MHC structure will enable the Association to raise significantly less capital than the extraordinary amount of funds that otherwise would result from a full conversion in today's stock market. The Reorganization will not foreclose the opportunity for the resulting Mutual Holding Company to convert from mutual to stock form in the future. Additionally, the middle-tier Stock Company allows greater flexibility to structure mergers and acquisitions, diversify business operations, and to repurchase shares of common stock, thereby affording the MHC structure some of the advantages that were previously available only to thrifts that opted for fully-converted stock companies.

         The Stock Company will offer for sale 46% of its common shares in the Stock Offering. The sale of common stock will provide the Association with new equity capital to support future growth and expanded operations. Management believes that the sale of common stock in selected proportions and at appropriate intervals facilitates the orderly and manageable expansion of the Association's capital base. The ability to issue common stock also will enable the Association to establish stock benefit plans for management and employees, thereby improving the Association's capacity to attract and retain qualified personnel. The additional capital, along with the holding company organizational structure, will help to facilitate expansion through mergers and acquisitions.

         The increased capital resulting from the Stock Offering will enable the Association to take advantage of additional lending opportunities within its market area. Based on the Association's expanded capital base, the Association will be able to increase its lending limits and borrower concentrations without jeopardizing credit risk management. The Association will be better able to accommodate the growing financing needs of its larger, more successful real estate customers. The Association may also explore other means of expanding loan originations through

FELDMAN FINANCIAL ADVISORS, INC.




securitizations and loan participations. In addition, adjacent geographic markets may be considered for new business development opportunities consistent with the Association's current lines of business. The Association intends to implement any such growth and expansion plans with a disciplined and deliberate approach.

         The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Association's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Association's statements of financial condition as of September 30, 1996 and 1997 and for the fiscal years ending March 31, 1996 and 1997.
Exhibit II-2 presents the Association's statements of income for the six-months ended September 30, 1996 and 1997 and the fiscal years ended March 31, 1996 and 1997.

FELDMAN FINANCIAL ADVISORS, INC.




                              FINANCIAL CONDITION

         Table 1 presents selected data concerning Atlantic Liberty's financial position as of the six-month periods ended September 30, 1996 and 1997 and the fiscal years ended March 31, 1996 and 1997. Table 2 displays ratios and operating data for the Association over the same periods.

                                    Table 1
                SELECTED FINANCIAL CONDITION AND OPERATING DATA
       At or for the Six-month Periods Ending September 30, 1996 and 1997
                  And the Years Ending March 31, 1996 and 1997
                             (Dollars in Thousands)

===============================================================================================================
                                                              (unaudited)
                                                     At or for the 6 months ended    At or for the year ended
                                                            September 30,                   March 31,
                                                            1997           1996         1997          1996
--------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL CONDITION DATA:
---------------------------------------------------
Total assets                                             $ 109,887      $ 105,297     $ 109,794     $ 105,742

Loans receivable, net                                       65,486         57,321        60,059        54,505
MBS, held for investment                                    19,017         18,152        19,030        19,226
Investment securities, held for investment                  13,150         18,880        17,258        16,155
Deposits                                                   100,539         95,728       100,798        97,396
Retained earnings                                            7,209          7,397         6,873         6,750
--------------------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
---------------------------------------------------
Total interest income                                      $ 4,065        $ 3,615       $ 7,248       $ 7,151
Total interest expense                                       2,304          2,189         4,363         4,149
                                                             -----          -----         -----         -----
 Net interest income                                         1,761          1,426         2,885         3,002
Provision for loan losses                                      105             66           771           275
                                                               ---             --           ---           ---
Net interest income after provision                          1,656          1,360         2,113         2,727
                                                             -----          -----         -----         -----
Gain (loss) on disposal of foreclosed real estate               29            123           148         (135)
Other non-interest income                                      168            744         1,105           340
                                                               ---            ---         -----           ---
Total non-interest income                                      197            867          1254           205
                                                               ---            ---          ----           ---
Total non-interest expense                                   1,267          1,819         3,391         2,595
Income (loss) before tax                                       585            408          (24)           337
Income tax (expense) benefit                                 (250)            240           147         (141)
                                                             -----            ---           ---         -----
Net income                                                   $ 335          $ 648         $ 124         $ 196
==============================================================================================================

      Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 2
                SELECTED OPERATIONS DATA AND PERFORMANCE RATIOS
       At or for the Six-month Periods Ending September 30, 1996 and 1997
                  And the Years Ending March 31, 1996 and 1997

==============================================================================================================
                                                              (unaudited)
                                                             At or for the
                                                            six months ended         At or for the year ended
                                                             September 30,                  March 31,
                                                             -------------                  ---------
                                                             1997           1996         1997          1996
--------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS:
---------------------------------------------------
Return on average assets                                     0.62%          1.24%         0.12%         0.19%

Return on average equity                                     9.14%         18.45%         5.98%         0.76%
Net interest margin                                          3.40%          2.87%         2.81%         3.10%
Interest rate spread                                         3.21%          2.75%         2.71%         2.97%
Operating expense to average total assets                    2.34%          3.48%         3.22%         2.56%
Average interest earning assets to
    average interest bearing liabilities                   103.81%        102.85%       103.61%       103.26%
--------------------------------------------------------------------------------------------------------------
ASSET QUALITY RATIOS:
---------------------------------------------------
Non-performing loans to total assets at period end           1.60%           N.A.         3.04%         4.55%
Allowance for loan losses to non-performing loans           61.82%           N.A.        29.27%        15.51%
Allowance for loan losses to loans receivable, net           1.65%          1.18%         1.63%         1.37%
--------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS:
---------------------------------------------------
Retained earnings to total assets at end of period           6.56%          7.02%         6.26%         6.38%
Average retained earnings to average assets                  6.78%          6.72%         6.47%         6.69%
--------------------------------------------------------------------------------------------------------------
OTHER DATA:
---------------------------------------------------
Number of full-service offices                                   2              2             2             2
==============================================================================================================

Source: Atlantic Liberty, preliminary prospectus, Feldman Financial calculations


Asset Composition

         The Association's asset base grew 4.4% between September 30, 1996 and September 30, 1997. Total assets increased by $4.6 million over this one-year period, primarily as a result of the expanding loan portfolio. The Association's growth was internally generated without augmentation from mergers or acquisitions of other company operations. The ratio of net loans to assets increased from 54.4% at September 30, 1996, to 59.6% at September 30, 1997. During the same time period the ratio of cash and securities to assets decreased from 42.4% to 37.9%.

FELDMAN FINANCIAL ADVISORS, INC.




         The Association's loan portfolio is predominantly secured by real estate properties. As displayed in Exhibit II-3, the Association's net loan portfolio at September 30, 1997 totaled $65.5 million, of which 61.2% ($40.1 million) were one-to-four family loans, 19.8% ($13.0 million) were multi-family loans, 18.1% ($11.9 million) were commercial real estate loans, and 2.8% ($1.8 million) were savings account loans.

         Between March 31, 1996, and September 30, 1997, the Association's one-to-four family loans increased by $9.5 million, multi-family loans increased by $1.8 million, and commercial real estate loans decreased by $923,000. While the market for these loans was strong in the Association's lending area, the competition for such business was also active. Exhibit II-4 summarizes the Association's net lending activity during recent periods.

         One-to-four family loans generally are originated in amounts up to 75% of the lesser of the appraised value or purchase price of the property, with private mortgage insurance required on loans with a long-to-value ratio in excess of 80%. Fixed-rate loans generally are originated for up to a 15-year term and are retained in the Association's loan portfolio. Adjustable-rate mortgages ("ARMs") are offered with a 1, 3 and 5 year adjustment period with interest rates indexed to the corresponding 1, 3, and 5 year Treasury constant maturity rates.

         Multi-family real estate loans generally are secured by multi-family rental properties, including walk-up apartments and mixed-use properties. Substantially all multi-family real estate loans were secured by properties within the Association's market area. Multi-family loans are offered with both fixed and adjustable interest rates and have terms of up to 10 years, with an amortization period of up to 20 years and a fixed-rate of interest for the initial five-year period and a five-year renewal option. Upon renewal, the loan's interest rate will adjust to either the prevailing prime rate plus 200 basis points or to the 5 year Treasure Note rate plus 250 basis

FELDMAN FINANCIAL ADVISORS, INC.




points, at the borrower's option. Loans secured by apartment buildings and other multi-family residential properties generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Because payments of loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy.

         Another major segment of the Association's loan portfolio involves commercial real estate lending. The Association generally originates loans that are secured by office buildings, private schools, religious facilities, and other commercial properties. The Association's underwriting policies and procedures for originating commercial real estate mortgage loans are similar to those followed for originating multi-family mortgage loans. To underwrite commercial real estate loans, the Association reviews net operating income generated by the real estate to ensure that it is at least 125% of the amount of the monthly debt service, the age and condition of the collateral, the financial resources and income level of the borrower, and the borrower's business experience. Generally, personal guarantees are obtained from commercial real estate borrowers. The Association considers loans secured by commercial real estate properties to involve greater risk than multi-family mortgage loans since they are even more dependent on the ability of the borrowers to profitably manage a business and are more susceptible to adverse conditions in the real estate market and economy. As a result, to offset the greater risk, the Association may require a somewhat higher debt service coverage ratio and, in certain instances, a higher interest rate on commercial real estate loans than for multi-family mortgage loans.

         Exhibit II-5 displays the composition of the Association's investment portfolio. Investment securities totaled $32.17 million or 29.3% of total assets at September 30, 1997,

FELDMAN FINANCIAL ADVISORS, INC.




consisting primarily of U.S. Government and Agency obligations ($12.6 million), FHLB stock ($583,000), Asset Management Fund, Inc. ($4.2 million), and mortgage-backed securities ($14.8 million. All investments are held-to-maturity. The fair value of the Association's investment securities as of September 30, 1997, was $32.2 million, or $23,000 more than the book value.

          The Association views its investment portfolio as an alternative interest-earning asset vehicle into which to deploy excess funds during periods of weak loan demand or perceived higher risks. The investment portfolio provides asset diversification and the opportunity to achieve capital appreciation through long-term investment in equity securities. The Association's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations and mortgage-backed securities. Atlantic Liberty has never utilized hedging instruments and had no outstanding contracts involving such instruments at September 30, 1997.

Liability Composition

         Deposits, repayments and prepayments of loans, proceeds from sales of loans and securities, proceeds from maturing securities, and cash flows from operations are the primary sources of the Association's funds for use in lending, borrowing, and other general purposes. The Association's deposits at September 30, 1997 totaled $100.5 million, representing 97.9% of total liabilities. The Association's deposit accounts consist of transaction accounts (non-interest NOW accounts, interest-bearing NOW accounts, Super Now accounts, passbook accounts, and money market savings accounts) and certificate of deposit accounts. Exhibit II-6 presents a summary of the Association's deposit portfolio as of September 30, 1997.

         Transaction accounts amounted to $40.0 million or 39.7% of the Association's total deposits at September 30, 1997. Certificate of deposit accounts amounted to $60.6 million or

FELDMAN FINANCIAL ADVISORS, INC.




60.3% of deposits at that date. Certificates of deposit have remained relatively stable as a percent of deposits from March 31, 1996 through September 30, 1997. Of the Association's $60.6 million of certificate accounts, $41.1 million or 67.9% were scheduled to mature within one year.

         The Association's deposit base increased at a rate of 5.0% between September 30, 1996 and September 30, 1997. During the past few years, the strength of the stock market has affected deposit flows as some customers have opted to place their funds in instruments such as mutual funds rather in deposit products perceived to have less attractive returns. The Association obtains deposits predominantly from the areas in which its branch offices are located. Atlantic Liberty relies mainly on competitive pricing of its deposit products, customer service, and long-standing relationships with customers to attract and retain deposits.

Equity Capital

         The Association's equity capital was $7.2 million, or 6.56% of total assets, at September 30, 1997. Equity dipped slightly from $7.4 million as of September 30, 1997, but increased by $459,000 between March 31, 1996 and September 30, 1997. For regulatory purposes at September 30, 1997, the Association's Tier 1 leverage capital ratio measured 6.6% and its total risk-based capital ratio was 15.7%. The Association not only met its minimum regulatory capital requirements but also surpassed the levels necessary to qualify for the designation of well capitalized.

FELDMAN FINANCIAL ADVISORS, INC.




                           INCOME AND EXPENSE TRENDS

         Table 3 compares the main components of the Association's earnings performance for the six months periods ending September 30, 1997 and 1996 and for the fiscal years ended March 31, 1996 and 1997. Table 4 displays the components of interest income, annualized, as a percent of average assets for the corresponding periods.

          Net income for fiscal 1997 was $123,525, or 0.12% of average assets. Included in this amount was a one-time charge of $594,000 ($356,000 after-taxes) for the special SAIF assessment. Adjusting for this expense, the Association would have earned approximately $479,400, or 0.45% of average assets. The adjusted return for fiscal 1997 is a decrease from the 0.19% return on average assets in fiscal 1996, due to the higher interest expense ratio, lower interest income ratio, significantly higher loan loss provision, and the one-time SAIF assessment.

         For the six months ended September 30, 1997, the Association recorded net income of $335,000 compared to $648,000 for the same period ending September 30, 1996. The lower income is due primarily to the income tax benefit received in the 1996 period, while an income tax expense was incurred during the same period in 1997. Income before taxes for the six months ended September 30 was $585,000 in 1997 compared to $408,000 in 1996.

         The Association's average interest-earning assets remained virtually unchanged from September 30, 1996 to September 30, 1997. At the same time, the net interest spread increased from 2.75% to 3.21% due to higher yields on earning assets, which increased from 7.29% for the six-months ended September 30, 1996 to 7.84% for the same period in 1997. The increased yields benefited from the receipt of past due interest on non-accrual loans. The Association's average cost of interest bearing liabilities rose only slightly from 4.54% for the six-months ended September 30, 1996 to 4.63% for the same period in 1997.

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 3
                            INCOME STATEMENT SUMMARY
          For the Six Month Periods Ended September 30, 1996 and 1997
                  And the Years Ended March 31, 1996 and 1997
                             (Dollars in Thousands)

================================================================================================================
                                                               (unaudited)
                                                      At or for the 6 months ended    At or for the year ended
                                                               September 30,                March 31,
                                                               -------------                ---------
                                                             1997            1996        1997           1996
----------------------------------------------------------------------------------------------------------------
 Loans receivable                                           $ 2,808        $ 2,319       $ 4,677       $ 4,679
 Investment securities                                          647            719         1,434         1,341
 Mortgage-backed and related securities                         610            577         1,137         1,130
                                                                ---            ---         -----         -----
 Total interest income                                        4,065          3,615         7,248         7,151

 Deposits                                                     2,300          2,186         4,357         4,143
 Borrowed funds                                                   4              3             7             6
                                                                  -              -             -             -
 Total interest expense                                       2,304          2,189         4,363         4,149
                                                              -----          -----         -----         -----

 Net interest income                                          1,761          1,426         2,885         3,002
 Provision for loan losses                                      105             66           771           275
                                                                ---             --           ---           ---
 Net interest income after provision                          1,656          1,360         2,113         2,727
                                                              -----          -----         -----         -----

 Income from real estate operations                              80             57           154           173
 Gain (loss) on disposal of foreclosed real estate               29            123           148         (135)
 Other                                                           88            687           951           167
                                                                ---            ---           ---           ---
 Total non-interest income                                      197            867         1,254           205
                                                                ---            ---         -----           ---

 Compensation and benefits                                      747            700         1,667         1,435
 Occupancy and equipment                                        136            131           276           266
 SAIF deposit insurance premium                                  31            704           763           209
 Other                                                          353            285           685           685
                                                                ---            ---           ---           ---
 Total non-interest expense                                   1,267          1,819         3,391         2,595

 Income (loss) before tax                                       585            408          (24)           337
 Income tax (expense) benefit                                 (250)            240           147         (141)
                                                              -----            ---           ---         -----
 Net income                                                   $ 335          $ 648         $ 124         $ 196
================================================================================================================

 Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 4
                            INCOME STATEMENT RATIOS
          For the Six Month Periods Ended September 30, 1996 and 1997
                  And the Years Ended March 31, 1996 and 1997
                          (Percent of Average Assets)

================================================================================================================
                                                               (unaudited)
                                                      At or for the 6 months ended    At or for the year ended
                                                                  September 30,              March 31,
                                                                  -------------              ---------
                                                             1997            1996       1997            1996
----------------------------------------------------------------------------------------------------------------
 Loans receivable                                              5.18           4.44          4.44          4.62
 Investment securities                                         1.19           1.38          1.36          1.32
 Mortgage-backed and related securities                        1.13           1.10          1.08          1.12
                                                               ----           ----          ----          ----
 Total interest income                                         7.50           6.92          6.87          7.06

 Deposits                                                      4.25           4.18          4.13          4.09
 Borrowed funds                                                0.01           0.01          0.01          0.01
                                                               ----           ----          ----          ----
 Total interest expense                                        4.25           4.19          4.14          4.10
                                                               ----           ----          ----          ----

 Net interest income                                           3.25           2.73          2.74          2.96
 Provision for loan losses                                     0.19           0.12          0.73          0.27
                                                               ----           ----          ----          ----
 Net interest income after provision                           3.06           2.61          2.01          2.69
                                                               ----           ----          ----          ----

 Income from real estate operations                            0.15           0.11          0.15          0.17
 Gain (loss) on disposal of foreclosed real estate             0.05           0.24          0.14        (0.13)
 Other                                                         0.16           1.32          0.90          0.17
                                                              -----           ----          ----          ----
 Total non-interest income                                     0.36           1.66          1.19          0.20
                                                               ----           ----          ----          ----

 Compensation and benefits                                     1.38           1.34          1.58          1.42
 Occupancy and equipment                                       0.25           0.25          0.26          0.26
 SAIF deposit insurance premium                                0.06           1.35          0.72          0.21
 Other                                                         0.65           0.55          0.65          0.68
                                                               ----           ----          ----          ----
 Total non-interest expense                                    2.34           3.48          3.22          2.56

 Income (loss) before tax                                      1.08           0.78        (0.02)          0.33
 Income tax (expense) benefit                                (0.46)           0.46          0.14        (0.14)
                                                             ------           ----          ----        ------
 Net income                                                    0.62           1.24          0.12          0.19
================================================================================================================

 Source: Atlantic Liberty, preliminary prospectus, Feldman Financial calculations.

FELDMAN FINANCIAL ADVISORS, INC.





         For the six months ended September 30, 1997 and 1996, the Association added $105,000 and $66,000, respectively, to its allowance for loan losses. For the years ended March 31, 1997 and 1996, the provision for loan losses was $771,000 and $275,000, respectively. The increase in the loss provision for the 1997 fiscal year reflects management's decision to increase the provision to reflect risks inherent in a participation in six pools of loans, a commercial real estate loan in foreclosure proceedings, and a loan on a commercial condominium unit that subsequently has been sold.

         Total non-interest income decreased to $197,000 for the six-months ended September 30, 1997 from $867,000 for the same period in 1996. The decrease was primarily attributable to nonrecurring income during the six months ended September 30, 1996, consisting of insurance proceeds of $556,000, and the settlement of a lawsuit totaling $195,000. Income from real estate operations of $80,000 during the six months ended September 30, 1997 and $57,000 during the same period in 1996. The same insurance and lawsuit proceeds contributed to the $1.3 million in non-interest income during fiscal year 1996 when compared to $205,000 for fiscal year 1997.

         The Association's total non-interest expense decreased from $1.8 million for the six months ended September 30, 1996, to $1.3 million during the same period in 1997. The primary reason for the decrease was the special one-time SAIF assessment of $594,000 included in the 1996 expenses. The same one-time SAIF assessment was the primary contributor to the increase in operating expenses from $2.6 million in fiscal year 1996 to $3.4 million in fiscal year 1997. In addition, compensation and benefits increased by $232,000 during the same period due to a restating of the directors deferred compensation plan. Occupancy and equipment expense increased by only $10,000 from fiscal year 1996 to fiscal year 1997.

FELDMAN FINANCIAL ADVISORS, INC.




          The Association's earnings before income taxes increased from a benefit of $141,000 in fiscal 1996 to an expense of $147,000 in 1997. The provision for federal income taxes was $250,000 for the six months ended September 30, 1997, compared to a tax benefit of $240,000 for the same period in 1996. The tax benefit was attributable primarily to the special SAIF assessment.
                                    Table 5
                             YIELD AND COST SUMMARY
                  For the Six Months Ended September 30, 1997
                 And Fiscal Years Ended March 31, 1996 and 1997


================================================================================================
                                                    Six months ended     Fiscal year ended
                                                     September 30,           March 31,
                                                     -------------       -----------------
                                                        1997              1997        1996
------------------------------------------------------------------------------------------------
   Weighted Average Yields
   -----------------------
   Loans                                                9.02%            8.35%           8.69%
   Mortgage-backed securities                           6.27             6.10            6.31
   Investment securities                                6.09             5.65            5.35
   Other assets                                         5.46             5.23            5.31
                                                        ----             ----            ----
        Total interest-earning assets                   7.84             7.21            7.39

   Weighted Average Costs
   ----------------------
   Deposits                                             4.65             4.53            4.45
   Advance payments by borrowers                        0.94             0.84            1.02
                                                        ----             ----            ----
        Total interest-bearing liabilities              4.63             4.50            4.42

   Net interest rate spread (1)                         3.21             2.71            2.97
   Net interest margin (2)                              3.40             2.81            3.10
================================================================================================

(1) Average yield on interest-earning assets less average cost of interest-bearing liabilities.
(2) Net interest income (tax equivalent basis) divided by average interest-earning assets.

     Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.




                         ASSET AND LIABILITY MANAGEMENT

         The Association's principal financial objective is to sustain long-term profitability while reducing its exposure to fluctuating interest rates. Atlantic Liberty has sought to reduce exposure of its earnings to market interest rates by managing the mismatch between asset and liability rates, maturities and re-pricings. The focus of the Association's asset/liability management is to evaluate the overall interest rate risk inherent in the Association's assets and liabilities, determine the level of risk appropriate given the Association's strategy, operating environment capital and liquidity requirements and performance objectives, and manage the risk consistent with the guidelines approved by the Board of Directors. Through such management, the Association seeks to reduce the vulnerability of its operations to changes in interest rates.

         The Association seeks to manage interest rate risk with the continued objective of balancing the contrasting strategies of minimizing exposure to interest rate sensitivity versus maximizing net interest margins. In order to manage interest rate risk consistent with performance objectives, the Association has utilized the following strategies to manage interest rate risk:
(1) emphasizing the origination and retention of one-to-four family residential ARM loans and fixed rate loans with maturities of 15 years or less; (2) emphasizing the origination and retention of commercial and multi-family residential real estate loans with shorter maturities and/or adjustable rates; and (3) investing in shorter term securities which generally bear lower yields as compared to longer term investments, but which better position the Association for increases in market rates.

         In recent years, the Association has measured interest rate risk sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based upon assumptions regarding loan prepayment and deposit decay rates

FELDMAN FINANCIAL ADVISORS, INC.




formerly provided by the OTS. The OTS now requires the computation of amounts by which the net present value of the Association's cash flows from assets, liabilities and off balance sheet items (the Association's net portfolio value "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on the Association's NPV from instantaneous and permanent 1% to 4% (100 to 400 basis points) increases and decreases in market interest rates.

         Table 6 presents the Association's NPV at September 30, 1997 as calculated by the OTS. As shown by the table, the Association's current NPV position is more sensitive to increases in interest rates than to drops in interest rates due to the shorter maturities of its liability portfolio.


                                    Table 6
                                NPV CALCULATION
                             at September 30, 1997


                   Percentage Change in Net Portfolio Value


              Changes in                               Projected
               Market                                Change (1)
             Interest Rates                            ----------
             --------------
             (basis points)
                +400                                      (54)%
                +300                                      (39)%
                +200                                      (24)%
                +100                                      (12)%
                  0                                        0%
                (100)                                      5%
                (200)                                      6%
                (300)                                      11%
                (400)                                      21%

(1) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no changes in interest rates.


Source:  Atlantic Liberty, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.




                                 ASSET QUALITY

         The Association improved its asset quality from March 31, 1996 to September 30, 1997. Management believes the Association's improved asset quality is primarily attributable to a better economic environment, utilization of comprehensive loan underwriting policies, application of a risk rating methodology, systematic loan reviews, active monitoring of loan concentrations, conservative collateralizaton practices, and consistent and forceful collection and workout efforts.

             In order to effectively monitor problem loans, the Board of Directors is informed monthly of the status of all mortgage loans delinquent more than 60 days, all loans in foreclosure, and all foreclosed and repossessed property owned by the Association.

         The Association's ratio of non-performing assets to total assets decreased from 4.55% at March 31, 1996 to 1.60% at September 30, 1997. Total non-performing assets were $2.026,000 as of September 30, 1997. The Association's real estate owned ("REO") was $274,000 as of the same date.

         The Association's allowance for loan losses totaled $1.1 million, or 1.7% of net loans and 62% of non-performing loans at September 30, 1997. The balance of the allowance for loan losses increased by $338,000 since March 31, 1996. Based on its internal asset quality rating system, the Association had designated as of September 30, 1997 outstanding loans of $2.3 million as substandard and $665,000 as special mention.

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 7
                          NON-PERFORMING ASSET SUMMARY
             As of September 30, 1997, and March 31, 1996 and 1997
                             (Dollars in Thousands)

===============================================================================================================
                                                                                           March 31,
                                                                                    -----------------------
                                                             September 30, 1997     1997              1996
---------------------------------------------------------------------------------------------------------------
  Loans accounted for on a non-accrual basis:

  One- to four-family residential                                   $ 1,203         $  1,894           $1,898
  Multi-family                                                            0            1,217            1,758
  Commercial real estate                                                549              230            1,147
                                                                        ---              ---            -----

  Total non-performing loans                                        $ 1,752          $ 3,341          $ 4,803
  Accruing loans which are 90 days or more past due                       0                0                0
                                                                          -                -                -
  Total non-performing loans                                        $ 1,752          $ 3,341          $ 4,803
                                                                    =======          =======          =======
  Total as a percent of total assets                                  1.60%            3.04%            4.55%

  Troubled debt restructurings                                            0                0                0
  Real estate owned, net                                                274              385            1,314
                                                                        ---              ---            -----
  Total non-performing assets                                       $ 2,026          $ 3,726          $ 6,117
                                                                    =======          =======          =======
===============================================================================================================


 Source:  Atlantic Liberty, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 8
                      ALLOWANCE FOR LOAN AND LEASE LOSSES
          For the Six Month Periods Ended September 30, 1996 and 1997
                  And the Years Ended March 31, 1996 and 1997
                             (Dollars in Thousands)


=================================================================================================================
                                                                (unaudited)
                                                         For the six months ended         For the year ended
                                                              September 30,                   March 31,
                                                             1997             1996        1997           1996
-----------------------------------------------------------------------------------------------------------------
  Balance at beginning of period                               $ 978          $ 745         $ 745         $ 619

  Charge offs:
     One-to-four family                                           --             90           318            58
      Commercial real estate                                      --             47           220            91
                                                                  --             --           ---            --
  Total Charge-offs                                               --            137           538           149

  Provision for loan losses                                      105             66           771           275
                                                                 ---             --           ---           ---

  Balance at end of period                                   $ 1,083          $ 674         $ 978         $ 745

-----------------------------------------------------------------------------------------------------------------
  Ratio  of net  charge-offs  during  the period  to
  average loans outstanding during the period                     0%          0.25%         0.96%         0.28%
=================================================================================================================

Source:  Atlantic Liberty, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.




                                   PROPERTIES

         The Association conducts its business through two full-service banking offices located in Brooklyn, New York. Exhibit II-7 provides a general summary of the Association's offices. The Association owns both of its office facilities. The net book value of the Association's premises, land and equipment at September 30, 1997 totaled $1.5 million or 1.4% of total assets.

         The Association operates an automated teller machine at each branch location. The Association expects to continue its ongoing analysis to determine the efficiency and effectiveness of its branches in delivering services and products to the local community. The Association's branch network generally comprises modest but efficient office facilities with favorable locations and convenience. The Association currently has no plans to add additional branch facilities, but will monitor feasible expansion opportunities.

FELDMAN FINANCIAL ADVISORS, INC.




                                  SUBSIDIARIES

         The Association has no subsidiary corporations.

FELDMAN FINANCIAL ADVISORS, INC.




                                  MARKET AREA

         The Association's two offices are located in Brooklyn, with the main office in Brooklyn Heights and the branch office in Flatbush, approximately 10 miles from the main office. The main office is located in what is considered downtown Brooklyn, within the financial, legal and government complex in that area. The branch office is located in one of the main business avenues surrounded by middle income one- and two-family homes and some multi-family apartment buildings.

         The Association draws the majority of its business from the Brooklyn Heights district surrounding its main branch and the Flatbush community surrounding its branch office. The market area is characterized by a large number of two- and three-family residences as well as a significant number of multi-family dwellings and apartment complexes. To meet the needs of its immediate lending area, the Association generates a number of multi-family and commercial real estate loans.

         Brooklyn is home to approximately 30% of the residents of New York City and provides approximately 15% of New York City's jobs. The majority of Brooklyn residents work in the borough of Manhattan. The largest industries in Brooklyn include health and medical services, social services, apparel, food stores, and wholesale trade/non-durable goods. The largest employers in Brooklyn include Kings County Hospital, Brooklyn State Hospital, Long Island University, and Brooklyn College.

         Table 9 displays selected demographic data for the United States, the state of New York, the New York City Metropolitan Statistical Area ("New York City MSA") and Kings County (which is Brooklyn). Both Kings County and New York show minimal negative projected poulation change in the next five years, while the New York City MSA and the U.S. both show

FELDMAN FINANCIAL ADVISORS, INC.




modest projected population growth. Income levels in Kings County are projected to increase in line with the increase expected fort he U.S. and for New York State.

         Table 10 shows deposit trends for Brooklyn and the New York City MSA. Table 11 shows deposit concentrations within Brooklyn. As of June 30, 1996, Atlantic Liberty had a 0.4% market share of deposits and ranked 8 out of the numerous financial institutions in Brooklyn. From 1994 to 1996, Atlantic Liberty's deposits grew 7.4% compared to the overall decline of 0.3% in total deposits in Brooklyn.

         In summary, the Association's market area is characterized as a metropolitan area with moderate incomes for the area, a stable population, and moderate per capita growth expected. Competition for originating loans and attracting deposits is intense and expected to escalate as merging financial institutions seek to leverage combined resources and to advance their competitive positions. In addition, non-depository competitors have significantly penetrated the traditional customer base of thrifts and banks as a result of the sustained performance of the stock market. However, the region presents excellent opportunities for increasing a small financial institution's customer base as more consolidations occur and community banks become increasingly scarce. In addition, with its many close communities, Brooklyn is an attractive market that can be served well by a community financial institution such as Atlantic Liberty.

FELDMAN FINANCIAL ADVISORS, INC.

                                    TABLE 9

                            KEY ECONOMIC INDICATORS
            United States, New York, New York City MSA, Kings County

===============================================================================================
                                            UNITED                      NEW YORK        KINGS
KEY ECONOMIC INDICATORS                     STATES        NEW YORK        MSA          COUNTY
-----------------------------------------------------------------------------------------------

POPULATION
----------
Total Population - 1997                  267,240,272    18,177,296    8,647,379     2,268,241
5-year projection percent change                4.5%         -0.1%         5.0%         -1.7%
1990 - 1997 percent change                      7.5%          1.0%         1.2%         -1.4%

HOUSEHOLDS
----------
Total Households - 1997                   98,741,200        66,684    3,274,724       810,706
5-year projection percent change                4.9%          0.0%         0.2%         -1.8%
1990 - 1997 percent change                      7.4%          0.7%         0.7%         -2.1%

PER CAPITA INCOME
-----------------
Per Capita Income - 1997                     $18,885       $21,221      $22,734       $16,139
5-year projection percent change               21.7%         19.7%        21.2%         20.6%
1990 - 1997 percent change                     31.2%         28.8%        31.0%         31.0%

AVERAGE HOUSEHOLD INCOME
------------------------
Average Household Income - 1997                  $51       $57,084      $59,431       $44,844
5-year projection percent change               20.7%         18.3%        18.9%         19.9%
1990 - 1997 percent change                     31.3%         29.1%        31.3%         31.7%

MEDIAN HOUSEHOLD INCOME
-----------------------
Median Household Income - 1997               $37,079       $39,912      $38,147       $31,350
5-year projection percent change               13.1%          9.7%         8.8%          9.9%
1990 - 1997 percent change                     23.2%         20.7%        20.2%         21.6%

===============================================================================================

FELDMAN FINANCIAL ADVISORS, INC.



                                    Table 10

               DEPOSIT TRENDS FOR BROOKLYN AND NEW YORK CITY MSA
            For All Banks, Savings Banks, Thrifts and Credit Unions
                       Deposit Data as of June 30th Date
                             (Dollars in Thousands)


==========================================================================================================
                                                                       '94-'96       1996         1996
                             1994         1995           1996          PERCENT      NO. OF     AVG. DEPS
         AREA              DEPOSITS     DEPOSITS       DEPOSITS         CHANGE     OFFICES    PER OFFICE
----------------------------------------------------------------------------------------------------------
Brooklyn                 $25,768,569   $25,758,275    $25,753,943        -0.1%         337       $76,421

New York City MSA        230,231,027   223,887,546    237,134,268         3.0%       2,282       103,915

==========================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.




                                    TABLE 11

                       DEPOSIT MARKET SHARE FOR BROOKLYN
      For Banks, Savings Banks, and Thrifts (and Excluding Credit Unions)
                         June 30, 1994 to June 30, 1996

==================================================================================================================================
                                                      1996                       1995                   1994
                                                ---------------------     ------------------    ----------------------   1994-1996
HOLDING CO. OR            NUMBER OF                DEPOSITS    % OF         DEPOSITS  % OF         DEPOSITS      % OF       GROWTH
INSTITUTION NAME          BRANCHES      TYPE        ($000S)    TOTAL         ($000S)  TOTAL         ($000S)      TOTAL    RATE (%)
----------------------------------------------------------------------------------------------------------------------------------
Chase Manhattan Corp         72           B      $4,223,905     16.7%     $4,275,354   16.9%     $4,393,321      17.3%       -3.9%

Dime Bancorp                 24          SB       4,120,352     16.3%      4,181,634   16.5%      4,386,616      17.3%       -6.1%

Republic NY Corp             34           B       3,758,827     14.8%      3,818,719   15.1%      4,076,399      16.1%       -7.8%

Greenpoint Financial         16          SB       3,087,232     12.2%      3,416,368   13.5%      3,059,435      12.1%        0.9%

Citicorp                     28           B       2,119,778      8.4%      2,040,018    8.0%      1,987,612       7.8%        6.6%

Independence Comm            18          SB       1,920,137      7.6%      1,889,264    7.5%      1,845,719       7.3%        4.0%

Astoria Financial Corp        9           T       1,372,721      5.4%      1,352,976    5.3%      1,396,909       5.5%       -1.7%

Popular, Inc.                12           B         568,267      2.2%        523,918    2.1%        522,319       2.1%        8.8%

Dime Community Bancorp        6          SB         520,040      2.1%        158,236    0.6%        157,247       0.6%      230.7%

North Fork Bancorp           10           B         452,139      1.8%        445,766    1.8%        443,636       1.7%        1.9%

Emigrant Bancorp              3          SB         445,822      1.8%        438,195    1.7%        452,433       1.8%       -1.5%

TR Financial                  2          SB         438,306      1.7%        405,805    1.6%        338,433       1.3%       29.5%

Fleet Financial              15           B         384,252      1.5%        399,742    1.6%        410,270       1.6%       -6.3%

First Empire State            4           B         346,949      1.4%        318,318    1.3%        226,874       0.9%       52.9%

HSBC Holdings PLC             5           B         292,346      1.2%        282,311    1.1%        265,934       1.0%        9.9%

ABN Amro No. Amer.            3           B         180,132      0.7%        170,743    0.7%        172,507       0.7%        4.4%

Carver Bancorp, Inc.          3           T         132,501      0.5%        131,358    0.5%        130,450       0.5%        1.6%

National Bank of Greece       2           B         126,537      0.5%        117,096    0.5%        104,922       0.4%       20.6%

Brooklyn Federal SB           2           T         112,906      0.4%        114,009    0.4%        117,118       0.5%       -3.6%

Flatbush FS&L                 3           T         101,129      0.4%        104,188    0.4%        109,574       0.4%       -7.7%

Atlantic Liberty              2           T          96,906      0.4%         92,048    0.4%         90,191       0.4%        7.4%

All Others (37)              24          NA         511,412      2.0%        677,867    2.7%        696,358       2.7%      -26.6%
                             --                     -------      ----        -------    ----        -------       ----      ------

Total in Kings County       297                 $25,312,596    100.0%    $25,353,933  100.0%    $25,384,277     100.0%       -0.3%

==================================================================================================================================

FELDMAN FINANCIAL ADVISORS, INC.



                                    SUMMARY

         Atlantic Liberty has carved out a niche as a traditional, community-oriented thrift offering primarily residential real estate mortgage loans, including multi-family and commercial real estate loans. Going forward, the Association will continue to serve its market area with loans tailored to meet the unique needs of an urban area by offering mortgage products designed for one-to-four family, multi-family and commercial real estate loans. The Association will continue to offer deposit products for the retail customer.
In addition, the Association will closely monitor its credit requirements and asset quality, maintaining its high credit standards while attracting new customers. The sound capital position and recently increased reserve levels serve as an important aspect of such risk management.

         The Association's franchise is concentrated in Brooklyn, largely in the Brooklyn Heights area. The Association's long-standing presence in the local community provides it with a loyal customer base and a degree of market penetration locally. It may be the case, however, that customers seeking a full range of competitive products and services may not be content with the Association's limited offerings as compared to other financial competitors. As the Association seeks to manage both sides of the balance sheet, assets and liabilities, it may face increased pressure to improve and expand its retail banking franchise. Such action would require additional investment, but could generate a cost-effective source of funds along with additional lending business. On the other hand, the Association has a strong knowledge of its local market area and may be able to continue to strengthen its niche in the local community through superior customer service, community contacts and products designed to meet the area's specific needs.

FELDMAN FINANCIAL ADVISORS, INC.





                 II.   COMPARISONS WITH PUBLICLY HELD COMPANIES

                                    GENERAL

         The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated aggregate pro forma market value of Atlantic Liberty because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in an initial thrift stock offering.

         The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts also are examined to provide any evidence of the new issue discount that must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of Atlantic Liberty with a comparable group of publicly held thrifts (the "Comparative Group"). Chapter III details any additional discounts or premiums we believe are appropriate to the Association's pro forma conversion valuation.

FELDMAN FINANCIAL ADVISORS, INC.





                               SELECTION CRITERIA

         Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III.
Several criteria were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

         - Operating characteristics - An institution's operating characteristics are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

         - Degree of marketability and liquidity - Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift and bank stock valuations.

         - Geographic Location - The region of the country where a company operates is also of importance in selecting the comparative group. The operating environment for savings institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

FELDMAN FINANCIAL ADVISORS, INC.





         The Association's lending operations conform to the typical lending profile of a traditional thrift institution. The balance sheet of Atlantic Liberty is concentrated heavily in residential mortgage loans. The Association's modest earnings are lower than the average thrift. In determining the Comparative Group composition, we focused on the Association's level of earnings, asset size and capital as well as its residential real estate lending activities. As with any composition of a group of comparable companies, the identification process was broadened sufficiently to assemble a meaningful number of candidates. Specifically, we initiated a search for companies by applying the selection criteria identified below. Companies that met a majority of the following parameters were considered for inclusion in the Comparative Group:

         - Asset size - total assets ranging between $60 million and $250 million.

         - Capital level - regulatory capital ratios that would generally qualify for well capitalized designation.

         - Profitability - return on average assets ("ROAA") less than 90 basis points.

         - Balance sheet composition - level of loans to assets greater than 35% and lower than 90%, accompanied by modest concentration of non-earning assets with reliance upon deposits as the chief funding source.

         - Loan concentration - more than 50% of loans are residential mortgage loans.

         - Asset quality - ratio of non-performing assets to total assets less than 2.25%.

         - Geographic location - additional consideration given to companies located in New York and surrounding states.

         Our search for comparable publicly held thrifts initially targeted well-capitalized, profitable thrifts with significant residential real estate lending activities. Many public thrifts exhibited all of these distinct operating and financial characteristics.

         As a result of applying the aforementioned criteria and analyzing the screening results, the selection process has produced a reliable representation of publicly traded thrifts with operations

FELDMAN FINANCIAL ADVISORS, INC.





comparable to those of Atlantic Liberty. A general overview of the 12 members selected for the Comparative Group is presented in Table 12. The asset sizes of the Comparative Group companies range from $69 million at Albion Banc Corp. to $248 million at Skaneateles Bancorp Inc., with an overall average size of $148 million. While some differences inevitably exist between the Association and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of comparison for valuation purposes.

FELDMAN FINANCIAL ADVISORS, INC.

                                   Table 12
                     COMPARATIVE GROUP OPERATING SUMMARY
               As of the Latest Period Ended September 30, 1997


                                                                                 Total          Equity/
                                                       No. of    Conv.           Assets         Assets
          Company                  City        State   Offices    Date           ($000)          (%)
          -------                  ----        -----   -------   ------         -------        --------
Atlantic Liberty Savings F.A.   Brooklyn        NY      2          --           109,887          6.56

COMPARATIVE GROUP
-----------------
Albion Banc Corp. (1)           Albion          NY      2       07/26/93         68,628          8.73
Broadway Financial Corp.(1)     Los Angeles     CA      3       01/09/96        122,245         10.75
Cecil Bancorp Inc.              Elkton          MD      2       11/10/94         64,313         11.57
Elmira Savings Bank (The)(1)    Elmira          NY      6       03/01/85        227,828          6.30
Great American Bancorp          Champaign       IL      3       06/30/95        139,568         20.43
HFS Bank FSB (1)                Hobart          IN      4             NA        153,775          7.56
LSB Financial Corp.             Lafayette       IN      4       02/03/95        200,266          8.63
Prestige Bancorp Inc.           Pleasant Hills  PA      4       06/27/96        137,834         11.21
SFS Bancorp Inc.                Schenectady     NY      4       06/30/95        174,093         12.47
Skaneateles Bancorp Inc.        Skaneateles     NY      9       06/02/86        247,643          7.00
Tappan Zee Financial Inc.       Tarrytown       NY      1       10/05/95        124,603         17.15
Westwood Financial Corp.(1)     Westwood        NJ      2       06/07/96        111,394          9.13


(1)  Financial data as of June 30, 1997.

FELDMAN FINANCIAL ADVISORS, INC.




                                    Table 13
                           KEY FINANCIAL COMPARISONS
                   ATLANTIC LIBERTY AND THE COMPARATIVE GROUP
                As of the Twelve Months Ended September 30, 1997




                                                                  Comp.
                                                   Atlantic       Group
                                                   Liberty        Average
                                                   --------       -------
PROFITABILITY
-------------
LTM Return on Average Assets                        (0.17)%        0.55 %
Core Return on Average Assets                       (2.65)         0.64

LTM Return on Average Equity                        (0.22)         5.31
Core Return on Average Equity                       (3.39)         6.28

INCOME AND EXPENSE (% of avg. assets)
------------------
Total Interest Income                                7.08          7.46
Total Interest Expense                               4.13          3.85
Net Interest Income                                  2.95          3.61
Provision for Loan Losses                            0.75          0.13

Other Operating Income                               0.56          0.39
Net Gains & Nonrecurring Income                      0.05          0.01

General & Administrative Expense                     2.62          2.79
Real Estate Expense (Income)                         0.00          0.01
Nonrecurring Expense                                 0.00          0.16

YIELD-COST DATA
---------------
Yield on Earning Assets                              7.43          7.76
Cost of Funds                                        4.56          4.47
                                                     ----          ----
Net Interest Spread                                  2.87          3.29

ASSET UTILIZATION (% of avg. assets)
-----------------
Avg. Interest-earning Assets                        93.36         96.27
Avg. Interest-bearing Liabilities                   90.26         86.06
                                                    -----         -----
Net Interest-earning Assets                          3.09         10.21

FELDMAN FINANCIAL ADVISORS, INC.





                             Table 13  (continued)
                           KEY FINANCIAL COMPARISONS
                   ATLANTIC LIBERTY AND THE COMPARATIVE GROUP
                  As of the Twelve Months Ended June 30, 1997





                                                                 Comp.
                                                 Atlantic        Group
                                                 Liberty        Average
                                                 --------       -------
BALANCE SHEET COMPOSITION (% of assets)
-------------------------
Cash and Securities                               37.86 %       23.85 %
Loans Receivable, net                             59.59         72.72
Real Estate                                        0.32          0.21
Intangible Assets                                  0.00          0.12
Other Assets                                       0.65          3.10

Total Deposits                                    91.49         79.55
Borrowed Funds                                     0.00          8.49
Other Liabilities                                  1.95          1.05
Total Equity                                       6.56         10.91

LOAN PORTFOLIO (% of total loans)
--------------
Residential Mortgage Loans                        61.18         68.98
Other Real Estate Mortgage Loans                  37.92         11.40
Nonmortgage Loans                                  0.03         19.62

GROWTH RATES
------------
Total Assets                                      (0.34)        11.62
Total Loans                                        5.85         10.84
Total Deposits                                    (0.46)        10.34

CREDIT RISK RATIOS
------------------
Nonperforming Loans / Total Loans                  2.96          0.84
Nonperforming Assets / Total Assets                2.04          0.96
Reserves / Nonperforming Loans                    54.97         90.23
Reserves / Total Loans                             1.65          0.70

FELDMAN FINANCIAL ADVISORS, INC.





                          RECENT FINANCIAL COMPARISONS

         Table 13 summarizes certain key financial comparisons between Atlantic Liberty and the comparative group. Tables 14 through 18 contain detailed financial comparisons of the Association with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Comparative financial data for both Atlantic Liberty and the Comparative Group companies were utilized as of or for the last twelve months ("LTM") ended September 30, 1997.

         Atlantic Liberty's ROAA was negative 0.17% as compared to the Comparative Group's average ROAA of 0.55%. The Association's negative 0.22% core ROAA (excluding gains on sale and other non-recurring items) also trailed the Comparative Group's average core ROAA of 0.64%. In contrast to the Comparative Group, the Association's profitability was restrained due to a higher level of loan loss provisions, lower interest income and higher interest expense. None of the members of the Comparative Group reported lower levels of profitability than the Association. Only one other institution, Broadway Financial Corp, reported negative ROAA and ROAE and Broadway Financial's core ROAA and ROAE were positive.

         The Association's net interest income of 2.95% relative to average assets was positioned below the Comparative Group's average of 3.61%. The Association's relatively low level of net interest income is attributable to its high deposit to loan ratio and relatively low loan to asset ratio and its comparatively lower capital base.

         The Association's net interest rate spread was 2.87% over the observed period, measuring below the Comparative Group's average of 3.29%. The Association's cost of funds at 4.56%

FELDMAN FINANCIAL ADVISORS, INC.





was only slightly higher than the Comparative Group's average of 4.47%. The Association's yield on interest-earning assets measured 7.43%, somewhat below the Comparative Group's average of 7.76%.

         The Association's net interest-earning asset balance averaged 3.09% of total assets and was positioned well below the Comparative Group's average of 10.21%. This disadvantage primarily reflected the Association's lower capital level compared to the Comparative Group. The Association's 6.56% ratio of equity to assets fell below the Comparative Group's average equity ratio of 10.91%.

         The Association's non-interest operating income totaled 0.56% in relation to average assets, higher than the Comparative Group's average of 0.39%. Atlantic Liberty enjoyed a benefit from gains on sale of foreclosed real estate and from income from real estate operations.

         The Association increased its level of provision for loan losses, as explained in Chapter 1, in reaction to specific loans. The Comparative Group exhibited varying levels of provisions, with an overall average of 0.13% relative to average assets compared to the Association's 0.75%. The Association had non-earning assets equal to 2.04% of average assets in comparison to 0.96% for the Comparative Group on the whole. Atlantic Liberty's reserves to total loans, at 1.65% of total loans was higher than the Comparative Group's average of 0.70%. However, the Comparative Groups ratio of reserves to non-performing loans, at 90.23% was higher than the Association's ratio of 54.97%, due to the Association's higher level of non-performing loans. The Association's 2.62% ratio of operating expense to average assets was lower the Comparative Group average of 2.79%.

         Total net loans at the Association amounted to 59.59% of assets at Atlantic Liberty, slightly below the Comparative Group's average concentration of 72.72%. The two companies

FELDMAN FINANCIAL ADVISORS, INC.





exhibiting loan concentrations lower than the Association were Tappan Zee Financial Inc. (46.02%) and Westwood Financial Corp. (36.95%). The Association's holdings of cash and investment securities were 37.9% of total assets, higher than the Comparative Group's average of 23.8%. Again, only Tappan Zee Financial Inc. (51.66%) and Westwood Financial Corp. (60.51%) showed higher concentrations of investment securities than the Association. The Association's 61.2% proportion of one-to-four family residential mortgages to total loans was slightly lower than the Comparable Group's average of 69.0%, while the Association's ratio of other mortgage loans to loans, at 37.9%, is higher than the Comparable Group's average of 11.4%. The Association had virtually no non-mortgage loans compared to the Comparable Group's average of 19.6% of loans.

         The Association's asset and deposit growth rates, at (0.34)% and (0.46)% respectively, trailed the Comparative Group's averages of 11.62% and 10.34%, as did its 5.85% loan growth rate trail the Comparative Group's rate of 10.8%. The Association's recent loan growth has been internally generated with an emphasis on selective origination of assets at attractive yields and with prudent credit risk considerations.

         In summary, the Association's earnings performance trailed that of the Comparative Group. The Comparative Group's higher capital base provided substantial source of interest-free funds not available to the Association. In addition, the Comparative Group's net interest margin is higher than the Association's and its asset quality is stronger. The Association has a higher ratio of non-residential mortgages to loans and a lower ratio of total loans to assets.

FELDMAN FINANCIAL ADVISORS, INC.


===============================================================================
                                    Table 14
                      GENERAL FINANCIAL PERFORMANCE RATIOS
         As of or for the Latest Twelve Months Ended September 30, 1997
===============================================================================


                                                       Total       Tang.        Total      Net
                                   Total     Total     Equity/    Equity/       NPAs/   Interest    LTM      LTM      Core     Core
                                   Assets   Deposits   Assets     Assets        Assets    Margin    ROAA     ROAE     ROAA     ROAE
                                  ($mil.)   ($mil.)      (%)       (%)           (%)       (%)      (%)      (%)      (%)      (%)
                                  -------   --------   -------    -------       ------  --------    ----     ----    ------   ------
ATLANTIC LIBERTY SAVINGS F.A      109,887    100,539     6.56       6.56         2.04      3.01    (0.17)   (2.65)   (0.22)   (3.39)
COMPARATIVE GROUP AVERAGE         147,683    118,111    10.91      10.80         0.96      3.75     0.55     5.31     0.64     6.28

Albion Banc Corp. (1)              68,628     52,322     8.73       8.73         0.72      3.62     0.11     1.14     0.37     4.03
Broadway Financial Corp.(1)       122,245    107,550    10.75      10.75         2.06      4.62    (0.11)   (0.95)    0.30     2.60
Cecil Bancorp Inc.                 64,313     52,677    11.57      11.57         1.42      4.16     0.88     7.56     0.80     6.89
Elmira Savings Bank (The)(1)      227,828    207,386     6.30       6.05         0.66      3.76     0.36     5.70     0.35     5.53
Great American Bancorp            139,568    109,578    20.43      20.43           NA      4.36     0.53     2.38     0.59     2.65
HFS Bank FSB (1)                  153,775    112,048     7.56       7.56         0.59      3.37     0.65     8.37     0.93    11.96
LSB Financial Corp.               200,266    135,494     8.63       8.63         1.05      3.51     0.78     8.67     0.69     7.65
Prestige Bancorp Inc.             137,834     90,066    11.21      11.21         0.33      3.24     0.62     5.10     0.62     5.11
SFS Bancorp Inc.                  174,093    149,854    12.47      12.47           NA      3.48     0.69     5.45     0.69     5.45
Skaneateles Bancorp Inc.          247,643    208,156     7.00       6.81         1.78      4.04     0.70    10.32     0.68     9.99
Tappan Zee Financial Inc.         124,603    101,343    17.15      17.15           NA      3.84     0.85     4.87     0.84     4.76
Westwood Financial Corp.(1)       111,394     90,852     9.13       8.21         0.00      3.02     0.49     5.12     0.85     8.78

    Source:  Atlantic Liberty; SNL Securities; Feldman Financial

(1) Data as of June 30, 1997.

FELDMAN FINANCIAL ADVISORS, INC.



===============================================================================
                                    Table 15
                          INCOME AND EXPENSE ANALYSIS
             For the Latest Twelve Months Ended September 30, 1997
===============================================================================

                                                                      As a Percent of Average Assets
                               -----------------------------------------------------------------------------------------------------
                                                          Net        Other   Gains &    Loan  Gen. &    Real                 Pretax
                                 Interest   Interest    Interest     Oper.   Non-rec.   Loss   Admin.  Estate   Non-rec.      Core
                                  Income     Expense     Income     Income    Income    Prov. Expense  Expense   Expense    Earnings
                                 --------   --------    --------    ------   --------   ----- -------  -------  --------    --------
ATLANTIC LIBERTY SAVINGS F.A.      7.08       4.13        2.95        0.56     0.05     0.75    2.62    0.00      0.00        0.14
COMPARATIVE GROUP AVERAGE          7.46       3.85        3.61        0.39     0.01     0.13    2.79    0.01      0.16        1.05

Albion Banc Corp. (1)              7.51       4.06        3.46        0.42     0.02     0.22    3.15   (0.06)     0.43        0.57
Broadway Financial Corp.(1)        7.61       3.12        4.49        0.35     0.01     0.36    3.79    0.24      0.64        0.46
Cecil Bancorp Inc.                 7.94       3.85        4.09        0.47     0.12     0.16    2.91    0.00      0.00        1.49
Elmira Savings Bank (The)(1)       7.61       4.02        3.58        0.77     0.02     0.18    3.54   (0.00)     0.00        0.61
Great American Bancorp             7.28       3.19        4.09        0.51    (0.09)    0.17    3.45   (0.01)     0.00        0.99
HFS Bank FSB (1)                   7.73       4.47        3.26        0.44    (0.01)    0.05    2.14   (0.01)     0.42        1.52
LSB Financial Corp.                7.80       4.47        3.33        0.32     0.14     0.04    2.46    0.00      0.00        1.16
Prestige Bancorp Inc.              6.94       3.80        3.15        0.27     0.00     0.07    2.35    0.00      0.00        0.99
SFS Bancorp Inc.                   7.20       3.82        3.39        0.23     0.00     0.07    2.55   (0.01)     0.00        1.01
Skaneateles Bancorp Inc.           7.68       3.87        3.81        0.66     0.03     0.19    3.26    0.02      0.00        0.97
Tappan Zee Financial Inc.          7.38       3.63        3.75        0.12     0.03     0.05    2.36    0.02      0.00        1.43
Westwood Financial Corp.(1)        6.88       3.95        2.93        0.16    (0.10)    0.02    1.56    0.00      0.45        1.41

        Source:  Atlantic Liberty; SNL Securities; Feldman Financial

(1) Data as of June 30, 1997.

FELDMAN FINANCIAL ADVISORS, INC.


===============================================================================
                                    Table 16
                     YIELD-COST STRUCTURE AND GROWTH RATES
             For the Latest Twelve Months Ended September 30, 1997
===============================================================================

                                       Avg.        Avg.      Net
                                       Earn.    Costing      Earn.    Yield on     Cost      Net      Asset       Loan     Deposit
                                     Assets/     Funds/    Assets/       Earn.      of     Interest   Growth     Growth     Growth
                                      Assets     Assets     Assets      Assets     Funds    Spread     Rate       Rate      Rate
                                     -------    -------    -------    --------     -----   --------   ------     ------    -------
ATLANTIC LIBERTY SAVINGS F.A.          93.36      90.26       3.09        7.43      4.56       2.87     4.36      14.24       5.03
COMPARATIVE GROUP AVERAGE              96.27      86.06      10.21        7.76      4.47       3.29    11.62      10.84      10.34

Albion Banc Corp. (1)                  95.37      88.19       7.18        7.88      4.60       3.28    18.77       4.02      10.14
Broadway Financial Corp.(1)            97.09      86.96      10.13        7.84      3.59       4.25     9.28       6.90      11.74
Cecil Bancorp Inc.                     98.39      86.41      11.97        8.07      4.45       3.62     6.66       7.15       9.81
Elmira Savings Bank (The)(1)           95.37      86.69       8.68        7.98      4.64       3.34     2.09       6.08       0.47
Great American Bancorp                 93.83      76.90      16.93        7.76      4.15       3.61    12.68      20.58      21.15
HFS Bank FSB (1)                       96.73      91.07       5.66        7.99      4.90       3.09    12.27      14.60      13.61
LSB Financial Corp.                    94.90      90.52       4.38        8.22      4.93       3.29    12.61      12.32      16.50
Prestige Bancorp Inc.                  97.10      86.83      10.28        7.15      4.37       2.78    32.05      27.78       9.86
SFS Bancorp Inc.                       97.24      86.05      11.19        7.41      4.44       2.97     4.86         NA       5.63
Skaneateles Bancorp Inc.               94.29      85.53       8.76        8.15      4.53       3.62     2.37       4.14       2.28
Tappan Zee Financial Inc.              97.76      80.32      17.44        7.54      4.51       3.03     3.95       4.05      11.34
Westwood Financial Corp.(1)            97.17      87.22       9.95        7.09      4.53       2.56    21.80      11.65      11.54

        Source:  Atlantic Liberty; SNL Securities; Feldman Financial

(1) Data as of June 30, 1997.

    FELDMAN FINANCIAL ADVISORS, INC.


===============================================================================
                                    Table 17
                           BALANCE SHEET COMPOSITION
            As of the Latest Twelve Months Ended September 30, 1997
===============================================================================


                                                                 As a Percent of Total Assets
                                 --------------------------------------------------------------------------------------------------
                                    Cash &     Net     Real      Intang.     Other     Total    Borrowed   Other   Total    Total
                                  Securities  Loans   Estate     Assets     Assets    Deposits   Funds     Liabs.  Liabs.   Equity
                                  ----------  -----   ------     -------    ------    --------  --------   ------  ------   ------
ATLANTIC LIBERTY SAVINGS F.A.        37.86    59.59     0.32      0.00       0.65       91.49     0.00      1.95   93.44     6.56
COMPARATIVE GROUP AVERAGE            23.85    72.72     0.21      0.12       3.10       79.55     8.49      1.05   89.09    10.91

Albion Banc Corp. (1)                24.72    71.11     0.00      0.00       4.17       76.24    13.50      1.53   91.27     8.73
Broadway Financial Corp.(1)          15.72    80.05     1.31      0.00       2.92       87.98     0.00      1.27   89.25    10.75
Cecil Bancorp Inc.                   12.66    85.26     0.27      0.00       1.81       81.91     5.14      1.38   88.43    11.57
Elmira Savings Bank (The)(1)         21.12    74.99     0.28      0.26       3.34       91.03     1.98      0.70   93.70     6.30
Great American Bancorp               14.99    78.62     0.00      0.00       6.40       78.51     0.00      1.06   79.57    20.43
HFS Bank FSB (1)                     11.99    85.08     0.25      0.00       2.68       72.86    18.95      0.62   92.44     7.56
LSB Financial Corp.                   8.92    87.77     0.00      0.00       3.31       67.66    23.32      0.39   91.37     8.63
Prestige Bancorp Inc.                29.45    67.62     0.01      0.00       2.91       65.34    22.62      0.83   88.79    11.21
SFS Bancorp Inc.                     23.53    73.97     0.06      0.00       2.44       86.08     0.00      1.45   87.53    12.47
Skaneateles Bancorp Inc.             10.89    85.14     0.39      0.20       3.38       84.05     7.42      1.52   93.00     7.00
Tappan Zee Financial Inc.            51.66    46.02     0.00      0.00       2.32       81.33     0.00      1.52   82.85    17.15
Westwood Financial Corp.(1)          60.51    36.95     0.00      0.99       1.54       81.56     8.98      0.34   90.87     9.13

    Source:  Atlantic Liberty; SNL Securities; Feldman Financial

(1) Data as of June 30, 1997.

FELDMAN FINANCIAL ADVISORS, INC.




===============================================================================
                                    Table 18
                   REGULATORY CAPITAL AND CREDIT RISK RATIOS
         As of or for the Latest Twelve Months Ended September 30, 1997
===============================================================================


                                 Tangible     Core     Risk-             Total                           Resid.   Other    Nonmtg.
                                 Capital    Capital    based     NPLs/     NPAs/   Resrvs./  Resrvs./    Mtgs./   Mtgs./   Loans/
                                  Ratio      Ratio    Capital   Loans    Assets      NPLs     Loans       Loans    Loans    Loans
                                 --------   -------   -------   ------   -------   --------  --------    -------  ------   -------

ATLANTIC LIBERTY SAVINGS F.A.       0.00      0.00      0.00     2.96      2.04      54.97      1.65      61.18    37.92     0.03
COMPARATIVE GROUP AVERAGE           8.59      8.37     14.74     0.84      0.96      90.23      0.70      68.98    11.40    19.62

Albion Banc Corp. (1)                 NA        NA        NA     1.01      0.72      53.94      0.54      87.69     4.47     7.84
Broadway Financial Corp.(1)         8.69      8.69     14.05     1.05      2.06      96.54      1.01       0.00     0.00   100.00
Cecil Bancorp Inc.                 11.72     11.72     18.85     1.35      1.42      22.24      0.30      81.24    10.01     8.74
Elmira Savings Bank (The)(1)        6.04      6.04      9.19     0.49      0.66     172.63      0.85      41.91    13.43    44.66
Great American Bancorp                NA        NA        NA       NA        NA         NA      0.42      56.61    23.57    19.83
HFS Bank FSB (1)                    7.56      7.56     12.97     0.40      0.59     161.91      0.66      78.46    16.06     5.48
LSB Financial Corp.                 8.07      8.07     10.77     1.18      1.05      69.89      0.83      64.00    31.93     4.07
Prestige Bancorp Inc.              11.24     11.24     23.39     0.47      0.33      84.20      0.40      84.19     1.66    14.14
SFS Bancorp Inc.                      NA        NA        NA       NA        NA         NA        NA      95.42     4.10     0.48
Skaneateles Bancorp Inc.              NA      6.79     10.04     1.62      1.78      60.52      0.98      68.28    15.74    15.99
Tappan Zee Financial Inc.             NA        NA        NA       NA        NA         NA      1.17      77.66    14.71     7.63
Westwood Financial Corp.(1)         6.84      6.84     18.68       -         -          NM      0.55      92.32     1.05     6.63


        Source:  Atlantic Liberty; SNL Securities; Feldman Financial

(1) Data as of June 30, 1997.

FELDMAN FINANCIAL ADVISORS, INC.





                         III.  MARKET VALUE ADJUSTMENTS


               This concluding chapter of the appraisal identifies certain additional adjustments to Atlantic Liberty's estimated pro forma market value relative to the Comparative Group selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include depositors holding subscription rights exercisable in the Subscription Offering and unrelated parties who may purchase stock in the Community Offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Association relative to other publicly held financial institutions and relative to alternative investments.

               In determining the aggregate pro forma market value of the Association pursuant to its Reorganization, we have assumed that the Association would be valued, initially, based on a full standard conversion and, subsequently, with the mutual holding company structure in place based on a sale of a 46% minority ownership interest. Our appraised value is predicated on a continuation of the current operating environment for the Association and thrift institutions in general. Changes in the Association's operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the value of the Association or thrift stocks in general. Therefore, the valuation range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

FELDMAN FINANCIAL ADVISORS, INC.



               In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

               (1)   Earnings Prospects
               (2)   Market Area
               (3)   Management
               (4)   Dividend Policy
               (5)   Liquidity of the Issue
               (6)   Subscription Interest
               (7)   Stock Market Conditions
               (8)   New Issue Discount
               (9)   Mutual Holding Company Issues

EARNINGS PROSPECTS

               Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Association's earnings structure is predicated on the ability to manage the expansion into higher risk, higher yielding loans at profitable spreads over its cost of funds and operating expenses while maintaining strong credit quality. Historically, the Association has operated as traditional thrift, offering primarily one-to-four family residential loans. However, the bulk of its recent loan origination activity has been concentrated in the commercial and multi-family real estate lending sector.

               The Association's profitability has been adversely affected over the past two and one-half fiscal years by a below-average net interest margin, increased loan loss provisions, and the one-time special SAIF assessment. In contrast to its peers, the Association's net interest margin is restrained by a comparatively low equity position and its funding dependency on higher costing

FELDMAN FINANCIAL ADVISORS, INC.




certificate accounts as opposed to core deposits. In addition, the expanded diversification of its loan portfolio has compelled the Association to guard against broader credit exposure by fortifying its allowance for loan losses. The Association's post-Reorganization capital level will be additionally fortified to help the Association manage these business risks.

               Although economic conditions in the Association's market area are anticipated to remain stable, an unexpected business downturn or dramatic interest rate increases could suppress the Association's ability to expand its lending initiatives, disrupt asset quality, and strain earnings. Given the Association's recent history of low profitability, these are significant risk factors to Atlantic Liberty's capacity to generate sustainable and predictable levels of profits. While the Reorganization will provide the Association with additional capital, that capital must be marginally deployed to produce earnings improvements above and beyond the additional costs associated with being a publicly traded stock company. We believe that investors will view the Association's recent earnings record as unproven in terms of generative competitive results in the current operating environment. Therefore, we believe a downward adjustment is necessary to reflect this factor.

MARKET AREA

               The members of the Comparative Group are located primarily in the Mid-Atlantic region of the country. Five are based in New York and one each from New Jersey, Pennsylvania, and Maryland. The other four companies are located in urban areas or suburbs of metropolitan areas. All of the Comparative Group companies have a significant base of real estate mortgage lending. The Association's primary market area is situated in a major metropolitan area and characterized by moderate income levels and a stable population base. We do not believe that, on the whole, the

FELDMAN FINANCIAL ADVISORS, INC.


market area conditions of the Comparative Group are materially different from those facing the Association. Accordingly, we believe that no adjustment is warranted for market area.

MANAGEMENT

               Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Association competes in an increasingly competitive financial services environment. The Association's management team has been in place at the helm for a relatively short time frame. A portion of this tenure has been directed at improving the Association's operating systems and managing the higher risk elements of the loan portfolio. With the Reorganization on the horizon, management is prepared to demonstrate its effectiveness in implementing the Association business strategies, maintaining the Association's competitive profile in its lending markets, and promoting a favorable image within the local community, which constitutes an important factor in cultivating local depositor and borrower relationships. Accordingly, we assume that the Association has sufficient managerial resources in place to implement its operating goals and objectives. Therefore, we believe that no additional adjustment is warranted.

DIVIDEND POLICY

               The Company has no present plans to a pay a dividend on the common stock after the Reorganization is completed. Dividends will be subject to determination and declaration by the Board of Directors in its discretion, which will take into account the Mutual Company's consolidated financial condition and operating results, tax considerations, industry standards, economic conditions, capital levels, regulatory restrictions on dividend payment by the Association to the Stock Company, general business practices, and other factors. All twelve of

FELDMAN FINANCIAL ADVISORS, INC.



the companies in the Comparative Group currently pay regular dividends. Furthermore, payment of cash dividends has become commonplace among publicly owned thrifts with relatively high capital levels. Given the lack of initial intent by the Mutual Company to implement a regular dividend policy following the Stock Offering, we believe that a downward adjustment is warranted.

LIQUIDITY OF THE ISSUE

               Following the completion of the Stock Offering, the Mutual Company intends to have its stock issue traded on the OTC Electronic Bulletin Board. Ten of the twelve Comparative Group companies are traded on the Nasdaq National Market, while one (Cecil Bancorp) is traded on the Bulletin Board and another (HFS Bank FSB) is provided with price quotations on the "pink sheet" service. There is no assurance that an active and liquid trading market will develop for the Company's stock issue on the OTC Bulletin Board. Furthermore, the relatively small market capitalization of the aggregate public stock to be floated increases the consideration of a potentially illiquid stock issue. Therefore, given these overall factors, we believe a downward adjustment should be applied regarding the possible lack of stock liquidity.

SUBSCRIPTION INTEREST

               In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest. During 1996, increased pro forma valuations and more restrained aftermarket performance did little to deter investors from actively participating in thrift stock conversions. Almost two-thirds of the conversions in 1996 were oversubscribed by depositors alone with no shares remaining for community offerings. Contributing to this huge demand is the growing

FELDMAN FINANCIAL ADVISORS, INC.



scarcity factor of mutual candidates for thrift stock conversions. The annual number of conversion offerings and aggregate amount of gross proceeds have both declined over past years.

               The visibility of thrift conversions moved to the forefront once again in late 1996 and early 1997 with the conversion of Roslyn Savings Bank, which received orders totaling approximately $1.7 billion for an offering that was ultimately valued at $424 million. Conversion activity has continued at a brisk pace in 1997 on the heels of a record-setting stock market. Staten Island Bancorp received orders of $817 million in November 1997 for its maximum stock offering of $383 million, which contributed to a resolicitation at a higher offering range. Notwithstanding the demand for thrift stocks in initial offerings, a strong subscription does not always indicate that the valuation range should be increased or the offering should be priced in the upper end of the valuation range. Many conversion investors do not routinely purchase in the after-market, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Association's Subscription Offering, we do not believe any adjustment is warranted at this time.

STOCK MARKET CONDITIONS

               Table 19 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts and the SNL Thrift MHC Index as compared to the Standard & Poor's 500-Stock Index ("S&P 500") over the past two years. Both the SNL Thrift Index and SNL Thrift MHC Index have substantially outperformed the S&P 500 during this period, advancing by 136.5% and 99.98% respectively, since year-end 1995 through month-end November 1997 as compared to the broader market S&P 500 Index up 55.1%.

               Table 20 graphically depicts selected interest rate levels over the past three years. General market interest rates declined throughout 1995 and propelled the stock market to new heights. Interest rates turned upward during the first half of 1996, responding to concerns about inflationary pressures. Thrift stocks, which had significantly outperformed the overall market in

FELDMAN FINANCIAL ADVISORS, INC.



1995, trailed the broader market through mid-year of 1996. However, as interest rates declined modestly and stabilized during the second half of 1996, thrift stocks regained momentum and were sparked additionally by another wave of mergers and acquisitions. Resolution of the SAIF recapitalization appeared to break a logjam that resulted in the announcements of a number of acquisitions of relatively large thrifts.

               Speculation about higher rates and the sustainability of thrift stock valuations stalled the rally in early 1997. The market sell-off was prompted in part as reaction to suggestions from the Federal Reserve Chairman that the stock market was overheated and that the central bank might raise rates to head off inflation. However, a flurry of bank and thrift merger activity during mid-1997 pumped further speculative fervor into thrift stocks. Also, general interest levels remained stable over the past several months.

               On October 27, 1997, investors sold off stocks in a frenzy as turmoil in global securities markets spilled over into the U.S. market. The Dow Jones Industrial Average dropped 554 points or 7.2%, representing the largest one-day point decline in its history. Market observers generally attributed the slide to fallout from recent disorder in global markets, especially in Asia, where investors fear that economic troubles will hurt profits of American companies with overseas interests. Many analysts also felt that valuation levels for U.S. stocks had been bid up and were due for correction. The SNL Thrift Index fell by 5.2% on this day, trailing the decline of the broader S&P 500 at 6.9%. Spurred by unprecedented trading volume, domestic stocks rebounded firmly in subsequent days as investors pointed to the firm underpinning of the U.S. economy.

               Through December 11, 1997, the S&P 500 has continued to fluctuate due to the problems related to the Asian economies while the SNL Thrift Index and SNL Thrift MHC Index have

FELDMAN FINANCIAL ADVISORS, INC.


continued to climb to record levels. On a year-to-date basis, the SNL Thrift Index was up 62.8%, as compared to the S&P 500 at 28.9%. The SNL MHC Index has advanced ahead of other thrift indices, registering a 101.6% increase through December 11, 1997. Notwithstanding the spillover effect of merger activity, many stock analysts believe that the financial sector is headed for more sluggishness as valuation multiples continue to enter ground-breaking territory, but operating fundamentals remain strong enough to avert a major correction independent of the overall market.

FELDMAN FINANCIAL ADVISORS, INC.

                                   Table 19
                     COMPARATIVE STOCK MARKET PERFORMANCE
                   Month-end Index Data, Year-end 1995=100


                     Dec-95          Jan-96          Feb-96          Mar-96           Apr-96           May-96          Jun-96
ALL PUBLIC THRIFTS      100     98.45949535     99.22974768     101.4873838      101.0092961      101.7264276     102.8419655
S&P 500                 100     103.2635168     103.9779185      104.805975       106.218542      108.6377659     108.8813119
ALL THRIFT MHCS         100       99.912759     102.8571429      101.308615      100.1090513      93.60959651     93.95856052

                             Jul-96          Aug-96          Sep-96           Oct-96          Nov-96          Dec-96
ALL PUBLIC THRIFTS      103.5590969     108.4462151     114.0239044      121.3014608     129.0305445     128.4462151
S&P 500                 103.9129729     105.8613411      111.592791      114.5153434     122.9095632     120.2630297
ALL THRIFT MHCS         90.51254089     92.32279171      100.959651      103.9258451     113.5005453     117.3391494

                              Jan-97       Feb-97        Mar-97          Apr-97          May-97          Jun-97          Jul-97
ALL PUBLIC THRIFTS       138.1407703     149.5618        140.16          142.68          153.49          165.87          181.81
S&P 500                  127.6505926     128.3975         122.9           130.1          137.73          143.72          154.94
ALL THRIFT MHCS           127.742639   132.955289   130.9269357     128.1788441     137.1210469     149.1384951     163.7949836

                              Aug-97          Sep-97         Oct-97           Nov-97
ALL PUBLIC THRIFTS            176.52          195.88         199.84       199.877504
S&P 500                       146.05          153.81          148.5          155.124
ALL THRIFT MHCS          185.7579062     213.3478735     232.431843      236.4998625

FELDMAN FINANCIAL ADVISORS, INC.

                                   Table 20
                      SELECTED INTEREST RATE BENCHMARKS
                             Month-end Indicators

                 Dec-94  Jan-95  Feb-95  Mar-95  Apr-95 May-95 Jun-95  Jul-95  Aug-95  Sep-95  Oct-95  Nov-95   Dec-95
PRIME RATE          8.5     8.5       9       9       9     9      9    8.75    8.75    8.75    8.75    8.75    8.55
FNMA FIXED MTG.    9.28    8.99    8.55    8.64    8.46   7.8   7.84    7.97    7.82    7.76     7.6    7.37    7.1528
1-YR. TREASURY     6.73    6.39    6.04    6.09    5.93  5.47   5.34    5.34    5.33    5.35    5.26    5.08    4.8935

                    Jan-96  Feb-96  Mar-96  Apr-96  May-96  Jun-96  Jul-96  Aug-96  Sep-96  Oct-96  Nov-96  Dec-96
PRIME RATE             8.5    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25    8.25
FNMA FIXED MTG.       7.11    7.64    7.91    8.19    8.34    8.19    8.26    8.37    8.15    7.81    7.62    7.84
1-YR. TREASURY        4.66    4.96    5.12    5.33    5.45    5.38    5.53    5.6     5.4     5.14    5.1     5.22

                    Jan-97  Feb-97  Mar-97    Apr-97   May-97  Jun-97  Jul-97  Aug-97  Sep-97  Oct-97   Nov-97
PRIME RATE           8.25    8.25     8.5       8.5      8.5     8.5     8.5     8.5     8.5     8.5      8.5
FNMA FIXED MTG.      7.85    7.93    8.24      8.06     7.98    7.76    7.38    7.64    7.44     7.3     7.28
1-YR. TREASURY       5.3     5.37       6       5.9     5.77    5.66    5.42    5.56    5.44    5.35     5.35

FELDMAN FINANCIAL ADVISORS, INC.


RECENT ACQUISITION ACTIVITY

               Acquisition speculation is one factor impacting the prices of newly converted thrifts in the after-market. Table 21 summarizes recent acquisition activity involving thrifts and banks based in New York. Overall acquisition premiums for New York financial institutions have been similar to the ratios reported nationwide. During 1996 and 1997 year-to-date, there were 16 acquisitions involving New York banks and thrifts. Much of the acquisition activity involved sales of mid-sized to large thrifts in the New York City and Rochester metropolitan areas. Consistent with nationwide trends, acquisition values for New York banks and thrifts advanced noticeably higher in 1997 versus 1996.

               The state's financial institution deposit marketplace comprises a large number of middle-tier banks and thrifts. Larger institutions, such as Chase Manhattan, Citicorp, Bank of New York, and Republic New York, have continued to grow aggressively statewide. In addition, newcomers such as First Union, Fleet Financial, and Charter One have staked out selected market territories. Because of the relatively large number of independent, mid-tier stockholder-owned institutions, consolidation activity is expected to continue in New York. We believe that while acquisition premiums are a significant factor to consider in determining the Association's estimated pro forma market value, such speculative behavior is reflected to some degree in the general trading valuation levels of thrift stocks. Furthermore, because of its mutual holding company organizational structure, the Association will be shielded from acquisition activity. We do not believe any adjustment is warranted at this time.

FELDMAN FINANCIAL ADVISORS, INC.


                                    Table 21
                SUMMARY OF RECENT NEW YORK ACQUISITION ACTIVITY



------------------------------------------------------------------------------------------------------------
                                                                             Seller Financial Data
                                                                   -----------------------------------------
                                                                     Total     TanEq./     YTD        YTD
                                                            Bank/    Assets    Assets      ROAA       ROAE
      Buyer           St.            Seller          St.   Thrift     ($M)      (%)        (%)        (%)
------------------------------------------------------------------------------------------------------------
ALL NEW YORK ACQUISITIONS -- 1997 AVERAGE                              1,742      9.35      0.79       9.48
ALL NEW YORK ACQUISITIONS -- 1996 AVERAGE                              2,015      7.09      0.80      11.33

First Empire State    NY      ONBANCorp Inc.          NY       B       5,532      5.88      0.91      14.69
HUBCO, Inc            NJ      Poughkeepsie Finl       NY       T         880      8.37      0.54       6.43
North Fork Bancorp    NY      New York Bancorp        NY       T       3,284      5.08      1.61      30.99
Commercial Bank-NY    NY      First Bank -Americas    NY       B         445      8.15      0.01       0.15
Pathfinder Bancorp    NY      Oswego County SB        NY       B         114     10.26     (0.76)     (7.74)
Private Investor      FO      Chinese American Bk     NY       B         338     23.23      1.02       4.41
Charter One Fin'l     OH      RCSB Financial          NY       T       4,032      7.85      0.96      12.26
Reliance Bancorp Inc  NY      Continental Bank        NY       B         173      7.10      1.61      20.79
Flushing Financial    NY      New York FSB            NY       T          82      9.34      1.32       3.59
Astoria Financial Cp  NY      Greater New York SB     NY       T       2,542      8.25      0.72       9.20
Dime Bancorp          NY      BFS Bankorp, Inc.       NY       T         643      7.81      1.58      20.12
Safra Holdings        NY      United Mizrahi B&TC     NY       B         307      6.87      0.37       5.35
Excel Bank NA         NY      Union Chelsea NB        NY       B         195      7.62      0.01       0.08
HSBC Holdings Plc     FO      First FSLA-Rochester    NY       T       7,348      5.41      0.75      13.91
North Fork Bancorp    NY      North Side SB           NY       T       1,580      7.74      1.29      17.19
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Acquisition Ratios
                                                                                        --------------------------------------
                                                                                Offer     Price/     Price/    Price/   Dep.
                                                            Date       Status   Value     Book       TanBk.     EPS     Prem.
      Buyer           St.            Seller          St.    Anncd.       (1)    ($M)       (%)        (%)       (x)      (%)
------------------------------------------------------------------------------------------------------------------------------
ALL NEW YORK ACQUISITIONS -- 1997 AVERAGE                                          389      213.6     221.3     21.7    14.7
ALL NEW YORK ACQUISITIONS -- 1996 AVERAGE                                          253      160.7     161.6     18.1     7.4

First Empire State    NY      ONBANCorp Inc.          NY     10/28/97      P       880      262.4     275.0     18.4    18.7
HUBCO, Inc            NJ      Poughkeepsie Finl       NY     10/23/97      P       144      181.4     181.4     48.2    13.4
North Fork Bancorp    NY      New York Bancorp        NY     10/07/97      P       832      480.1     480.1     20.0    43.8
Commercial Bank-NY    NY      First Bank -Americas    NY     09/05/97      C        48      132.4     143.0       NA     4.1
Pathfinder Bancorp    NY      Oswego County SB        NY     09/05/97      P       NA         NA        NA        NA      NA
Private Investor      FO      Chinese American Bk     NY     07/23/97      P        40      133.3     133.3     10.2     4.7
Charter One Fin'l     OH      RCSB Financial          NY     05/21/97      C       648      198.1     203.2     17.1    16.1
Reliance Bancorp Inc  NY      Continental Bank        NY     05/05/97      C        26      198.2     237.2       NA    12.3
Flushing Financial    NY      New York FSB            NY     04/25/97      C        13      169.1     170.5     13.1    10.4
Astoria Financial Cp  NY      Greater New York SB     NY     03/31/97      C       345      167.4     167.4     24.6     8.5
Dime Bancorp          NY      BFS Bankorp, Inc.       NY     12/03/96      C        92      169.4     169.4      9.9    10.3
Safra Holdings        NY      United Mizrahi B&TC     NY     10/24/96      C        30      142.0     142.0     37.9     5.0
Excel Bank NA         NY      Union Chelsea NB        NY     09/10/96      C       NA         NA        NA        NA      NA
HSBC Holdings Plc     FO      First FSLA-Rochester    NY     08/22/96      C       652      163.0     165.1     12.8     6.1
North Fork Bancorp    NY      North Side SB           NY     07/15/96      C       216      168.5     170.1     11.8     8.0

(1)  P = pending;  C = completed.

FELDMAN FINANCIAL ADVISORS, INC.


NEW ISSUE DISCOUNT

               A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions.

               The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 22 presents a summary of publicly traded thrifts that have completed standard conversions since January 1, 1997. While the overall stock market performance during the second half of 1997 slowed compared to the first half, the market for thrift conversions has continued to gain momentum. After-market performance in the second half of 1997 has outpaced the performance of the first half of 1997 even though pro forma pricing valuations have increased.

               Recently, the thrift conversion market has proven to be resilient with the typical offering selling out in the subscription phase and being priced at or near the adjusted maximum of the valuation range. With valuations increasing to reflect the strength of recent offerings, it is uncertain when the market will reach its tolerance for higher valuations accompanied by the prospect of companies generating lackluster returns on equity. The average price/book ratio for the thirty-one publicly traded conversions completed thus far in 1997 was 71.1% and the average price/earnings ratio was 22.1x.

               In the after-market, full conversions have been trading upward to and above 90% of book value. To price a new offering at 90% of pro forma book value, because of the

FELDMAN FINANCIAL ADVISORS, INC.

                                    Table 22
                       RECENT THRIFT CONVERSION ACTIVITY
                     Summary of 1997 Offerings Year-to-Date


=================================================================================================================================
                                                                                                             Pro Forma Ratios
                                                                                  Gross     Expense/        -------------------
                                                                       Total     Offering    Gross          Price/      Price/
                                                             IPO       Assets    Proceeds   Proceeds         Book      Earnings
                 Company                  St.    Exchange   Date        ($M)      ($M)         (%)           (%)         (x)
=================================================================================================================================
 AVERAGE -- FULL CONVERSION OFFERINGS                                     196       40.8        4.2 #         71.1        22.1
 AVERAGE -- MHC OFFERINGS                                                 133        8.6        5.3          102.6        24.9
 AVERAGE -- 2ND STAGE OFFERINGS                                           348       30.3         NA             NA          NA

 High Country Bancorp, Inc.               CO    NASDAQ      12/10/97       76       13.2        4.4           77.7        30.5
 First SecurityFed Financial              IL    NASDAQ      10/31/97      260       64.1        1.5           73.4        21.3
 Oregon Trail Financial Corp.             OR    NASDAQ      10/06/97      204       46.9        2.3           76.6        18.5
 Roebling Savings Bank (MHC)              NJ    OTC-BB      10/02/97       34        2.0        7.7          102.0        26.3
 SHS Bancorp Inc.                         PA    NASDAQ      10/01/97       82        8.2        5.6           70.7        13.9
 Ohio State Financial Services            OH    NASDAQ      09/29/97       34        6.3        5.4           63.3        17.0
 Citizens Bancorp Inc.                    IN    OTC-BB      09/18/97       45       10.6        4.6           73.5        18.4
 WSB Holding Co.                          PA    OTC-BB      08/29/97       33        3.3        8.5           71.4         NA
 Bayonne Bancshares Inc. (2nd stage)      NJ    NASDAQ      08/22/97      602       48.7         NA            NA          NA
 Peoples Home Savings Bk (MHC)            PA    NASDAQ      07/10/97      202       12.4        4.7          106.2        30.1
 FirstSpartan Financial Corp.             SC    NASDAQ      07/09/97      376       88.6        1.6           73.0        26.0
 GSB Financial Corp.                      NY    NASDAQ      07/09/97       96       22.5        4.1           73.4        23.2
 FirstBank Corp.                          ID    NASDAQ      07/02/97      133       19.8        3.5           71.9        19.2
 Community First Banking Co.              GA    NASDAQ      07/01/97      353       48.3        2.9           72.7        36.1
 Montgomery Financial Corp. (2nd stage)   IN    NASDAQ      07/01/97       94       11.9         NA            NA          NA
 Security Bancorp, Inc.                   TN    OTC-BB      06/30/97       44        4.4        6.9           72.9        18.1
 Sistersville Bancorp Inc.                WV    OTC-BB      06/26/97       26        6.6        6.8           65.4        26.7
 SFB Bancorp Inc.                         TN    OTC-BB      05/30/97       47        7.7        5.2           69.6        17.7
 Rocky Ford Financial Inc.                CO    Pink Sheet  05/22/97       20        4.2        8.3           68.8        17.7
 HCB Bancshares Inc.                      AR    NASDAQ      05/07/97      171       26.5        2.8           72.0        29.0
 Peoples-Sidney Financial Corp.           OH    NASDAQ      04/28/97       87       17.9        3.2           71.2        11.5
 First Carnegie Deposit (MHC)             PA    NASDAQ      04/04/97      136       10.4        3.9           98.8         NM
 Pulaski Savings Bank (MHC)               NJ    NASDAQ      04/03/97      159        9.5        5.0          103.2        18.2
 Hemlock Federal Financial Corp           IL    NASDAQ      04/02/97      147       20.8        3.1           71.6        37.5
 GS Financial Corp.                       LA    NASDAQ      04/01/97       87       34.4        2.4           63.8        38.7
 Market Financial Corp.                   OH    NASDAQ      03/27/97       46       13.4        3.5           71.1        26.2
 Vermilion Bancorp Inc.                   IL    OTC-BB      03/26/97       35        4.0        7.2           71.4         NA
 Empire Federal Bancorp Inc.              MT    NASDAQ      01/27/97       87       25.9        2.4           68.1        21.5
 FirstFed America Bancorp Inc.            MA    AMSE        01/15/97      724       87.1        2.4           72.0        13.6
 Roslyn Bancorp Inc.                      NY    NASDAQ      01/13/97    1,597      423.7        2.2           72.0         9.3
 Advance Financial Bancorp                WV    NASDAQ      01/02/97       92       10.8        4.5           71.1        16.8


=====================================================================================================================

                                                                          Current     1st Day     1st Day       YTD
                                                              IPO          Stock       Price/     Price       Price
                                                             Price         Price        Book       Change     Change
                 Company                      St.            ($)           ($)          (%)         (%)        (%)
=====================================================================================================================
 AVERAGE -- FULL CONVERSION OFFERINGS                         10.8          17.8       102.8        44.4        63.2
 AVERAGE -- MHC OFFERINGS                                      NA            NA        137.6        34.1        84.4
 AVERAGE -- 2ND STAGE OFFERINGS                                NA            NA          NA         14.4        25.6

 High Country Bancorp, Inc.                   CO             10.00         14.75       112.2        44.4        47.5
 First SecurityFed Financial                  IL             10.00         15.19       110.6        50.6        51.9
 Oregon Trail Financial Corp.                 OR             10.00         16.13       128.4        67.5        61.3
 Roebling Savings Bank (MHC)                  NJ             10.00         17.75       168.3        65.0        77.5
 SHS Bancorp Inc.                             PA             10.00         15.75       104.3        47.5        57.5
 Ohio State Financial Services                OH             10.00         15.25        98.2        55.0        52.5
 Citizens Bancorp Inc.                        IN             10.00         14.31       102.9        40.0        43.1
 WSB Holding Co.                              PA             10.00         14.37        96.4        35.0        43.7
 Bayonne Bancshares Inc. (2nd stage)          NJ             10.00         12.63         NA         17.5        26.3
 Peoples Home Savings Bk (MHC)                PA             10.00         18.38       148.7        40.0        83.8
 FirstSpartan Financial Corp.                 SC             20.00         37.94       133.9        83.4        89.7
 GSB Financial Corp.                          NY             10.00         15.75       107.4        46.3        57.5
 FirstBank Corp.                              ID             10.00         17.00       113.7        58.1        70.0
 Community First Banking Co.                  GA             20.00         37.50       115.9        59.4        87.5
 Montgomery Financial Corp. (2nd stage)       IN             10.00         12.50         NA         11.3        25.0
 Security Bancorp, Inc.                       TN             10.00         15.81       105.6        45.0        58.1
 Sistersville Bancorp Inc.                    WV             10.00         15.13        89.9        37.5        51.3
 SFB Bancorp Inc.                             TN             10.00         14.50        96.1        38.1        45.0
 Rocky Ford Financial Inc.                    CO             10.00         14.25       128.7        87.1        42.5
 HCB Bancshares Inc.                          AR             10.00         13.50        90.8        26.3        35.0
 Peoples-Sidney Financial Corp.               OH             10.00         18.00        89.5        25.6        80.0
 First Carnegie Deposit (MHC)                 PA             10.00         18.63       114.8        16.3        86.3
 Pulaski Savings Bank (MHC)                   NJ             10.00         19.00       118.6        15.0        90.0
 Hemlock Federal Financial Corp               IL             10.00         17.13        92.2        28.8        71.3
 GS Financial Corp.                           LA             10.00         17.56        85.3        33.8        75.6
 Market Financial Corp.                       OH             10.00         15.13        91.9        29.4        51.3
 Vermilion Bancorp Inc.                       IL             10.00         13.50        88.3        23.8        35.0
 Empire Federal Bancorp Inc.                  MT             10.00         17.00        90.2        32.5        70.0
 FirstFed America Bancorp Inc.                MA             10.00         20.56        98.1        36.3       105.6
 Roslyn Bancorp Inc.                          NY             10.00         22.06       108.0        50.0       120.6
 Advance Financial Bancorp                    WV             10.00         17.75        91.5        28.8        77.5

FELDMAN FINANCIAL ADVISORS, INC.



mathematics of the calculation, would require dramatic increases in capital and produce very marginal returns on equity. This would likely produce price declines in the after-market. Accordingly, thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet. These are especially relevant issues to the Association given that it is already well capitalized.

               Investors are aware that at pro forma price/book ratios approaching the current trading range of a majority of public thrifts, price/earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Standard thrift conversions are being discounted by 30% to 40% relative to the overall market based upon price/book measures and at lesser discounts based upon the price/earnings ratios.


MUTUAL HOLDING COMPANY ISSUES

               Market evidence indicates that minority ownership interests are discounted to majority ownership interests, which convey the ability to effect changes, influence business policies, and transfer control. In the thrift MHC ownership structure, public shareholders hold an aggregate minority ownership interest that is subordinate to the MHC. However, the governing board of the MHC is quite often similar to that managing the subsidiary bank. Furthermore, the public shareholders in a fully converted thrift offering also assume a minority ownership role since there are limitations on the purchase and accumulation of stock interests.

               The most significant impediment that the MHC poses is the ability to avert a sale of control by acquisition. Until recent, the trading activity of other publicly held MHCs indicated that this inability to be acquired suppressed the comparative market valuation of MHCs versus

FELDMAN FINANCIAL ADVISORS, INC.


fully converted thrift stock issues. However, the anticipation of second-stage conversion announcements, the strong advancements posted by MHCs in general, and a growing cadre of research analysts advancing the investment attributes of MHC from prior trading levels have combined to propel MHC stock price performance in 1997. On a fully converted basis, we have determined that thrift MHCs are trading at comparable price/earnings ratios to the overall thrift stock norm, but at discounts on a price/book basis. This discount is not so much a qualitative abstraction but rather a recognition that the resulting high pro forma capital ratios have a restraining impact on the price/book measure. Many MHCs have completed full second-stage conversions within a relatively short time frame. As previously noted, the imminent expectation of second-stage offerings has resulted in speculative upward price movements of current MHCs. Overall, we do not believe that an adjustment is warranted for these combination of factors.


ADJUSTMENTS CONCLUSION

               Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are generally priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums. We believe that relative to the Comparative Group, the Association's pro forma valuation measures should be discounted on the basis of earnings prospects, initial dividend policy, and the new issue discount encountered by higher capitalized companies on a price/book basis.

FELDMAN FINANCIAL ADVISORS, INC.


VALUATION APPROACH

               Table 23 displays the market price and valuation data of the Comparative Group, all publicly traded thrifts and all MHCs as of December 11, 1997. Table 23 also includes the Association's pro forma valuation ratios on a full conversion and MHC offering basis. Table 24 provides a summary of the relative magnitude of valuation ratio discounts and premiums. Exhibit IV displays the pro forma conversion assumptions and calculations utilized in analyzing the Association's valuation ratios.

               Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based primarily upon consideration of price/earnings ratio comparisons and secondarily, price/book valuations. As evidenced by the trading valuation ratios of such Comparative Group members with average earnings results, the price/earnings ratio functions as a reliable valuation benchmark for companies with differing capital levels. The Association's reported earnings results for the last twelve months are unusually low due to increased loan loss provisions and tax timing differences. Thus, we have relied on the quarterly earnings results for the three months ended September 30, 1997 as a more normalized earnings stream. On an annualized basis, the Association produced net income of $520,000 for the recent quarter.

               Utilizing a discount of approximately 20% to the corresponding Comparative Group average price/earning ratio, the Association's resulting pro forma price/earnings ratio at the midpoint is 13.7x, reflecting a full conversion value of $10.0 million. The resulting maximum price/earnings ratios of 15.2x and an adjusted maximum of 16.9x produce full conversion values of $11.5 million and $13.2 million, respectively. At the adjusted maximum valuation level, where most thrift offerings are being closed in the current market environment, the Association's price/earnings ratio is positioned at the Comparative Group's average price/earnings ratio of

FELDMAN FINANCIAL ADVISORS, INC.


16.8x for the recent quarter. We believe that this is an appropriate discount given the level of earnings performance evidenced by the Association and the Comparative Group on the whole.

               The Association's resulting pro forma price/book ratios of 69.6% at the maximum and 73.8% at the adjusted maximum represent significant discounts to the Comparative Group's average price/book ratio of 126.5%. However this disparity is distorted by the differing levels of capital. On a full conversion basis, the Association's equity to assets ratio would measure 13.86% at the maximum valuation and 14.86% at the adjusted maximum. Among the Comparative Group companies, only Great American Bancorp and Tappan Zee Financial exhibited higher equity ratios. The Association's price/assets ratios of 9.65% at the maximum and 10.97% at the adjusted maximum valuation trailed the Comparative Group's average price/assets ratio of 13.77%.


VALUATION CONCLUSION

               It is our opinion that, as of December 11, 1997, the aggregate estimated pro forma market value of the Association was within the valuation range of $8,500,000 to $11,500,000 with a midpoint of $10,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in an adjusted maximum of $13,225,000. Exhibit IV displays the conversion calculations and assumptions utilized in determining the Association's estimated pro forma market value on a full conversion basis and on the MHC Reorganization basis. The Board of Directors has determined to offer for sale in the Reorganization a minority ownership interest equal to 46% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the

FELDMAN FINANCIAL ADVISORS, INC.


Reorganization will be equal to $3,910,000 at the minimum valuation, $4,600,000 at the midpoint valuation, $5,290,000 at the maximum valuation, and $6,083,500 at the adjusted maximum.

FELDMAN FINANCIAL ADVISORS, INC.



                                    Table 23
                         COMPARATIVE VALUATION ANALYSIS
                   Atlantic Liberty and the Comparative Group
                   Market Price Data as of December 11, 1997


-------------------------------------------------------------------------------------------------------------------------------
                                       Current   Total    Price/     Price/    Price/   Price/    Price/   Total    Current
                                        Stock    Market     LTM       Qtr.      Book     Tang.    Total   Equity/   Dividend
                                        Price    Value    EPS(1)     EPS(1)     Value    Book     Assets   Assets     Yield
                  Company                ($)      ($M)     (x)        (x)        (%)      (%)       (%)      (%)        (%)
-------------------------------------------------------------------------------------------------------------------------------
     ATLANTIC LIBERTY:

      MHC OFFERING VALUATION
      ----------------------
       PRO FORMA ADJ. MAXIMUM            10.00     13.2       NM       20.3     110.4    110.4     11.53    10.45       NA
       PRO FORMA MAXIMUM                 10.00     11.5       NM       18.1     101.8    101.8     10.09     9.91       NA
       PRO FORMA MIDPOINT                10.00     10.0       NM       16.1      93.5     93.5      8.82     9.43       NA
       PRO FORMA MINIMUM                 10.00      8.5       NM       14.3      84.2     84.2      7.54     8.95       NA

      FULL CONVERSION VALUATION
      -------------------------
       PRO FORMA ADJ. MAXIMUM            10.00     13.2       NM       16.9      73.8     73.8     10.97    14.86       NA
       PRO FORMA MAXIMUM                 10.00     11.5       NM       15.2      69.6     69.6      9.65    13.86       NA
       PRO FORMA MIDPOINT                10.00     10.0       NM       13.7      65.3     65.3      8.48    12.97       NA
       PRO FORMA MINIMUM                 10.00      8.5       NM       12.1      60.3     60.3      7.28    12.07       NA

     COMPARATIVE GROUP AVERAGE           --        20.4     18.7       16.8     125.7    126.5     13.77    11.03       1.58
     ALL PUBLIC THRIFT AVERAGE           --       215.5     17.5       16.9     154.3    160.1     18.40    13.00       1.43
     NEW YORK PUBLIC THRIFT AVG.         --       452.0     19.4       18.7     160.6    178.8     18.34    11.90       1.40

     Comparative Group
     -----------------
     Albion Banc Corp.                   28.00      7.0     21.1       18.9     115.5    115.5      9.89     8.56       1.14
     Broadway Financial Corp.            13.00     10.8     33.3       29.6      88.0     88.0      8.66    10.57       1.54
     Cecil Bancorp Inc.                  19.50      9.2     15.9       12.8     123.3    123.3     14.26    11.57       2.05
     Elmira Savings Bank (The)           30.00     22.3     23.1       16.3     149.5    153.5      9.75     6.20       2.03
     Great American Bancorp              18.50     31.4     47.4       35.6     100.3    100.3     22.49    20.43       2.16
     HFS Bank FSB                        16.75     15.1     11.5       10.7     127.0    127.0      9.82     7.73       2.63
     LSB Financial Corp.                 27.75     25.4     16.6       15.1     137.1    137.1     12.70     8.63       1.23
     Prestige Bancorp Inc.               19.25     17.6     21.2       20.1     114.0    114.0     12.78    11.21       0.62
     SFS Bancorp Inc.                    24.50     30.2     24.8       24.5     138.9    138.9     17.32    12.47       1.14
     Skaneateles Bancorp Inc.            18.75     26.9     15.9       15.6     155.0    159.6     10.86     6.81       1.42
     Tappan Zee Financial Inc.           19.25     28.7     26.7       28.3     134.1    134.1     22.99    17.15       1.46
     Westwood Financial Corp.(2)         27.63     17.8     23.0       36.4     173.2    193.6     16.15     8.42       0.72
-------------------------------------------------------------------------------------------------------------------------------

     (1)  Price/earnings ratios greater than 25.0 are excluded from averages.
     (2) Excluded from comparative group average due to acquisition takeover announcement.

FELDMAN FINANCIAL ADVISORS, INC.


                                    Table 24
                   COMPARATIVE DISCOUNT AND PREMIUM ANALYSIS
                   Market Price Data as of December 11, 1997


                                                               Relative Premiums (Discounts)
                                                        ----------------------------------------
                                         Atlantic          Comp.         All          All
    Valuation                             Liberty         Group        Public       New York
      Ratio                Symbol         Savings         Average     Thrifts(1)    Thrifts(2)
    ---------             -------        --------        --------     ----------    ----------
                                                         ---------------------------------------
    PRICE / LTM EPS (3)     P/E                              18.7           17.5           19.4
                                        ---------        ---------------------------------------
       Adj. Maximum         (x)             NM               NA             NA             NA
       Maximum                              NM               NA             NA             NA
       Midpoint                             NM               NA             NA             NA
       Minimum                              NM               NA             NA             NA
                                        ---------
                                                         ---------------------------------------
    PRICE / QTR. EPS (3)    P/E                              16.8           16.9           18.7
                                        ---------        ---------------------------------------
       Adj. Maximum         (x)           16.9                  0%            -0%           -10%
       Maximum                            15.2                 -9%           -10%           -19%
       Midpoint                           13.7                -18%           -19%           -27%
       Minimum                            12.1                -28%           -29%           -35%
                                        ---------
                                                         ---------------------------------------
    PRICE / BOOK VALUE      P/B                             125.7          154.3          160.6
                                        ---------        ---------------------------------------
       Adj. Maximum         (%)           73.8                -41%           -52%           -54%
       Maximum                            69.6                -45%           -55%           -57%
       Midpoint                           65.3                -48%           -58%           -59%
       Minimum                            60.3                -52%           -61%           -62%
                                        ---------
                                                         ---------------------------------------
    PRICE / TANGIBLE BOOK   P/B                             126.5          160.1          178.8
                                        ---------        ---------------------------------------
       Adj. Maximum         (%)           73.8                -42%           -54%           -59%
       Maximum                            69.6                -45%           -57%           -61%
       Midpoint                           65.3                -48%           -59%           -63%
       Minimum                            60.3                -52%           -62%           -66%
                                        ---------
                                                         ---------------------------------------
    PRICE / TOTAL ASSETS    P/A                             13.77          18.40          18.34
                                        ---------        ---------------------------------------
       Adj. Maximum         (%)          10.97                -20%           -40%           -40%
       Maximum                            9.65                -30%           -48%           -47%
       Midpoint                           8.48                -38%           -54%           -54%
       Minimum                            7.28                -47%           -60%           -60%
                                        ---------
--------------------------------------------------------------------------------------------------

    (1)  Includes 392 publicly traded thrifts nationwide.
    (2)  Includes 28 publicly traded thrifts based in New York.
    (3)  Price/earnings ratio averages exclude values greater than 25.

FELDMAN FINANCIAL ADVISORS, INC.





                                   EXHIBIT I

                BACKGROUND OF FELDMAN FINANCIAL ADVISORS, INC.


OVERVIEW OF FIRM

FELDMAN FINANCIAL ADVISORS provides consulting services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, advising on retail branch strategies, evaluating bank management, regulatory analysis, and expert witness testimony and analysis.

FELDMAN FINANCIAL ADVISORS was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their former employer. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in downtown Washington, D.C.

BACKGROUND OF SENIOR PROFESSIONAL STAFF

TRENT FELDMAN, President - Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

PETER WILLIAMS, Principal - Peter specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

MICHAEL GREEN, Principal - Mike is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies. Mike holds a BS in Finance and Economics from Rutgers College.

LINDA FARRELL, Principal - Linda is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

GREG IZYDORCZYK, Vice President - Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Greg also has four years experience as a Senior Auditor in the commercial banking industry for First Virginia and Integra Financial. Greg worked as a Financial Analyst with Airbus Industrie of North America for two years performing analysis on the airline industry and airline capital markets (debt and leasing) in North America, preparing financial proposals in conjunction with commercial sales proposals and analyzing the Company's current and potential financing portfolio. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

FELDMAN FINANCIAL ADVISORS, INC.





                                  Exhibit II-1
                        STATEMENT OF FINANCIAL CONDITION
                       As of September 30, 1996 and 1997
                          and March 31, 1996 and 1997


                                                                   September 30,                            March 31,
                                                                1997             1996                1997                1996
                                                            ------------     ------------       ------------         -----------
                                                                      Unaudited
                                                                      ---------
Assets
Cash and cash equivalents                                     $9,440,915        $7,587,021        $10,285,364          $11,225,391
Investment securities, held-to-maturity                       32,167,166        37,031,695         36,288,248           35,381,278
Loans receivable, net                                         65,485,670        57,320,968         60,058,821           54,504,599
Accrued interest receivable                                      194,795           232,007            222,810              216,026
Foreclosed real estate, net of allowance for losses              274,253           390,596            384,753            1,313,595
Real estate held for investment                                   78,468            78,468             78,468               78,468
Premises and equipment                                         1,526,558         1,572,428          1,544,083            1,631,916

Other assets                                                     719,076         1,083,323            931,285            1,390,356
                                                             -----------       -----------        -----------          -----------
Total assets                                                $109,886,901      $105,296,506       $109,793,832         $105,741,629
                                                             -----------       -----------        -----------          -----------

Liabilities and Retained Earnings
Deposits                                                    $100,539,486       $95,728,403       $100,797,875          $97,395,595
Advances from borrowers for taxes and insurance                  763,195           785,687            993,965              802,200
Income taxes payable                                              28,179                 0                  0                    0
Other liabilities                                              1,347,529         1,385,230          1,128,872              794,239
                                                             -----------       -----------        -----------          -----------
Total liabilities                                            102,678,389        97,899,320        102,920,712           98,992,034

Commitments and contingencies

Retained earnings                                              7,208,512         7,397,186          6,873,120            6,749,595
                                                            ------------      ------------       ------------         ------------
Total liabilities and retained earnings                     $109,886,901      $105,296,506       $109,793,832         $105,741,629
                                                             -----------       -----------        -----------          -----------


Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.





                                  Exhibit II-2
                            STATEMENT OF OPERATIONS
              For the Six Months Ended September 30, 1996 and 1997
                and For the Years Ended March 31, 1996 and 1997


                                                   Six Months Ended                  Years Ended
                                                     September 30,                    March 31,
                                                ---------------------        --------------------------
                                                 1997         1996             1997             1996
                                                ---------  ----------        ----------     -----------
                                                      Unaudited
                                                      ---------
            Interest income:
               Loans receivable
                   First mortgage loans        $2,799,995    $2,319,224       $4,676,981      $4,628,730
                   Consumer and other loans         7,856            --               --          50,660
               Investment securities              646,827       718,795        1,433,772       1,341,263
               Mortgage-backed and related
                securities                        610,276       576,740        1,137,225       1,130,330
                                               ----------    ----------        ---------      ----------
                   Total interest income        4,064,954     3,614,759        7,247,978       7,150,983
                                               ----------    ----------        ---------      ----------
            Interest expense:
               Deposits                         2,300,345     2,185,940        4,356,710       4,143,186
               Borrowed funds                       3,585         3,265            6,668           6,257
                                               ----------    ----------        ---------      ----------
                   Total interest expense       2,303,930     2,189,205        4,363,378       4,149,443
                                               ----------    ----------        ---------      ----------
                   Net interest income          1,761,024     1,425,554        2,884,600       3,001,540
            Provision for loan losses             105,473        65,643          771,178         274,980
                                               ----------    ----------        ---------      ----------
                   Net interest income after
                    provision for
                    loan losses                 1,655,551     1,359,911        2,113,422       2,726,560
                                               ----------    ----------        ---------      ----------

            Noninterest income:
               Loan servicing fees                     72           260              373             590
               Income from real estate
                operations                         80,165        56,129          154,212         173,157
               Gain (loss) on disposal of
                foreclosed real estate             28,838       123,089          148,394       (135,247)
               Other                               87,712       686,617          950,607         166,896
                                               ----------    ----------        ---------      ----------
                  Total noninterest income        196,787       867,095        1,253,586         205,396
                                               ----------    ----------        ---------      ----------
            Noninterest expense:
               General and administrative:
                  Compensation and benefits       747,473       699,737        1,667,416       1,435,244
                  Occupancy and equipment         135,627       130,724          276,019         266,342
                  SAIF deposit insurance
                   premium                         31,318       703,515          762,696         208,903
                  Other                           352,606       285,023          684,677         684,828
                                               ----------    ----------        ---------      ----------
                     Total noninterest
                       expense                  1,267,024     1,818,999        3,390,808       2,595,317
                                               ----------    ----------        ---------      ----------
                  Income (loss) before
                    income taxes                  585,314       408,007          (23,800)        336,639
               Income tax (expense) benefit      (249,922)      239,584          147,325        (140,551)
                                               ----------    ----------        ---------      ----------
                  Net income                   $  335,392    $  647,591       $  123,525      $  196,088
                                                =========     =========        =========       =========










Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.





                                  Exhibit II-3
                           LOAN PORTFOLIO COMPOSITION
                             At September 30, 1997
                         and At March 31, 1996 and 1997
                             (Dollars in Thousands)

                                                At September 30,                            At March 31,
                                             ----------------------       -------------------------------------------------
                                                      1997                        1997                         1996
                                             ----------------------       --------------------        ---------------------
                                              Amount      Percent          Amount      Percent          Amount      Percent
                                              ------      -------          ------      -------          ------      -------
         Real estate loans:
         -----------------
          One-to-four family                  $ 40,064      61.18%          $36,862       61.38%         $30,605      56.15%
          Multi-family                          12,974      19.81            10,555       17.57           11,166      20.49
          Commercial                            11,861      18.11            11,917       19.84           12,784      23.45
                                               -------     ------           -------      ------          -------     ------
             Total real estate loans            64,899      99.10            59,334       98.79           54,555     100.09

         Other loans:
         -----------
           Deposit accounts                      1,828        2.79            1,830       3.05               816      1.50

         Less:
         ----
          Deferred fees and discounts            (158)      (0.24)            (127)      (0.21)            (121)     (0.22)
          Allowance for losses                 (1,083)      (1.65)            (978)      (1.63)            (745)     (1.37)
                                              -------     -------         --------     -------         --------    -------
             Total loans receivable, net     $ 65,486      100.00%        $ 60,059      100.00%        $ 54,505     100.00%
                                              =======     =======          =======      ======          =======     ======

Composition of loan portfolio by fixed and adjustable rates:

                                                At September 30,                            At March 31,
                                             --------------------          --------------------------------------------------
                                                      1997                        1997                         1996
                                             --------------------          --------------------        ----------------------
                                              Amount      Percent          Amount      Percent          Amount      Percent
                                              ------      -------          ------      -------          ------      -------
         Fixed-Rate Loans:
         ----------------
          Real estate:
            One-to-four family                $ 21,932      33.49%         $ 18,270       30.42%        $ 12,750    23.39%
            Multi-family                         6,487       9.91             7,230       12.04            7,792    14.30
            Commercial                           5,682       8.68             5,697        9.49            7,815    14.34
                                              --------     ------          --------      ------         --------    -----
              Total real estate loans           34,101      52.08            31,197       51.95           28,357    52.03
                                               -------      -----           -------       -----          -------    -----

         Adjustable Rate Loans:
         ---------------------
          Real estate:
            One-to-four family                  18,132      27.69             18,592     30.95             17,855   32.76
            Multi-family                         6,487       9.91              3,325      5.53              3,374    6.19
            Commercial                           6,179       9.43              6,220     10.36              4,969    9.11
                                               -------     ------            -------     -----            -------   -----
              Total real estate loans           30,798      47.03             28,137     46.84             26,198   48.06
                                               -------     ------            -------     -----            -------   -----

           Deposit accounts                      1,828       2.79             1,830       3.05               816     1.50
                                               -------    -------           -------    -------          --------   ------
              Total loans                       66,727     101.90            61,164     101.84            55,371   101.59
         Less:
         ----
          Deferred fees and discounts
          Allowance for loan losses              (158)      (0.25)             (127)     (0.21)            (121)     (0.22)
              Total loans receivable, net      (1,083)      (1.65)             (978)     (1.63)            (745)     (1.37)
                                              -------     -------          --------    -------         --------    -------
                                             $ 65,486      100.00%         $ 60,059     100.00%        $ 54,505     100.00%
                                              =======      ======           =======     ======          =======     ======

Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.





                                  Exhibit II-4
                              NET LENDING ACTIVITY
              For the Six Months Ended September 30, 1996 and 1997
                  and the Years Ended March 31, 1996 and 1997
                             (Dollars in Thousands)


                                                   Six Months Ended                    Years Ended
                                                    September 30,                       March 31,
                                                -------------------------        -----------------------------
                                                     1997          1996            1997              1996
                                                -----------   -----------        ----------     --------------
Origination by Type:
-------------------
Adjustable rate:
  Real estate:
     One-to four-family                          $    772         $    138          $   703         $   352
     Multi-family                                   2,279              460              810             450
     Commercial                                     2,244            1,132            3,093           3,051
   Non-real estate:
     Consumer                                         N/A              N/A              N/A             N/A
                                                  -------           ------           ------          ------
         Total adjustable rate                      5,295            1,730            4,606           3,853
                                                  -------           ------           ------          ------


Fixed rate:
  Real estate:
     One-to four-family                             4,422            3,385            7,368           1,704
     Multi-family                                      --               --               60              --
     Commercial                                        --               --              650              --
     Construction                                      --               --              N/A             N/A
                                                  -------          -------           ------          ------
         Total fixed-rate                           4,422            3,385            8,078           1,704
                                                  -------          -------           ------          ------
         Total loans originated                     9,717            5,115           12,684           5,557

Principal Repayments:
--------------------
  Total reductions                                  4,534            2,299            7,904           5,936
                                                  -------          -------           ------          ------
          Net increase (decrease)                $  5,183         $  2,816         $  4,780       $    (379)
                                                  =======          =======          =======          ======



 Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.




                                  Exhibit II-5
                        INVESTMENT PORTFOLIO COMPOSITION
                              At September 30, 1997
                         and At March 31, 1996 and 1997
                             (Dollars in Thousands)

                                                            At September 30,
                                                   -----------------------------------
                                                                  1997
                                                   -----------------------------------
                                                        Amount           Percent
                                                        ------           -------

Investment securities held
for investment:
  U.S. Government securities                         $       --               --
  Federal agency obligations                             12,567           64.24%
                                                         ------          ------
     Subtotal                                            12,567           64.24
  FHLB stock                                                583            2.98
                                                         ------          -------
     Total investment securities                         13,150           67.22

Other interest-earning deposits
with banks                                                6,413           32.78
                                                         ------         -------
    Total                                               $19,563          100.00%
                                                         ======         =======




                                                                                  At March 31,
                                                  -----------------------------------------------------------------------------
                                                                 1997                                     1996
                                                  -----------------------------------     -------------------------------------
                                                       Amount            Percent               Amount             Percent
                                                       ------            -------               ------             -------
Investment securities
held for investment:
  U.S. Government securities                          $ 3,604              13.93%             $ 3,604               13.46%
  Federal agency obligations                           13,071              50.51               12,023               44.89
                                                       ------             ------               ------              ------
     Subtotal                                          16,675              64.44               15,627               58.35
  FHLB stock                                              583               2.25                  528                1.97
                                                       ------             -------              ------              -------
     Total investment securities                       17,258              66.69               16,155               60.32

Other interest-earning deposits
with banks                                              8,618              33.31               10,626               39.68
                                                       ------            -------               ------             -------
    Total                                             $25,876             100.00%             $26,781              100.00%
                                                       ======            =======               ======             =======


                                                            At September 30,
                                                   -----------------------------------
                                                                  1997
                                                   -----------------------------------
                                                         Book               %
                                                        Value            of Total
                                                        -----            --------
Mortgage-backed securities
held for investment:
  GNMA                                                $     559            2.94%
  FNMA                                                    6,468           34.02
  FHLMC                                                   3,905           20.53
  CMOs/REMICS                                             3,880           20.40
  Other                                                   4,205           22.11
                                                       --------         -------

    Total mortgage-backed
    securities                                        $  19,017          100.00%
                                                         ======         =======


                                                                                  At March 31,
                                                   ----------------------------------------------------------------------------
                                                                  1997                                    1996
                                                   -----------------------------------     ------------------------------------
                                                         Book                %                   Book                %
                                                         Value           of Total                Value            of Total
                                                         -----           --------                -----            --------
Mortgage-backed securities
held for investment:
  GNMA                                                $     611              3.21%              $     728             3.79%
  FNMA                                                    6,894             36.23                   7,823            40.68
  FHLMC                                                   4,291             22.55                   5,051            26.27
  CMOs/REMICS                                             4,155             21.83                   4,437            23.08
  Other                                                   3,079             16.18                   1,187             6.18
                                                          -----           -------                   -----          -------

    Total mortgage-backed
    securities                                        $  19,030            100.00%                $19,226           100.00%
                                                         ======           =======                  ======          =======

             Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.


                                  Exhibit II-6
                          DEPOSIT ACCOUNT DISTRIBUTION
                              At September 30, 1997
                         and At March 31, 1996 and 1997
                             (Dollars in Thousands)

                                                       At September 30,
                                             -------------------------------------
                                                             1997
                                             -------------------------------------
                                                  Amount            Percent
                                                  ------            -------
Transaction and savings
-----------------------
deposit accounts:
----------------
Savings accounts                                 $  21,556             21.4%
NOW accounts                                         4,285              4.3
Money market accounts                                6,749              6.7
Money market statement savings                       7,360              7.3
                                                  --------          -------
   Total non-certificates                        $  39,950             39.7
                                                  --------           ------

Certificates of deposits:
-------------------------
4.00 - 5.99%                                        41,532             41.3
6.00 - 7.99%                                        18,551             18.5
8.00 - 9.99%                                           506               .5
                                                  --------          --------
   Total certificates                               60,589             60.3
                                                  --------          -------
   Total deposits                                $ 100,539           100.00%
                                                  ========           ======



                                                                               At March 31,
                                              --------------------------------------------------------------------------------
                                                              1997                                      1996
                                              -------------------------------------     --------------------------------------
                                                    Amount            Percent                 Amount             Percent
                                                    ------            -------                 ------             -------
Transaction and savings
-----------------------
deposit accounts:
----------------
Savings accounts                                  $  21,593              21.4%               $ 23,585              24.2%
NOW accounts                                          4,723               4.7                   3,974               4.1
Money market accounts                                 6,999               6.9                   8,240               8.5
Money market statement savings                        6,785               6.7                   3,498               3.6
                                                   --------           -------                --------          --------
   Total non-certificates                         $  40,100              39.7               $  39,297              40.4
                                                   --------           -------                --------          --------

Certificates of deposits:
-------------------------
4.00 - 5.99%                                         44,449              44.1                  30,974              31.8
6.00 - 7.99%                                         15,752              15.6                  26,721              27.4
8.00 - 9.99%                                            497               0.5                     404               0.4
                                                   --------           -------                --------           -------
   Total certificates                                60,698              60.3                  58,099              59.7
                                                   --------           -------                --------           -------
   Total deposits                                 $ 100,798            100.00%              $  97,396            100.00%
                                                   ========           =======                ========           =======

Certificates of deposits as of September 30, 1997:

                                                     As of September 30,
                                             -------------------------------------
                                                             1997
                                             -------------------------------------
                                                  Total             Percent
                                                 Balance            of Total
                                                 -------            --------
Certificate accounts maturing
  in quarter ending:
December 31, 1997                                $ 12,983             21.43%
March 31, 1998                                     12,921             21.33
June 30, 1998                                       7,968             13.15
September 30, 1998                                  7,274             12.01
December 31, 1998                                   2,733              4.51
March 31, 1999                                      2,277              3.76
June 30, 1999                                       1,724              2.84
September 30, 1999                                  1,373              2.27
December 31, 1999                                   1,522              2.51
March 31, 2000                                      1,569              2.59
June 30, 2000                                       1,091              1.80
September 30, 2000                                    710              1.17
Thereafter                                          6,444             10.63
                                                  -------           -------
             Total                               $ 60,589           100.00%
                                                  =======           =======


Source:  Atlantic Liberty, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.


                                  Exhibit II-7
                                OFFICE FACILITIES
                            As of September 30, 1997



                                                                                                          Net Book Value
                                                                     Original                            of Real Property
                                                                    Year Leased                          and Equipment at
           Location                     Leased or Owned             or Acquired                            September 30,
                                                                                                              1997
----------------------------------      -----------------      -----------------------           --------------------------------
MAIN OFFICE
-----------
186 Montague Street
Brooklyn, NY 11202                       Owned                          1983                                    $594,026


BRANCH OFFICE
-------------
1402 Avenue J
Brooklyn, NY 11230                       Owned                          1978                                    $523,364

Note: The total net book value of the Association's premises, land and equipment was approximately $1,526,588 at September 30, 1997.


Source:    Atlantic Liberty, preliminary prospectus.

RFELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

================================================================================================================================
                                                                 LTM      LTM     Stock     Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price    Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97     Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)       ($M)      (x)      (x)        (%)
================================================================================================================================

1ST Bancorp                       FBCV     IN       260,935     0.36     4.40    26.000     26.98    14.36    15.12       119.54
1st Bergen Bancorp                FBER     NJ       284,739     0.77     4.94    19.500     55.86    26.71    27.08       143.70
Abington Bancorp Inc.             ABBK     MA       501,622     0.76    11.05    37.000     67.52    17.54    16.23       190.43
Acadiana Bancshares Inc.          ANA      LA       274,018     0.95     5.44    23.625     62.77    22.08    20.37       137.27
Access Anytime Bancorp Inc.       AABC     NM       105,639     1.34    20.89    10.750     12.83     8.60     2.49       143.14
Advance Financial Bancorp         AFBC     WV       105,717     0.86     5.92    17.750     19.25       NA    22.19       118.25
Affiliated Community Bancorp      AFCB     MA     1,128,579     1.08    11.05    33.000    214.44    18.97    19.19       190.97
AFSALA Bancorp Inc.               AFED     NY       159,181     0.71     5.54    18.750     26.03       NA    20.38       117.78
ALBANK Financial Corp.            ALBK     NY     3,716,954     1.05    11.35    46.125    593.99    17.34    17.21       172.82
Albion Banc Corp.                 ALBC     NY        70,810     0.49     5.46    28.000      7.00    21.05    18.92       115.46
Algiers Bancorp Inc.              ALGC     LA        45,325     0.26     1.28    13.875      8.54    42.05       NM        90.45
Alliance Bancorp Inc.             ABCL     IL     1,371,184     0.84     9.35    26.500    212.56    22.84    16.99       164.60
Alliance Bncorp of New England    ANE      CT       241,918     0.76    10.93    16.750     27.25    14.57    13.51       152.97
AMB Financial Corp.               AMFC     IN       103,388     0.73     4.46    16.750     16.14    16.75    13.09       112.04
Ambanc Holding Co.                AHCI     NY       529,309    (0.61)   (4.74)   17.000     73.21       NM    22.37       121.60
Ameriana Bancorp                  ASBI     IN       393,028     0.83     7.60    20.250     65.44    18.08    16.33       148.57
American Bank of Connecticut      BKC      CT       609,923     1.10    13.05    49.125    113.64    15.40    14.62       211.56
AmTrust Capital Corp.             ATSB     IN        69,685     0.23     2.27    13.750      7.24    24.55    28.65        95.09
Anchor BanCorp Wisconsin          ABCW     WI     1,954,749     0.93    14.53    34.875    317.01    17.61    17.10       252.35
Andover Bancorp Inc.              ANDB     MA     1,280,601     1.03    12.93    37.500    193.22    15.06    14.88       185.64
Argo Bancorp Incorporated         ARGO     IL       229,026    (0.09)   (1.23)   34.125     16.60    14.84       NM        94.27
ASB Financial Corp.               ASBP     OH       112,449     0.91     5.53    13.500     22.53    19.85    21.09       131.07
Astoria Financial Corp.           ASFC     NY     7,904,363     0.77     9.80    56.750   ,172.79    19.64    17.52       192.31
Avondale Financial Corp.          AVND     IL       596,918    (1.94)   (20.35)  16.375     57.22       NM       NM       124.24
Bancorp Connecticut Inc.          BKCT     CT       423,800     1.24    12.06    25.000    127.20    24.04    23.15       279.02
Bank Plus Corp.                   BPLS     CA     3,920,257     0.30     6.27    12.500    241.76    18.38    17.36       136.46
Bank United Corp.                 BNKU     TX    11,967,072     0.54    10.48    42.500   ,342.81    17.56    16.87       224.39
Bank West Financial Corp.         BWFC     MI       164,854     0.57     3.72    16.000     41.96    25.81    17.39       180.38
BankAtlantic Bancorp Inc.         BANC     FL     2,844,996     0.54     9.57    15.375    339.59    16.18    16.71       218.71
BankPlus FSB                      BNKP     IL       195,076     0.73    11.40    18.000     12.36     9.33     8.82       104.59
BankUnited Financial Corp.        BKUNA    FL     2,145,406     0.48     7.49    13.625    129.88    25.23    22.71       171.60
Baxley Federal Savings Bank       BAXF     GA       103,219     1.43     9.18    18.000      9.93     6.62     6.43        72.73
Bay View Capital Corp.            BVCC     CA     3,162,207     0.61     9.92    34.375    426.98    26.04    37.36       232.11
Bayonne Bancshares Inc.           FSNJ     NJ       609,053     0.53     5.77    12.250    110.87       NA       NA       115.78
Bedford Bancshares Inc.           BFSB     VA       139,179     1.19     8.34    28.250     32.27    19.22    18.59       156.60
Big Foot Financial Corp.          BFFC     IL       215,162       NA       NA    19.250     48.37       NA    48.13       128.59
Big Sky Bancorp Incorporated      FFLN     MT        62,758     0.94     7.94    23.813      7.42    13.69    13.53        98.32
BostonFed Bancorp Inc.            BFD      MA       960,704     0.66     6.87    19.750    111.59    17.48    16.46       128.00
Broadway Financial Corp.          BYFC     CA       124,740     0.31     2.75    13.000     10.80    33.33    29.55        88.02
Calumet Bancorp Inc.              CBCI     IL       488,346     1.41     8.96    33.250    105.28    16.46    16.96       132.95
Camco Financial Corp.             CAFI     OH       502,186     0.99    10.23    24.875     79.96    14.38    11.73       166.05



=========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
=========================================================================

1ST Bancorp                       FBCV     IN    121.84    10.34    1.08
1st Bergen Bancorp                FBER     NJ    143.70    19.62    1.03
Abington Bancorp Inc.             ABBK     MA    210.11    13.46    1.08
Acadiana Bancshares Inc.          ANA      LA    137.27    22.91    1.52
Access Anytime Bancorp Inc.       AABC     NM    143.14    12.15    -
Advance Financial Bancorp         AFBC     WV    118.25    18.21    1.80
Affiliated Community Bancorp      AFCB     MA    191.97    19.00    1.82
AFSALA Bancorp Inc.               AFED     NY    117.78    16.35    1.28
ALBANK Financial Corp.            ALBK     NY    196.19    15.98    1.56
Albion Banc Corp.                 ALBC     NY    115.46     9.89    1.14
Algiers Bancorp Inc.              ALGC     LA     90.45    18.84    1.44
Alliance Bancorp Inc.             ABCL     IL    166.56    15.50    1.66
Alliance Bncorp of New England    ANE      CT    156.69    11.26    1.19
AMB Financial Corp.               AMFC     IN    112.04    15.61    1.67
Ambanc Holding Co.                AHCI     NY    121.60    13.83    1.18
Ameriana Bancorp                  ASBI     IN    148.68    16.65    3.16
American Bank of Connecticut      BKC      CT    219.50    18.63    2.93
AmTrust Capital Corp.             ATSB     IN     96.02    10.39    1.46
Anchor BanCorp Wisconsin          ABCW     WI    256.81    16.22    0.92
Andover Bancorp Inc.              ANDB     MA    185.64    15.09    2.03
Argo Bancorp Incorporated         ARGO     IL     95.29     7.25    2.11
ASB Financial Corp.               ASBP     OH    131.07    20.04    2.96
Astoria Financial Corp.           ASFC     NY    227.36    14.84    1.06
Avondale Financial Corp.          AVND     IL    124.24     9.59    -
Bancorp Connecticut Inc.          BKCT     CT    279.02    30.01    2.00
Bank Plus Corp.                   BPLS     CA    136.76     6.17    -
Bank United Corp.                 BNKU     TX    229.61    11.22    1.51
Bank West Financial Corp.         BWFC     MI    180.38    25.45    1.33
BankAtlantic Bancorp Inc.         BANC     FL    264.18    11.94    0.86
BankPlus FSB                      BNKP     IL    104.59     6.34    -
BankUnited Financial Corp.        BKUNA    FL    218.00     6.05    -
Baxley Federal Savings Bank       BAXF     GA     72.73     9.62    4.44
Bay View Capital Corp.            BVCC     CA    277.89    13.50    0.93
Bayonne Bancshares Inc.           FSNJ     NJ    115.78    18.20    1.39
Bedford Bancshares Inc.           BFSB     VA    156.60    23.19    1.98
Big Foot Financial Corp.          BFFC     IL    128.59    22.48    -
Big Sky Bancorp Incorporated      FFLN     MT     98.32    11.82    -
BostonFed Bancorp Inc.            BFD      MA    132.91    11.62    1.42
Broadway Financial Corp.          BYFC     CA     88.02     8.66    1.54
Calumet Bancorp Inc.              CBCI     IL    132.95    21.56    -
Camco Financial Corp.             CAFI     OH    179.47    15.92    2.17

                                     III-1

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=================================================================================================================================
                                                                 LTM      LTM     Stock      Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price     Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97      Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)        ($M)      (x)      (x)        (%)
=================================================================================================================================

Cameron Financial Corp            CMRN     MO       212,504     1.25     5.45    21.000      53.80    21.65    20.19       120.48
Carolina Fincorp Inc.             CFNC     NC       114,069     1.16     5.32    17.750      32.86       NA    22.19       127.51
Carver Bancorp Inc.               CNY      NY       415,561     0.18     2.08    16.625      38.47       NM    27.71       110.25
Cascade Financial Corp.           CASB     WA       426,451     0.61     9.55    13.250      44.88    18.66    19.49       158.49
Catskill Financial Corp.          CATB     NY       289,619     1.37     5.11    17.375      80.92    21.19    19.74       112.75
CBES Bancorp Inc.                 CBES     MO       106,635     1.13     6.28    21.875      22.42    17.09    17.09       124.29
CCF Holding Company               CCFH     GA       109,342    (0.15)   (1.17)   19.750      16.20    131.67      NM       138.99
Cecil Bancorp Inc.                CECB     MD        64,313     0.80     6.89    19.500       9.17    15.85    12.83       123.26
CENIT Bancorp Inc.                CNIT     VA       701,708     0.78    10.96    66.500     110.02    20.15    16.30       214.45
Central Co-operative Bank         CEBK     MA       358,424     0.83     8.20    26.875      52.81    17.92    17.68       148.89
Century Bancorp Inc.              CENB     NC       100,937     1.59     6.25    83.000      33.81       NA    19.76       110.59
CFSB Bancorp Inc.                 CFSB     MI       859,962     1.14    14.86    35.875     182.25    19.18    16.92       275.33
Charter One Financial             COFI     OH    15,196,993     1.24    18.34    62.000   3,953.61    17.17    16.32       286.64
Chester Valley Bancorp Inc.       CVAL     PA       322,321     0.93    10.83    27.125      59.39    19.94    17.39       210.43
CitFed Bancorp Inc.               CTZN     OH     3,294,554     0.87    13.46    38.250     496.65    20.03    18.39       240.26
Citizens Bancorp Inc.             CIBC     IN        51,365     1.46    10.06    15.120      16.00       NA       NA       104.71
Citizens First Financial Corp.    CBK      IL       277,962     0.54     3.70    18.063      46.67    31.14    34.74       110.82
CKF Bancorp Inc.                  CKFB     KY        59,868     1.37     5.63    18.500      16.71    14.80    17.79       109.40
Classic Bancshares Inc.           CLAS     KY       132,186     0.62     4.25    16.250      21.12    18.68    18.47       107.40
CNS Bancorp Inc.                  CNSB     MO        97,411     0.80     3.23    21.500      35.54    42.16    41.35       149.93
Coastal Bancorp Inc.              CBSA     TX     2,929,560     0.40    11.94    29.125     145.40    12.39    14.00       144.68
Coastal Financial Corp.           CFCP     SC       494,003     1.05    16.81    22.250     103.39    18.70    16.86       319.23
Commercial Federal Corp.          CFB      NE     7,207,143     0.94    15.97    52.875   1,141.65    17.74    16.95       256.80
Commonwealth Bancorp Inc.         CMSB     PA     2,278,099     0.58     5.76    21.250     345.20    21.04    21.25       163.21
Community Federal Bancorp         CFTP     MS       215,953     1.45     4.71    18.500      85.63    26.43    33.04       138.06
Community Financial Corp.         CFFC     VA       183,278     1.13     8.22    26.500      33.84    17.67    25.48       139.55
Community First Banking Co.       CFBC     GA       394,570     0.48     4.41    39.500      95.34       NA       NA       125.44
Community Investors Bancorp       CIBI     OH        94,328     0.97     8.37    16.250      14.66    15.48    14.51       134.41
Cooperative Bankshares Inc.       COOP     NC       359,535     0.63     8.21    18.250      54.45    26.45    28.52       196.87
Crazy Woman Creek Bancorp         CRZY     WY        59,952     1.30     4.79    15.375      14.68    21.06    18.30       103.33
CSB Financial Group Inc.          CSBF     IL        48,844     0.51     1.99    13.500      12.71    79.41    56.25       103.93
Cumberland Mountain Bancshares    CMBN     KY       128,838     0.86    12.51    16.250      11.03       NA     9.45       124.81
D & N Financial Corp.             DNFC     MI     1,754,069     0.83    14.74    26.500     218.47    16.36    15.41       237.03
Delphos Citizens Bancorp Inc.     DCBI     OH       107,796     1.61     8.03    17.250      33.80       NA    17.97       117.75
Dime Bancorp Inc.                 DME      NY    19,413,597     0.66    12.47    26.000   2,638.79    20.97    17.11       250.48
Dime Community Bancorp Inc.       DIME     NY     1,385,356     1.04     6.55    23.500     296.68    21.96    25.54       158.68
Dime Financial Corp.              DIBK     CT       921,510     1.90    23.53    30.000     154.87    10.17     9.26       206.33
Downey Financial Corp.            DSL      CA     5,853,968     0.70     9.58    28.375     759.14    19.17    18.19       181.77
Eagle BancGroup Inc.              EGLB     IL       172,160     0.24     2.00    19.250      22.91    42.78    53.47       113.04
Eagle Bancshares                  EBSI     GA       872,706     0.76     8.90    19.000     108.27    22.09    16.38       150.91
East Side Financial Inc.          ESDF     IL        74,057     0.85     5.43    23.125       7.33    11.34    12.04        60.58


=========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
=========================================================================

Cameron Financial Corp            CMRN     MO    120.48    25.32    1.33
Carolina Fincorp Inc.             CFNC     NC    127.51    28.81    1.35
Carver Bancorp Inc.               CNY      NY    114.66     9.26    -
Cascade Financial Corp.           CASB     WA    158.49    10.52    -
Catskill Financial Corp.          CATB     NY    112.75    27.94    1.84
CBES Bancorp Inc.                 CBES     MO    124.29    21.02    1.83
CCF Holding Company               CCFH     GA    138.99    14.82    2.79
Cecil Bancorp Inc.                CECB     MD    123.26    14.26    2.05
CENIT Bancorp Inc.                CNIT     VA    234.15    15.68    1.50
Central Co-operative Bank         CEBK     MA    165.38    14.73    1.19
Century Bancorp Inc.              CENB     NC    110.59    33.50    2.41
CFSB Bancorp Inc.                 CFSB     MI    275.33    21.19    1.90
Charter One Financial             COFI     OH    312.03    26.02    1.61
Chester Valley Bancorp Inc.       CVAL     PA    210.43    18.43    1.62
CitFed Bancorp Inc.               CTZN     OH    264.34    15.07    0.63
Citizens Bancorp Inc.             CIBC     IN    104.71    31.15    -
Citizens First Financial Corp.    CBK      IL    110.82    16.79    -
CKF Bancorp Inc.                  CKFB     KY    109.40    27.91    2.70
Classic Bancshares Inc.           CLAS     KY    126.46    15.98    1.72
CNS Bancorp Inc.                  CNSB     MO    149.93    36.48    1.12
Coastal Bancorp Inc.              CBSA     TX    172.13     4.96    1.65
Coastal Financial Corp.           CFCP     SC    319.23    20.93    1.62
Commercial Federal Corp.          CFB      NE    286.90    15.84    0.62
Commonwealth Bancorp Inc.         CMSB     PA    209.36    15.15    1.32
Community Federal Bancorp         CFTP     MS    138.06    39.65    1.62
Community Financial Corp.         CFFC     VA    139.55    18.46    2.11
Community First Banking Co.       CFBC     GA    127.13    24.16    1.52
Community Investors Bancorp       CIBI     OH    134.41    15.54    1.97
Cooperative Bankshares Inc.       COOP     NC    196.87    15.14    -
Crazy Woman Creek Bancorp         CRZY     WY    103.33    24.49    2.60
CSB Financial Group Inc.          CSBF     IL    110.02    26.02    -
Cumberland Mountain Bancshares    CMBN     KY    124.81     8.56    -
D & N Financial Corp.             DNFC     MI    239.39    12.46    0.76
Delphos Citizens Bancorp Inc.     DCBI     OH    117.75    31.36    -
Dime Bancorp Inc.                 DME      NY    263.16    13.59    0.62
Dime Community Bancorp Inc.       DIME     NY    184.17    21.42    1.02
Dime Financial Corp.              DIBK     CT    212.46    16.81    1.47
Downey Financial Corp.            DSL      CA    184.13    12.97    1.13
Eagle BancGroup Inc.              EGLB     IL    113.04    13.31    -
Eagle Bancshares                  EBSI     GA    150.91    12.41    3.16
East Side Financial Inc.          ESDF     IL     60.58     9.90    4.67

                                     III-2

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

==============================================================================================================================
                                                                 LTM      LTM     Stock   Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price  Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97   Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)     ($M)      (x)      (x)        (%)
==============================================================================================================================
East Texas Financial Services     ETFS     TX       115,949     0.62     3.44    20.000   20.53    25.64    23.81        98.33
Elmira Savings Bank (The)         ESBK     NY       228,268     0.34     5.40    30.000   22.25    23.08    16.30       149.48
Emerald Financial Corp.           EMLD     OH       603,493     0.97    12.70    19.625   99.53    16.49    16.35       211.48
Empire Federal Bancorp Inc.       EFBC     MT       110,540       NA       NA    16.250   42.12       NA    23.90       104.77
Enterprise Federal Bancorp        EFBI     OH       274,888     0.78     6.14    28.250   56.10    22.97    25.22       178.57
Equitable Federal Savings Bank    EQSB     MD       308,197     0.73    14.49    48.500   29.21    23.54    14.61       187.98
Essex Bancorp Inc.                ESX      VA       191,886     0.02     0.30     4.625    4.89       NM       NM           NM
Falmouth Bancorp Inc.             FCB      MA        96,391     0.75     3.04    20.500   29.82    37.27    28.47       130.74
FCB Financial Corp.               FCBF     WI       522,991     1.09     6.92    28.250  109.59    22.60    16.05       150.91
Fed One Bancorp                   FOBC     WV       357,721     0.94     8.26    26.000   61.71    19.40    19.70       149.00
FFBS BanCorp Inc.                 FFBS     MS       134,952     1.41     7.42    22.250   34.98    18.54    18.54       147.64
FFD Financial Corp.               FFDF     OH        88,220     0.97     3.92    18.625   26.91    14.90    27.39       125.34
FFLC Bancorp Inc.                 FFLC     FL       383,382     0.94     6.42    22.000   84.36    24.44    22.92       160.23
FFVA Financial Corp.              FFFC     VA       567,266     1.35     9.97    33.750  152.68    20.71    19.18       189.18
FFW Corp.                         FFWC     IN       181,468     1.03    10.34    41.750   29.98    16.97    15.81       169.44
FFY Financial Corp.               FFYF     OH       610,974     1.26     8.58    32.000  131.66    17.30    16.33       157.64
Fidelity Bancorp Inc.             FBCI     IL       497,862     0.81     7.81    23.375   65.33    16.94    15.38       125.27
Fidelity Bancorp Inc.             FSBI     PA       380,951     0.76    11.19    27.500   42.76    16.08    13.75       165.17
Fidelity Federal Bancorp          FFED     IN       235,336     0.73    13.74    10.000   27.91    14.29    13.16       194.17
Fidelity Financial of Ohio        FFOH     OH       528,704     0.94     7.07    15.250   85.09    19.55    17.33       123.58
Financial Bancorp Inc.            FIBC     NY       296,956     0.98    10.16    24.375   41.67    16.25    15.23       155.16
First Allen Parish Bancorp        FALN     LA        33,228     0.97     7.10    16.500    4.36    12.79    12.13        95.76
First Bancshares Inc.             FBSI     MO       162,755     1.08     7.68    26.000   28.43    15.29    13.27       125.36
First Bell Bancorp Inc.           FBBC     PA       681,215     1.09     9.27    18.625  121.26    16.06    15.52       169.01
First Citizens Corp.              FSTC     GA       337,197     1.75    18.43    26.750   73.39    12.92    15.20       215.03
First Coastal Corp.               FCME     ME       148,571     3.97    44.97    14.750   20.05     3.28    15.36       138.37
First Colorado Bancorp Inc.       FFBA     CO     1,512,605     1.20     8.96    24.625  413.47    22.18    19.24       205.21
First Defiance Financial          FDEF     OH       574,364     1.00     4.67    15.000  134.35    25.00    25.00       118.95
First Essex Bancorp Inc.          FESX     MA     1,209,698     0.77    10.65    20.625  155.24    14.95    15.17       173.32
First Federal Bancorp Inc.        FFBZ     OH       203,703     0.97    12.73    20.000   31.50    17.54    17.24       220.75
First Federal Bancorporation      BDJI     MN       111,492     0.63     5.72    28.000   18.83    23.14    20.59       157.75
First Federal Bancshares of AR    FFBH     AR       547,119     1.01     6.51    23.625  115.67    19.52    20.37       141.98
First Federal Capital Corp.       FTFC     WI     1,559,672     0.90    13.94    30.000  274.95    18.07    15.63       261.78
First Federal Financial Corp.     FFKY     KY       382,585     1.62    11.85    22.250   92.25    15.24    14.64       176.59
First Federal Finl Bncp Inc.      FFFB     OH        59,315     0.67     3.57    16.125   10.68    48.86    31.01        99.97
First Federal of East Hartford    FFES     CT       987,416     0.60     9.47    37.125   99.58    19.85    19.75       152.15
First Financial Bancorp Inc.      FFBI     IL        84,242     0.42     5.18    21.000    8.72       NM    18.10       116.02
First Financial Holdings Inc.     FFCH     SC     1,712,931     0.85    13.85    48.000  305.68    21.52    21.05       291.79
First Franklin Corp.              FFHS     OH       231,189     0.65     7.31    26.000   30.99    25.49    19.70       148.66
First Georgia Holding Inc.        FGHC     GA       156,383     0.78     9.53     8.250   25.18    27.50    17.19       195.96
First Home Bancorp Inc.           FSPG     NJ       525,092     0.91    13.69    28.875   78.21    16.79    17.19       216.94


========================================================================
                                                 Price/  Price/
                                                   Tang.   Total    Div.
                                                   Book   Assets   Yield
               Company          Ticker     St.     (%)     (%)     (%)
========================================================================
East Texas Financial Services     ETFS     TX    98.33    17.71    1.00
Elmira Savings Bank (The)         ESBK     NY   153.53     9.75    2.03
Emerald Financial Corp.           EMLD     OH   214.72    16.49    1.22
Empire Federal Bancorp Inc.       EFBC     MT   104.77    38.10    1.85
Enterprise Federal Bancorp        EFBI     OH   178.68    20.41    3.54
Equitable Federal Savings Bank    EQSB     MD   187.98     9.48    -
Essex Bancorp Inc.                ESX      VA       NM     2.55    -
Falmouth Bancorp Inc.             FCB      MA   130.74    30.94    0.98
FCB Financial Corp.               FCBF     WI   150.91    20.95    2.83
Fed One Bancorp                   FOBC     WV   155.88    17.25    2.39
FFBS BanCorp Inc.                 FFBS     MS   147.64    25.92    2.25
FFD Financial Corp.               FFDF     OH   125.34    30.50    1.61
FFLC Bancorp Inc.                 FFLC     FL   160.23    22.00    1.31
FFVA Financial Corp.              FFFC     VA   193.08    26.92    1.42
FFW Corp.                         FFWC     IN   186.72    16.52    1.73
FFY Financial Corp.               FFYF     OH   157.64    21.55    2.50
Fidelity Bancorp Inc.             FBCI     IL   125.54    13.12    1.37
Fidelity Bancorp Inc.             FSBI     PA   165.17    11.22    1.31
Fidelity Federal Bancorp          FFED     IN   194.17    11.86    4.00
Fidelity Financial of Ohio        FFOH     OH   139.40    16.09    1.84
Financial Bancorp Inc.            FIBC     NY   155.85    14.03    1.64
First Allen Parish Bancorp        FALN     LA    95.76    13.12    1.82
First Bancshares Inc.             FBSI     MO   125.36    17.47    0.77
First Bell Bancorp Inc.           FBBC     PA   169.01    17.80    2.15
First Citizens Corp.              FSTC     GA   272.96    21.76    1.10
First Coastal Corp.               FCME     ME   138.37    13.50    -
First Colorado Bancorp Inc.       FFBA     CO   207.98    27.33    1.95
First Defiance Financial          FDEF     OH   118.95    23.39    2.13
First Essex Bancorp Inc.          FESX     MA   198.13    12.83    2.33
First Federal Bancorp Inc.        FFBZ     OH   220.99    15.46    1.40
First Federal Bancorporation      BDJI     MN   157.75    16.89    -
First Federal Bancshares of AR    FFBH     AR   141.98    21.14    1.02
First Federal Capital Corp.       FTFC     WI   277.78    17.63    1.60
First Federal Financial Corp.     FFKY     KY   187.13    24.11    2.52
First Federal Finl Bncp Inc.      FFFB     OH    99.97    18.01    1.74
First Federal of East Hartford    FFES     CT   152.15    10.08    1.62
First Financial Bancorp Inc.      FFBI     IL   116.02    10.35    -
First Financial Holdings Inc.     FFCH     SC   291.79    17.85    1.75
First Franklin Corp.              FFHS     OH   149.51    13.40    1.54
First Georgia Holding Inc.        FGHC     GA   213.73    16.10    0.65
First Home Bancorp Inc.           FSPG     NJ   220.25    14.89    1.39


                                     III-3

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

================================================================================================================================
                                                                 LTM      LTM     Stock     Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price    Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97     Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)       ($M)      (x)      (x)        (%)
================================================================================================================================

First Independence Corp.          FFSL     KS       112,523     0.65     6.09    15.000     14.67    22.06    18.75       127.33
First Indiana Corporation         FISB     IN     1,547,121     0.95     9.90    29.500    311.56    18.67    17.15       208.92
First Keystone Financial          FKFS     PA       373,430     0.77    10.53    36.750     45.14    16.19    15.06       182.38
First Lancaster Bancshares        FLKY     KY        47,184     1.24     3.64    15.750     14.98    28.64    32.81       107.73
First Liberty Financial Corp.     FLFC     GA     1,288,919     0.94    12.81    30.875    238.68    23.57    17.15       251.02
First Midwest Financial Inc.      CASH     IA       404,589     0.88     8.04    22.000     59.38    17.32    16.67       136.56
First Mutual Bancorp Inc.         FMBD     IL       402,389     0.28     1.95    20.000     70.13    58.82    62.50       119.26
First Mutual Savings Bank         FMSB     WA       451,120     1.00    15.00    17.000     69.14    16.67    15.74       225.76
First Northern Capital Corp.      FNGB     WI       656,745     0.89     7.88    13.875    122.73    21.68    20.40       168.39
First Palm Beach Bancorp Inc.     FFPB     FL     1,808,420     0.50     7.31    38.750    195.60    20.95    20.18       173.07
First Savings Bancorp Inc.        SOPN     NC       295,315     1.76     7.28    23.750     87.80    19.31    18.55       128.87
First SB of Washington Bancorp    FWWB     WA     1,098,615     1.17     7.97    26.000    266.41    20.00    19.12       164.25
First SecurityFed Financial       FSFF     IL       267,332       NA       NA    15.938    102.13       NA       NA           NA
First Shenango Bancorp Inc.       SHEN     PA       401,437     1.17    10.46    33.000     68.28    14.80    14.47       146.34
FirstBank Corp.                   FBNW     ID       177,870     0.51     5.55    18.125     35.96       NA       NA       113.35
FirstFed America Bancorp Inc.     FAB      MA     1,036,062     0.47     4.89    20.250    176.32       NA    23.01       129.56
FirstFed Bancorp Inc.             FFDB     AL       176,464     1.01    10.32    21.281     24.49    14.48    15.20       144.08
FirstFed Financial Corp.          FED      CA     4,104,647     0.56    11.68    38.188    404.32    17.76    17.36       190.84
FirstSpartan Financial Corp.      FSPT     SC       482,314     1.07     7.47    37.250    165.03       NA       NA       127.70
FLAG Financial Corp.              FLAG     GA       238,463     0.72     7.98    18.500     37.68    18.50    18.50       173.55
Flagstar Bancorp Inc.             FLGS     MI     2,033,260     1.43    22.84    19.625    268.27    43.61    10.90       220.75
Flushing Financial Corp.          FFIC     NY       960,130     0.96     6.05    23.000    183.62    21.70    19.17       134.66
FMS Financial Corp.               FMCO     NJ       581,660     1.02    15.74    32.750     78.20    14.36    14.36       207.28
Fort Bend Holding Corp.           FBHC     TX       319,414     0.51     8.12    20.000     33.28    21.05    20.83       168.35
Fort Thomas Financial Corp.       FTSB     KY        97,843     1.22     7.18    14.875     22.24    18.83    16.17       140.86
Foundation Bancorp Inc.           FOUN     OH        36,605     0.80     4.11    15.500      7.17    23.48    22.79       104.17
Frankfort First Bancorp Inc.      FKKYD    KY       133,255     0.63     2.74    18.000     29.52       NM    18.75       131.58
FSF Financial Corp.               FFHH     MN       388,135     0.84     6.96    19.750     59.44    18.63    16.46       121.61
Fulton Bancorp Inc.               FTNB     MO       103,713     1.08     4.69    22.625     38.90       NA    26.93       152.05
GA Financial Inc.                 GAF      PA       802,304     1.07     6.10    18.500    145.62    19.27    15.95       125.68
GFSB Bancorp Inc.                 GUPB     NM       109,964     0.87     5.45    20.250     16.21    21.09    22.01       115.06
Gilmer Financial Svcs, Inc.       GLMR     TX        41,829     0.30     3.27    18.000      3.44    27.69    14.06        89.02
Glacier Bancorp Inc.              GBCI     MT       573,968     1.54    16.10    22.000    150.00    18.03    16.18       261.59
Glenway Financial Corp.           GFCO     OH       293,245     0.77     8.14    18.000     41.07    18.18    16.67       147.90
Golden State Bancorp Inc.         GSB      CA    16,432,304     0.74    11.69    34.563  1,743.90    25.23    21.60       213.88
Golden West Financial             GDW      CA    39,228,359     0.86    13.68    90.750  5,154.95    15.41    14.36       200.07
Great American Bancorp            GTPS     IL       139,568     0.59     2.65    18.500     31.39    47.44    35.58       100.33
Great Southern Bancorp Inc.       GSBC     MO       727,533     1.74    19.81    24.625    198.85    16.09    13.10       316.11
Green Street Financial Corp.      GSFC     NC       177,962     1.58     4.47    18.000     77.37    26.87    26.47       122.95
GreenPoint Financial Corp.        GPT      NY    13,093,985     1.05    10.01    66.750  2,858.64    18.75    17.57       198.37
GS Financial Corp.                GSLA     LA       131,071     1.32     3.50    17.500     60.17       NA    25.74       106.45


========================================================================
                                                 Price/  Price/
                                                   Tang.   Total    Div.
                                                   Book   Assets   Yield
               Company          Ticker     St.     (%)     (%)     (%)
========================================================================

First Independence Corp.          FFSL     KS   127.33    13.04    1.67
First Indiana Corporation         FISB     IN   211.47    20.14    1.63
First Keystone Financial          FKFS     PA   182.38    12.09    0.54
First Lancaster Bancshares        FLKY     KY   107.73    31.75    3.18
First Liberty Financial Corp.     FLFC     GA   278.40    18.52    1.43
First Midwest Financial Inc.      CASH     IA   153.74    14.68    2.18
First Mutual Bancorp Inc.         FMBD     IL   156.49    17.43    1.60
First Mutual Savings Bank         FMSB     WA   225.76    15.33    1.18
First Northern Capital Corp.      FNGB     WI   168.39    18.69    2.31
First Palm Beach Bancorp Inc.     FFPB     FL   177.18    10.82    1.55
First Savings Bancorp Inc.        SOPN     NC   128.87    29.73    3.71
First SB of Washington Bancorp    FWWB     WA   177.84    24.25    1.08
First SecurityFed Financial       FSFF     IL       NA    38.20    -
First Shenango Bancorp Inc.       SHEN     PA   146.34    17.01    1.82
FirstBank Corp.                   FBNW     ID   113.35    20.22    1.55
FirstFed America Bancorp Inc.     FAB      MA   129.56    17.02    -
FirstFed Bancorp Inc.             FFDB     AL   157.40    13.88    2.35
FirstFed Financial Corp.          FED      CA   192.77     9.85    -
FirstSpartan Financial Corp.      FSPT     SC   127.70    34.22    1.61
FLAG Financial Corp.              FLAG     GA   173.55    15.80    1.84
Flagstar Bancorp Inc.             FLGS     MI   229.80    13.19    -
Flushing Financial Corp.          FFIC     NY   140.24    19.12    1.04
FMS Financial Corp.               FMCO     NJ   210.34    13.44    0.86
Fort Bend Holding Corp.           FBHC     TX   180.34    10.42    2.00
Fort Thomas Financial Corp.       FTSB     KY   140.86    22.73    1.68
Foundation Bancorp Inc.           FOUN     OH   104.17    19.59    6.45
Frankfort First Bancorp Inc.      FKKYD    KY   131.58    22.15    4.44
FSF Financial Corp.               FFHH     MN   121.61    15.31    2.53
Fulton Bancorp Inc.               FTNB     MO   152.05    37.51    0.88
GA Financial Inc.                 GAF      PA   126.89    18.15    2.60
GFSB Bancorp Inc.                 GUPB     NM   115.06    14.74    1.98
Gilmer Financial Svcs, Inc.       GLMR     TX    89.02     8.22    -
Glacier Bancorp Inc.              GBCI     MT   268.29    26.13    2.18
Glenway Financial Corp.           GFCO     OH   149.75    14.01    2.22
Golden State Bancorp Inc.         GSB      CA   239.02    10.61    -
Golden West Financial             GDW      CA   200.07    13.14    0.55
Great American Bancorp            GTPS     IL   100.33    22.49    2.16
Great Southern Bancorp Inc.       GSBC     MO   316.11    27.33    1.79
Green Street Financial Corp.      GSFC     NC   122.95    43.48    2.44
GreenPoint Financial Corp.        GPT      NY   370.01    21.83    1.50
GS Financial Corp.                GSLA     LA   106.45    45.91    1.60


                                     III-4

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=======================================================================================  =======================================
                                                                 LTM      LTM     Stock     Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price    Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97     Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)       ($M)      (x)      (x)        (%)
=======================================================================================  =======================================

GSB Financial Corp.               GOSB     NY       154,649       NA       NA    17.000     38.22       NA       NA           NA
Guthrie Savings Inc.              GTSV     OK        48,100     1.03     6.65    17.625      7.36    13.56    13.35       100.60
H.F. Ahmanson & Co.               AHM      CA    46,799,157     0.73    14.58    62.063  5,859.45    17.94    18.47       307.70
Hallmark Capital Corp.            HALL     WI       418,467     0.63     8.94    14.875     42.93    16.35    16.90       140.46
Harbor Federal Bancorp Inc.       HRBF     MD       217,202     0.71     5.50    23.000     38.95    24.47    23.00       137.40
Hardin Bancorp Inc.               HFSA     MO       117,364     0.75     5.55    17.750     15.25    18.49    20.17       112.70
Harleysville Savings Bank         HARL     PA       345,239     1.04    16.17    28.500     47.36    14.18    14.25       207.12
Harrington Financial Group        HFGI     IN       521,043     0.36     7.49    12.313     40.10    18.11    30.78       159.08
Harrodsburg First Fin Bancorp     HFFB     KY       108,949     1.35     4.99    17.625     35.69    29.87    22.03       112.40
Harvest Home Financial Corp.      HHFC     OH        87,596     0.57     4.44    14.750     13.49    56.73    19.41       130.42
Haven Bancorp Inc.                HAVN     NY     1,833,284     0.69    11.45    21.750    190.79    17.13    20.14       173.44
Hawthorne Financial Corp.         HTHR     CA       891,163     1.04    18.86    21.625     66.78    16.38    11.50       154.35
Haywood Bancshares Inc.           HBS      NC       152,796     1.37     9.41    21.375     26.73    13.70     8.10       123.34
HCB Bancshares Inc.               HCBB     AR       199,946       NA       NA    13.750     36.37       NA    31.25        95.29
Hemlock Federal Financial Corp    HMLK     IL       161,905     0.80     5.32    17.375     36.08       NA    19.74       115.37
HF Bancorp Inc.                   HEMT     CA     1,050,377     0.18     2.17    17.125    107.58       NM    53.52       129.15
HF Financial Corp.                HFFC     SD       574,889     0.94    10.13    25.875     76.01    13.84    11.76       142.01
HFB Financial Corp.               HFBC     KY       160,876     0.91     8.86    15.500     16.80     9.87     9.23        99.23
HFNC Financial Corp.              HFNC     NC       866,859     1.05     4.55    14.750    253.59    22.01    14.18       155.59
HFS Bank FSB                      HFSK     IN       153,738     0.91    11.84    16.750     15.10    11.47    10.74       126.99
High Country Bancorp Inc.         HCBC     CO        76,324     0.38     4.61    14.750     19.51       NA       NA           NA
Highland Federal Bank FSB         HBNK     CA       515,990     0.86    11.72    32.875     75.62    13.93    11.26       191.13
Hingham Instit. for Savings       HIFS     MA       216,240     1.25    12.96    27.875     36.34    14.08    13.40       173.14
HMN Financial Inc.                HMNF     MN       568,847     0.85     5.81    26.250    109.82    18.62    17.27       130.66
Home Bancorp                      HBFW     IN       334,862     0.89     6.29    26.875     67.85    35.36    21.67       152.53
Home Bancorp of Elgin Inc.        HBEI     IL       342,518     0.80     2.90    18.250    125.12    39.67    45.63       132.53
Home Building Bancorp             HBBI     IN        41,746     0.73     5.65    21.250      6.62    18.48    19.68       104.01
Home City Financial Corp.         HCFC     OH        70,110     1.25     6.49    17.250     15.60       NA    14.87       113.49
Home Federal Bancorp              HOMF     IN       694,109     1.21    14.44    26.500    135.35    15.77    14.40       225.15
Home Financial Bancorp            HWEN     IN        41,309     0.74     4.00    17.625      8.19    23.50    23.19       112.91
Home Port Bancorp Inc.            HPBC     MA       201,014     1.67    15.64    22.875     42.13    13.00    12.71       196.35
Horizon Financial Corp.           HRZB     WA       531,028     1.55     9.95    17.000    126.47    15.32    15.18       152.19
Horizon Financial Svcs Corp.      HZFS     IA        87,784     0.66     6.37    11.750     10.00    15.06    10.13       114.41
IBS Financial Corp.               IBSF     NJ       734,751     0.78     4.44    17.250    188.88    31.94    35.94       147.56
Independence Federal Svgs Bank    IFSB     DC       251,561     0.23     3.40    14.000     17.94    12.84    21.88        98.38
Industrial Bancorp Inc.           INBI     OH       354,116     1.44     7.92    17.750     91.82    17.57    17.75       150.94
InterWest Bancorp Inc.            IWBK     WA     2,046,705     0.98    14.90    39.750    320.00    16.03    15.53       246.44
Ipswich Savings Bank              IPSW     MA       202,509     0.97    16.37    13.125     31.27    15.63    14.27       274.58
ISB Financial Corp.               ISBF     LA       956,048     0.72     5.76    27.625    190.63    26.31    34.53       155.63
ITLA Capital Corp.                ITLA     CA       901,555     1.46    13.06    18.000    141.29    12.08    11.25       146.10
Jacksonville Bancorp Inc.         JXVL     TX       226,182     1.33     8.42    19.750     48.26    25.65    12.04       145.76

==========================================================================
                                                   Price/  Price/
                                                     Tang.   Total    Div.
                                                     Book   Assets   Yield
               Company          Ticker     St.       (%)     (%)     (%)
===========================================================================

GSB Financial Corp.               GOSB     NY         NA    24.71    -
Guthrie Savings Inc.              GTSV     OK     100.60    15.30    -
H.F. Ahmanson & Co.               AHM      CA     362.09    12.52    1.42
Hallmark Capital Corp.            HALL     WI     140.46    10.26    -
Harbor Federal Bancorp Inc.       HRBF     MD     137.40    17.93    2.09
Hardin Bancorp Inc.               HFSA     MO     112.70    12.99    2.70
Harleysville Savings Bank         HARL     PA     207.12    13.72    1.54
Harrington Financial Group        HFGI     IN     159.08     7.70    0.98
Harrodsburg First Fin Bancorp     HFFB     KY     112.40    32.76    2.27
Harvest Home Financial Corp.      HHFC     OH     130.42    15.40    2.98
Haven Bancorp Inc.                HAVN     NY     174.00    10.41    1.38
Hawthorne Financial Corp.         HTHR     CA     154.35     7.49    -
Haywood Bancshares Inc.           HBS      NC     127.69    17.49    2.62
HCB Bancshares Inc.               HCBB     AR      98.85    18.19    -
Hemlock Federal Financial Corp    HMLK     IL     115.37    22.28    1.38
HF Bancorp Inc.                   HEMT     CA     154.98    10.24    -
HF Financial Corp.                HFFC     SD     142.01    13.22    1.62
HFB Financial Corp.               HFBC     KY      99.23    10.44    2.71
HFNC Financial Corp.              HFNC     NC     155.59    29.25    1.90
HFS Bank FSB                      HFSK     IN     126.99     9.82    2.63
High Country Bancorp Inc.         HCBC     CO         NA    25.56    -
Highland Federal Bank FSB         HBNK     CA     191.13    14.66    -
Hingham Instit. for Savings       HIFS     MA     173.14    16.81    1.72
HMN Financial Inc.                HMNF     MN     130.66    19.31    -
Home Bancorp                      HBFW     IN     152.53    20.26    0.74
Home Bancorp of Elgin Inc.        HBEI     IL     132.53    36.53    2.19
Home Building Bancorp             HBBI     IN     104.01    15.86    1.41
Home City Financial Corp.         HCFC     OH     113.49    22.25    2.09
Home Federal Bancorp              HOMF     IN     232.05    19.50    1.32
Home Financial Bancorp            HWEN     IN     112.91    19.83    1.14
Home Port Bancorp Inc.            HPBC     MA     196.35    20.96    3.50
Horizon Financial Corp.           HRZB     WA     152.19    23.82    2.59
Horizon Financial Svcs Corp.      HZFS     IA     114.41    11.39    1.53
IBS Financial Corp.               IBSF     NJ     147.56    25.71    2.32
Independence Federal Svgs Bank    IFSB     DC     110.50     7.13    1.57
Industrial Bancorp Inc.           INBI     OH     150.94    25.93    3.16
InterWest Bancorp Inc.            IWBK     WA     250.95    15.63    1.61
Ipswich Savings Bank              IPSW     MA     274.58    15.44    0.91
ISB Financial Corp.               ISBF     LA     181.86    19.94    1.81
ITLA Capital Corp.                ITLA     CA     146.70    15.67    -
Jacksonville Bancorp Inc.         JXVL     TX     145.76    21.34    2.53


                                     III-5

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

==================================================================================================================================
                                                                 LTM      LTM     Stock       Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price      Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97       Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)         ($M)      (x)      (x)        (%)
==================================================================================================================================

Jefferson Savings Bancorp         JSBA     MO     1,257,753     0.76     9.32    41.750      209.02    19.42    21.30       169.92
Joachim Bancorp Inc.              JOAC     MO        35,073     0.79     2.72    15.000       10.84    39.47    41.67       109.81
JSB Financial Inc.                JSB      NY     1,531,068     1.72     7.67    49.063      486.63    17.22    14.96       136.63
Kankakee Bancorp Inc.             KNK      IL       339,937     0.87     8.11    34.250       48.83    16.79    17.47       125.69
Kentucky First Bancorp Inc.       KYF      KY        88,089     1.14     6.60    14.688       19.06    18.36    16.69       130.10
Kenwood Bancorp Inc.              KNWP     OH        49,044    (0.06)   (0.63)   11.000        3.25       NA    21.15        75.14
Klamath First Bancorp             KFBI     OR       980,078     1.04     5.75    21.500      215.40    24.43    24.43       137.47
KS Bancorp Inc.                   KSAV     NC       109,937     1.20     8.77    22.500       19.92    17.05    18.15       136.86
KSB Bancorp Inc.                  KSBK     ME       149,657     1.08    14.95    20.563       25.46    15.94    13.53       231.04
Lakeview Financial                LVSB     NJ       505,882     0.93     9.48    25.000      112.73    20.83    16.45       182.35
Landmark Bancshares Inc.          LARK     KS       227,736     0.98     6.70    23.250       39.26    17.10    17.10       122.43
Laurel Capital Group Inc.         LARL     PA       209,980     1.41    13.60    28.125       40.69    14.35    13.79       185.03
Lawrence Savings Bank             LSBX     MA       352,980     1.74    20.08    15.750       67.48    11.50    11.25       200.89
Lenox Bancorp Inc.                LNXC     OH        48,707     0.69     4.55    16.750        6.86    22.95    24.63        99.17
Lexington B&L Financial Corp.     LXMO     MO        59,236     1.32     4.46    17.125       19.50    30.04    19.46       116.26
Life Financial Corp.              LFCO     CA       294,102     5.42    46.82    13.000       85.04     6.02     5.42       171.96
Little Falls Bancorp Inc.         LFBI     NJ       324,425     0.51     3.93    20.250       52.81    30.22    28.13       139.37
Logansport Financial Corp.        LOGN     IN        85,801     1.47     7.54    16.000       20.17    17.78    17.39       124.42
London Financial Corporation      LONF     OH        38,210     0.96     4.63    15.250        7.86    18.83    14.12       103.32
Long Island Bancorp Inc.          LISB     NY     5,930,784     0.73     7.93    45.375    1,090.04    21.81    20.63       199.54
LSB Financial Corp.               LSBI     IN       200,266     0.69     7.65    27.750       25.43    16.62    15.08       137.10
MAF Bancorp Inc.                  MAFB     IL     3,370,587     1.15    14.72    34.250      517.23    14.64    14.76       198.90
Marion Capital Holdings           MARN     IN       179,822     1.68     7.40    27.000       48.00    16.98    18.75       121.51
Market Financial Corp.            MRKF     OH        56,121     0.99     3.66    15.438       20.62       NA    25.73       103.68
Maryland Federal Bancorp          MFSL     MD     1,175,006     0.91    11.00    27.000      174.62    23.48    18.75       175.10
MASSBANK Corp.                    MASB     MA       932,757     1.03     9.90    47.000      167.86    17.41    16.79       166.37
Mayflower Co-operative Bank       MFLR     MA       129,033     0.94     9.79    23.750       21.15    16.27    16.05       170.01
MBLA Financial Corp.              MBLF     MO       224,013     0.85     6.63    27.000       34.22    20.15    17.76       120.81
MCM Savings Bank FSB              MCMS     MO        63,865     0.25     4.03    21.000        3.82       NM    12.80        95.67
Mechanics Savings Bank            MECH     CT       830,741     1.79    17.83    26.750      141.59     9.98    18.58       163.81
Medford Bancorp Inc.              MDBK     MA     1,106,345     1.00    11.19    38.250      173.70    16.00    16.78       174.18
Meritrust Federal SB              MERI     LA       233,311     1.15    14.61    69.000       53.42    21.23    21.56       277.22
Metropolitan Financial Corp.      METF     OH       865,572     0.60    15.21    15.250      107.53    20.61    18.15       308.08
MetroWest Bank                    MWBX     MA       585,760     1.37    18.02     8.750      122.12    16.51    15.63       279.55
MFB Corp.                         MFBC     IN       255,921     0.83     5.62    23.500       38.79    20.61    20.26       115.71
Mid-Central Financial Corp.       MCFC     MN        57,123     0.93     9.77    21.750        4.86     9.98     8.63        90.78
Mid-Coast Bancorp Inc.            MCBN     ME        61,473     0.72     8.25    28.750        6.70    14.82    13.31       126.93
Mid-Iowa Financial Corp.          MIFC     IA       128,017     1.15    12.41    11.250       18.88    12.50    14.06       156.47
Midland Federal S&LA              MIDF     IL       109,599     0.62     8.90    21.000        7.28     9.37    10.50        89.21
Midwest Bancshares Inc.           MWBI     IA       149,850     0.77    11.05    17.750       18.07    15.99    11.68       174.36
Midwest Savings Bank              MDWB     IL        43,342     0.44     6.21    15.437        2.96    12.76    12.45        98.01


==========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
==========================================================================

Jefferson Savings Bancorp         JSBA     MO    216.66    16.62    1.34
Joachim Bancorp Inc.              JOAC     MO    109.81    30.91    3.33
JSB Financial Inc.                JSB      NY    136.63    31.78    2.85
Kankakee Bancorp Inc.             KNK      IL    133.32    14.36    1.40
Kentucky First Bancorp Inc.       KYF      KY    130.10    21.64    3.40
Kenwood Bancorp Inc.              KNWP     OH     75.14     6.63    2.55
Klamath First Bancorp             KFBI     OR    151.20    21.98    1.49
KS Bancorp Inc.                   KSAV     NC    136.94    18.12    2.67
KSB Bancorp Inc.                  KSBK     ME    243.06    17.01    0.39
Lakeview Financial                LVSB     NJ    212.77    22.28    0.50
Landmark Bancshares Inc.          LARK     KS    122.43    17.24    1.72
Laurel Capital Group Inc.         LARL     PA    185.03    19.38    1.85
Lawrence Savings Bank             LSBX     MA    200.89    19.12    -
Lenox Bancorp Inc.                LNXC     OH     99.17    14.08    1.19
Lexington B&L Financial Corp.     LXMO     MO    116.26    32.92    1.75
Life Financial Corp.              LFCO     CA    171.96    28.92    -
Little Falls Bancorp Inc.         LFBI     NJ    151.12    16.28    0.99
Logansport Financial Corp.        LOGN     IN    124.42    23.51    2.50
London Financial Corporation      LONF     OH    103.32    20.57    1.57
Long Island Bancorp Inc.          LISB     NY    201.40    18.38    1.32
LSB Financial Corp.               LSBI     IN    137.10    12.70    1.23
MAF Bancorp Inc.                  MAFB     IL    226.37    15.35    0.82
Marion Capital Holdings           MARN     IN    121.51    26.69    3.26
Market Financial Corp.            MRKF     OH    103.68    36.74    1.81
Maryland Federal Bancorp          MFSL     MD    177.17    14.86    1.56
MASSBANK Corp.                    MASB     MA    168.88    18.00    2.04
Mayflower Co-operative Bank       MFLR     MA    172.73    16.39    2.86
MBLA Financial Corp.              MBLF     MO    120.81    15.28    1.48
MCM Savings Bank FSB              MCMS     MO     95.67     5.98    0.95
Mechanics Savings Bank            MECH     CT    163.81    17.04    -
Medford Bancorp Inc.              MDBK     MA    185.86    15.70    1.88
Meritrust Federal SB              MERI     LA    277.22    22.90    1.01
Metropolitan Financial Corp.      METF     OH    337.39    12.42    -
MetroWest Bank                    MWBX     MA    279.55    20.85    1.37
MFB Corp.                         MFBC     IN    115.71    15.16    1.36
Mid-Central Financial Corp.       MCFC     MN     90.78     8.51    1.38
Mid-Coast Bancorp Inc.            MCBN     ME    126.93    10.90    1.81
Mid-Iowa Financial Corp.          MIFC     IA    156.69    14.75    0.71
Midland Federal S&LA              MIDF     IL     89.21     6.64    1.43
Midwest Bancshares Inc.           MWBI     IA    174.36    12.06    1.35
Midwest Savings Bank              MDWB     IL     98.01     6.83    -


                                     III-6

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=================================================================================================================================
                                                                 LTM      LTM     Stock      Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price     Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97      Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)        ($M)      (x)      (x)        (%)
=================================================================================================================================

Milton Federal Financial Corp.    MFFC     OH       209,958     0.65     4.52    15.000      34.57    23.81    23.44       121.85
Mississippi View Holding Co.      MIVI     MN        68,546     1.05     5.95    17.500      12.95    18.23    18.23       107.36
Mitchell Bancorp Inc.             MBSP     NC        34,591     1.62     3.79    17.250      16.06    27.82    28.75       112.30
Monterey Bay Bancorp Inc.         MBBC     CA       409,663     0.42     3.79    19.250      62.17    32.63    30.08       123.40
Montgomery Financial Corp.        MONT     IN       101,986     0.69     5.12    12.250      20.25       NA       NA       103.73
MSB Bancorp Inc.                  MBB      NY       773,991     0.54     6.06    30.500      86.75    27.23    23.11       136.16
MSB Financial Inc.                MSBF     MI        77,014     1.44     8.08    19.500      24.06    21.91    20.31       188.77
Mutual Community Savings Bank     MTUC     NC        59,620     0.21     1.67    11.375       4.12       NM     9.81        53.81
Mutual Savings Bank FSB           MSBK     MI       654,127     0.02     0.35    12.750      54.56    85.00    79.69       131.04
New Hampshire Thrift Bncshrs      NHTB     NH       319,338     0.60     8.11    21.250      44.09    21.46    16.10       176.50
NewMil Bancorp Inc.               NMSB     CT       317,407     0.82     7.93    13.125      50.34    20.51    19.30       155.88
North American Savings Bank       NASB     MO       736,585     1.20    16.21    54.000     120.76    13.33    10.89       212.85
North Bancshares Inc.             NBSI     IL       122,081     0.56     3.86    25.875      24.73    34.50    53.91       151.85
North Central Bancshares Inc.     FFFD     IA       215,133     1.84     7.57    18.750      61.25    16.30    15.12       123.93
Northeast Bancorp                 NBN      ME       265,442     0.61     7.89    27.500      40.75    23.11    20.22       192.71
Northeast Indiana Bancorp         NEIB     IN       190,319     1.20     7.78    20.000      35.25    16.53    15.15       128.95
Northwest Equity Corp.            NWEQ     WI        96,954     0.99     8.42    19.250      16.15    15.52    14.58       132.48
NorthWest Indiana Bancorp         NWIN     IN       307,522     1.11    11.81    42.500      58.71    17.28    17.42       202.28
NS&L Bancorp Inc.                 NSLB     MO        59,711     0.77     3.72    18.500      13.09    42.05    24.34       112.05
NSS Bancorp Inc.                  NSSY     CT       670,749     0.33     4.07    38.000      93.34    15.45    13.77       168.96
Nutmeg Federal S&LA               NTMG     CT       105,151     0.50     7.18    10.750      10.61    26.22    29.86       182.82
Ocean Financial Corp.             OCFC     NJ     1,489,220     1.00     5.71    37.125     297.55    22.64    20.63       134.36
Ocwen Financial Corp.             OCN      FL     2,956,300     1.74    19.54    24.750   1,497.50    16.61    17.68       358.18
Ohio State Financial Services     OSFS     OH        38,559     0.98     6.13    14.870       9.43       NA       NA        90.29
OHSL Financial Corp.              OHSL     OH       234,600     0.88     7.86    26.500      32.72    16.16    16.16       123.72
Oregon Trail Financial Corp.      OTFC     OR       341,988       NA       NA    16.000      75.12       NA       NA           NA
Ottawa Financial Corp.            OFCP     MI       866,966     0.79     8.88    28.625     152.60    23.27    23.85       202.30
Pamrapo Bancorp Inc.              PBCI     NJ       371,958     1.33     9.61    25.125      71.43    15.32    14.28       148.76
Park Bancorp Inc.                 PFED     IL       174,515     1.06     4.65    17.875      43.46    21.80    22.34       107.62
Parkvale Financial Corporation    PVSA     PA     1,005,440     1.08    14.93    28.000     142.97    14.00    13.73       184.21
Peekskill Financial Corp.         PEEK     NY       181,242     1.15     4.33    17.500      55.88    26.12    25.74       118.16
Pekin Savings SB                  PEKS     IL        84,910     0.78     9.49    62.500      10.51    25.61    14.60       147.65
PenFed Bancorp Incorporated       PFBXX    KY        30,485     0.88     5.09    13.000       3.86       NM       NM        80.95
PennFed Financial Services Inc    PFSB     NJ     1,363,950     0.82    10.96    33.500     161.56    15.44    14.96       149.35
PennFirst Bancorp Inc.            PWBC     PA       822,350     0.66     8.61    18.625      98.91    17.91    17.25       143.71
Pennwood Bancorp Inc.             PWBK     PA        47,645     1.08     5.66    18.500      10.54    21.51    19.27       120.60
Peoples-Sidney Financial Corp.    PSFC     OH       102,835     1.04     6.37    17.250      30.80       NA    21.56       109.73
Peoples Bancorp                   PFDC     IN       290,601     1.48     9.69    24.000      81.41    19.67    18.18       183.77
People's Bancshares Inc.          PBKB     MA       717,451     0.47     8.45    21.750      71.41    16.11    15.10       242.75
Peoples Financial Corp.           PFFC     OH        86,486     0.90     3.54    14.500      21.25       NA    25.89        91.89
Peoples Heritage Finl Group       PHBK     ME     6,056,083     1.30    16.37    43.500   1,196.29    17.06    15.99       264.92


=========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
=========================================================================

Milton Federal Financial Corp.    MFFC     OH    121.85    16.47    4.00
Mississippi View Holding Co.      MIVI     MN    107.36    18.89    0.91
Mitchell Bancorp Inc.             MBSP     NC    112.30    46.43    2.32
Monterey Bay Bancorp Inc.         MBBC     CA    133.13    15.18    0.62
Montgomery Financial Corp.        MONT     IN    103.73    19.86    1.80
MSB Bancorp Inc.                  MBB      NY    255.44    11.21    1.97
MSB Financial Inc.                MSBF     MI    188.77    31.24    1.44
Mutual Community Savings Bank     MTUC     NC     59.28     6.91    3.17
Mutual Savings Bank FSB           MSBK     MI    131.04     8.34    -
New Hampshire Thrift Bncshrs      NHTB     NH    205.51    13.81    2.35
NewMil Bancorp Inc.               NMSB     CT    155.88    15.86    2.44
North American Savings Bank       NASB     MO    220.23    16.39    1.48
North Bancshares Inc.             NBSI     IL    151.85    20.26    1.86
North Central Bancshares Inc.     FFFD     IA    123.93    28.47    1.33
Northeast Bancorp                 NBN      ME    218.08    15.35    1.16
Northeast Indiana Bancorp         NEIB     IN    128.95    18.52    1.70
Northwest Equity Corp.            NWEQ     WI    132.48    16.66    2.91
NorthWest Indiana Bancorp         NWIN     IN    202.28    19.09    3.01
NS&L Bancorp Inc.                 NSLB     MO    112.05    21.92    2.70
NSS Bancorp Inc.                  NSSY     CT    174.07    13.92    1.05
Nutmeg Federal S&LA               NTMG     CT    182.82    10.09    1.40
Ocean Financial Corp.             OCFC     NJ    134.36    19.98    2.16
Ocwen Financial Corp.             OCN      FL    367.76    50.65    -
Ohio State Financial Services     OSFS     OH     90.29    24.46    -
OHSL Financial Corp.              OHSL     OH    123.72    13.95    3.32
Oregon Trail Financial Corp.      OTFC     OR        NA    21.97    -
Ottawa Financial Corp.            OFCP     MI    250.44    17.60    1.40
Pamrapo Bancorp Inc.              PBCI     NJ    149.82    19.20    3.98
Park Bancorp Inc.                 PFED     IL    107.62    24.90    -
Parkvale Financial Corporation    PVSA     PA    185.43    14.22    1.86
Peekskill Financial Corp.         PEEK     NY    118.16    30.83    2.06
Pekin Savings SB                  PEKS     IL    147.65    12.38    1.60
PenFed Bancorp Incorporated       PFBXX    KY     80.95    12.66    -
PennFed Financial Services Inc    PFSB     NJ    176.41    11.85    0.84
PennFirst Bancorp Inc.            PWBC     PA    161.68    12.03    1.93
Pennwood Bancorp Inc.             PWBK     PA    120.60    22.12    1.73
Peoples-Sidney Financial Corp.    PSFC     OH    109.73    29.95    1.62
Peoples Bancorp                   PFDC     IN    183.77    28.01    1.78
People's Bancshares Inc.          PBKB     MA    253.20     9.95    2.02
Peoples Financial Corp.           PFFC     OH     91.89    24.57    3.45
Peoples Heritage Finl Group       PHBK     ME    310.27    19.75    1.93

                                     III-7

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

==============================================================================================================================
                                                                 LTM      LTM     Stock   Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price  Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97   Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)     ($M)      (x)      (x)        (%)
==============================================================================================================================
Peoples Savings Bank of Troy      PESV     OH       128,229     1.34    12.97    14.250   25.85    16.38    16.19       191.28
Peoples Savings Financial Corp    PSVF     PA        43,991     1.00     4.92    24.500   10.84    24.26    23.56       117.34
Permanent Bancorp Inc.            PERM     IN       433,568     0.62     6.61    26.063   54.81    21.54    21.72       128.71
Perpetual Federal Savings Bank    PFOH     OH       214,649     1.71    10.57    17.250   38.36    13.58    10.78       109.87
Perpetual Midwest Financial       PMFI     IA       401,665     0.32     3.78    27.625   51.74    33.69    23.81       151.45
Perry County Financial Corp.      PCBC     MO        81,105     1.07     5.72    23.250   19.25    24.22    19.38       123.60
PFF Bancorp Inc.                  PFFB     CA     2,615,466     0.46     4.33    19.125  342.40    28.98    25.16       130.19
Piedmont Bancorp Inc.             PDB      NC       126,544     0.57     3.19    10.625   29.23       NM    17.71       140.54
Pioneer Financial Corporation     PONE     KY        76,830     1.33    11.45    42.500      NA    11.55     8.57       103.33
Pittsburgh Home Financial Corp    PHFC     PA       273,304     0.76     6.02    17.875   35.20    17.19    14.90       122.18
Potters Financial Corp.           PTRS     OH       122,716     0.96    10.72    18.500   17.85    15.81    16.52       165.03
Prestige Bancorp Inc.             PRBC     PA       137,834     0.62     5.11    19.250   17.61    21.15    20.05       114.04
Princeton Federal Bank FSB        PRNXX    KY        31,738     0.88     6.28    17.500    4.57    24.65    14.11       104.35
Progress Financial Corp.          PFNC     PA       436,746     0.71    13.62    15.375   61.18    17.88    19.22       262.82
Progressive Bank Inc.             PSBK     NY       884,617     0.94    11.17    36.250  138.79    16.48    15.90       179.63
Provident Financial Holdings      PROV     CA       640,634     0.36     2.55    21.750  105.19    22.66    16.99       123.16
PS Financial Inc.                 PSFI     IL        85,698     2.10     5.43    18.250   37.85       NA    24.01       123.64
Pulse Bancorp                     PULS     NJ       526,016     1.10    14.06    26.750   82.40    14.86    14.86       190.66
PVF Capital Corp.                 PVFC     OH       383,278     1.31    18.82    20.750   53.75    11.53    11.28       195.20
QCF Bancorp Inc.                  QCFB     MN       158,192     1.65     9.33    28.500   39.44    14.54    13.70       151.35
Quaker City Bancorp Inc.          QCBC     CA       847,024     0.69     7.79    22.000  102.81    18.33    16.67       143.51
Queens County Bancorp Inc.        QCSB     NY     1,541,049     1.55    11.55    36.500  551.45    25.70    24.01       275.26
Raritan Bancorp Inc.              RARB     NJ       407,262     1.02    13.07    27.500   65.24    17.86    18.09       217.56
RedFed Bancorp Inc.               REDF     CA       967,309     1.02    12.25    19.625  140.88    15.58    12.91       175.07
Redwood Financial Inc.            REDW     MN        64,651     0.84     3.81    12.000   10.97    27.27    21.43        91.46
Reliancd Bancshares Inc.          RELI     WI        46,987     1.29     2.52     8.875   21.94    34.13    16.16        96.68
Reliance Bancorp Inc.             RELY     NY     2,034,753     0.84    10.22    34.250  298.40    17.93    31.70       177.55
River Valley Bancorp              RIVR     IN       138,461     0.57     4.75    18.125   21.57       NA    15.63       122.47
Riverview Bancorp Inc.            RVSB     WA       282,247     1.23    11.07    15.125   92.69       NM       NM       158.21
Rocky Ford Financial Inc.         RFFC     CO        23,708     1.08     7.03    14.125    5.98       NA       NA        93.85
Roslyn Bancorp Inc.               RSLN     NY     3,474,150     1.17     6.80    22.000  960.13       NA    19.64       156.70
S. Carolina Community Bancshrs    SCCB     SC        45,619     1.15     4.37    22.500   15.72    28.85    31.25       129.68
Sandwich Bancorp Inc.             SWCB     MA       511,765     0.95    11.95    41.000   78.68    17.37    16.53       193.76
Scotland Bancorp Inc.             SSB      NC        64,399     1.88     6.36    10.250   19.61    13.85    10.68       134.69
Security Bancorp Inc.             SCYT     TN        49,130       NA       NA    15.500    6.76       NA    11.74       103.68
Security Federal Bancorp Inc.     SIYF     AL        77,704     1.00     8.08    20.750   13.93    15.15    16.21       152.46
Security First Corp.              SFSL     OH       680,827     1.37    14.73    20.500  155.31    19.71    18.98       246.69
SFB Bancorp Inc.                  SFBK     TN        52,757     1.16     7.65    15.500   11.89       NA    14.35        98.98
SFS Bancorp Inc.                  SFED     NY       174,093     0.69     5.48    24.500   30.16    24.75    24.50       138.89
SGV Bancorp Inc.                  SGVB     CA       408,975     0.31     3.95    17.250   40.41    25.37    28.75       132.90
Shelby County Bancorp             SCBXX    IN        88,776     0.78     9.99    25.000    4.40    10.08     8.33        62.59


==========================================================================
                                                   Price/  Price/
                                                     Tang.   Total    Div.
                                                     Book   Assets   Yield
               Company          Ticker     St.       (%)     (%)     (%)
==========================================================================
Peoples Savings Bank of Troy      PESV     OH     191.28    20.16    0.49
Peoples Savings Financial Corp    PSVF     PA     117.34    24.64    4.08
Permanent Bancorp Inc.            PERM     IN     130.45    12.64    1.54
Perpetual Federal Savings Bank    PFOH     OH     109.87    17.87    3.01
Perpetual Midwest Financial       PMFI     IA     151.45    12.88    1.09
Perry County Financial Corp.      PCBC     MO     123.60    23.73    1.72
PFF Bancorp Inc.                  PFFB     CA     131.53    13.09    -
Piedmont Bancorp Inc.             PDB      NC     140.54    23.10    3.77
Pioneer Financial Corporation     PONE     KY     103.33       NA    3.77
Pittsburgh Home Financial Corp    PHFC     PA     123.45    12.88    1.34
Potters Financial Corp.           PTRS     OH     165.03    14.55    1.08
Prestige Bancorp Inc.             PRBC     PA     114.04    12.78    0.62
Princeton Federal Bank FSB        PRNXX    KY     104.35    14.40    5.71
Progress Financial Corp.          PFNC     PA     294.54    14.01    0.78
Progressive Bank Inc.             PSBK     NY     199.39    15.69    1.88
Provident Financial Holdings      PROV     CA     123.16    16.42    -
PS Financial Inc.                 PSFI     IL     123.64    44.17    2.63
Pulse Bancorp                     PULS     NJ     190.66    15.66    2.62
PVF Capital Corp.                 PVFC     OH     195.20    14.02    -
QCF Bancorp Inc.                  QCFB     MN     151.35    24.93    -
Quaker City Bancorp Inc.          QCBC     CA     143.51    12.14    -
Queens County Bancorp Inc.        QCSB     NY     275.26    35.78    2.19
Raritan Bancorp Inc.              RARB     NJ     220.88    16.02    1.75
RedFed Bancorp Inc.               REDF     CA     175.69    14.56    -
Redwood Financial Inc.            REDW     MN      91.46    16.97    -
Reliancd Bancshares Inc.          RELI     WI      96.68    46.69    -
Reliance Bancorp Inc.             RELY     NY     241.71    14.67    1.87
River Valley Bancorp              RIVR     IN     124.23    15.58    0.88
Riverview Bancorp Inc.            RVSB     WA     164.22    32.84    -
Rocky Ford Financial Inc.         RFFC     CO      93.85    25.22    -
Roslyn Bancorp Inc.               RSLN     NY     157.48    27.64    1.27
S. Carolina Community Bancshrs    SCCB     SC     129.68    34.46    2.67
Sandwich Bancorp Inc.             SWCB     MA     201.57    15.37    3.42
Scotland Bancorp Inc.             SSB      NC     134.69    30.45    2.93
Security Bancorp Inc.             SCYT     TN     103.68    13.76    -
Security Federal Bancorp Inc.     SIYF     AL     152.46    17.93    -
Security First Corp.              SFSL     OH     250.61    22.81    1.56
SFB Bancorp Inc.                  SFBK     TN      98.98    22.54    -
SFS Bancorp Inc.                  SFED     NY     138.89    17.32    1.14
SGV Bancorp Inc.                  SGVB     CA     134.98     9.88    -
Shelby County Bancorp             SCBXX    IN      62.59     4.96    1.60

                                     III-8

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=================================================================================================================================
                                                                 LTM      LTM     Stock      Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price     Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97      Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)        ($M)      (x)      (x)        (%)
=================================================================================================================================

SHS Bancorp Inc.                  SHSB     PA        88,460     0.34     4.43    16.250      13.32       NA       NA           NA
SIS Bancorp Inc.                  SISB     MA     1,453,017     0.82    11.33    37.500     209.28    18.29    16.45       197.99
Sistersville Bancorp Inc.         SVBC     WV        32,568       NA       NA    15.500      10.25       NA    22.79        94.98
Skaneateles Bancorp Inc.          SKAN     NY       247,643     0.68     9.99    18.750      26.90    15.89    15.63       154.96
Sobieski Bancorp Inc.             SOBI     IN        84,279     0.57     3.56    19.500      15.20    29.55    27.08       112.98
South Street Financial Corp.      SSFC     NC       240,524     1.19     6.62    18.938      85.15       NA    27.85       127.61
Southern Banc Co.                 SRN      AL       106,164     0.47     2.77    17.750      21.84    42.26    34.13       120.42
Southern Community Bancshares     SCBS     AL        70,370     0.90     5.16    19.000      21.61       NA    22.62       144.05
Southern Missouri Bancorp Inc.    SMBC     MO       163,297     0.90     5.61    20.125      32.44    21.41    22.87       123.01
SouthFirst Bancshares Inc.        SZB      AL        97,283     0.17     1.24    20.625      17.48       NM    34.38       128.42
Southwest Bancshares              SWBI     IL       375,004     1.02     9.55    25.250      67.13    17.53    16.61       157.71
Sovereign Bancorp Inc.            SVRN     PA    14,601,008     0.65    12.46    21.500   1,919.42    31.62       NM       293.32
St. Francis Capital Corp.         STFR     WI     1,660,649     0.76     9.08    40.500     212.14    18.41    17.16       165.04
St. Landry Financial Corp.        SLAN     LA        58,660     0.33     2.77    16.000       6.63       NM    16.00        97.50
St. Paul Bancorp Inc.             SPBC     IL     4,548,436     1.07    12.11    24.750     845.65    18.33    17.68       206.59
StateFed Financial Corp.          SFFC     IA        87,542     1.28     7.20    13.500      21.03    18.75    22.50       136.92
Statewide Financial Corp.         SFIN     NJ       703,112     0.81     8.46    22.500     101.46    17.72    17.05       156.90
Sterling Financial Corp.          STSA     WA     1,870,513     0.54     9.50    21.375     161.75    17.52    16.19       164.68
Stone Street Bancorp Inc.         SSM      NC       104,773     1.56     4.57    22.250      42.23    25.00    27.81       136.34
Sturgis B&TC, FSB                 STUR     MI       192,271     0.82     9.82    27.500      33.05    19.37    15.63       205.84
SuburbFed Financial Corp.         SFSB     IL       432,559     0.54     8.28    36.000      45.46    17.65    16.67       158.38
SWVA Bancshares Inc.              SWVB     VA        72,187     0.89     7.42    19.750      10.09    12.99    20.57       123.36
Tappan Zee Financial Inc.         TPNZ     NY       124,603     0.84     4.77    19.250      28.65    26.74    28.31       134.05
Teche Holding Co.                 TSH      LA       404,097     0.94     7.01    21.000      72.19    17.65    18.75       132.83
Telebanc Financial Corp.          TBFC     VA       838,533     0.24     5.20    17.500      38.92    12.07    16.83       129.15
Texarkana First Financial Corp    FTF      AR       178,710     1.69    10.66    25.750      46.02    15.70    14.63       168.08
TF Financial Corp.                THRD     PA       625,338     0.67     6.02    29.250      93.23    23.98    22.16       152.26
Three Rivers Financial Corp.      THR      MI        94,216     0.86     6.19    20.250      16.68    19.10    17.46       128.57
Towne Financial Corp.             TOFI     OH       108,300     0.61     8.21    27.000       5.63     8.91     7.94        72.19
TR Financial Corp.                ROSE     NY     3,691,564     0.87    14.14    33.250     584.94    17.78    16.30       238.52
Trenton SB (MHC)                  TSBS     NJ       638,942     0.90     5.26    37.750     341.48    43.39    52.43       315.37
Tri-County Bancorp Inc.           TRIC     WY        88,173     1.07     7.26    13.688      15.98    18.01    19.01       118.31
TSB Financial Inc.                TSBF     IL        29,859     0.90     7.06    14.500       3.31    12.50    10.36        84.94
Twin City Bancorp                 TWIN     TN       106,931     0.72     5.59    14.250      18.13    19.79    15.49       131.09
Union Financial Bcshs, Inc.       UFBS     SC       171,245     0.99    11.31    24.250      19.88    20.04    14.10       151.75
United Federal Savings Bank       UFRM     NC       285,744     0.57     7.55    10.500      32.28    16.67    16.41       153.96
United Financial Corp.            UBMT     MT       103,082     1.40     6.01    25.250      30.89    20.53    19.13       124.75
USABancshares, Inc.               USAB     PA        64,269     0.47     4.08     9.750       7.14    33.62    15.23       144.87
Vermilion Bancorp Inc.            VBAS     IL        37,391     0.41     4.12    14.500       5.31       NA    19.08        90.97
Virginia Beach Fed. Financial     VABF     VA       605,486     0.49     7.24    16.500      82.16    22.00    18.75       189.66
Warren Bancorp Inc.               WRNB     MA       364,130     1.76    17.57    20.250      77.02    10.38    12.05       198.53


==========================================================================
                                                   Price/  Price/
                                                     Tang.   Total    Div.
                                                     Book   Assets   Yield
               Company          Ticker     St.       (%)     (%)     (%)
==========================================================================

SHS Bancorp Inc.                  SHSB     PA         NA    15.06    -
SIS Bancorp Inc.                  SISB     MA     197.99    14.40    1.49
Sistersville Bancorp Inc.         SVBC     WV      94.98    31.47    -
Skaneateles Bancorp Inc.          SKAN     NY     159.57    10.86    1.42
Sobieski Bancorp Inc.             SOBI     IN     112.98    18.04    1.64
South Street Financial Corp.      SSFC     NC     127.61    35.40    2.11
Southern Banc Co.                 SRN      AL     121.49    20.57    1.97
Southern Community Bancshares     SCBS     AL     144.05    30.71    1.58
Southern Missouri Bancorp Inc.    SMBC     MO     123.01    19.87    2.48
SouthFirst Bancshares Inc.        SZB      AL     128.42    17.97    2.42
Southwest Bancshares              SWBI     IL     157.71    17.90    3.17
Sovereign Bancorp Inc.            SVRN     PA     358.93    13.15    0.37
St. Francis Capital Corp.         STFR     WI     186.55    12.77    1.38
St. Landry Financial Corp.        SLAN     LA      97.50    11.30    -
St. Paul Bancorp Inc.             SPBC     IL     207.11    18.59    1.62
StateFed Financial Corp.          SFFC     IA     136.92    24.02    1.48
Statewide Financial Corp.         SFIN     NJ     157.12    14.43    1.96
Sterling Financial Corp.          STSA     WA     179.92     8.65    -
Stone Street Bancorp Inc.         SSM      NC     136.34    40.31    2.02
Sturgis B&TC, FSB                 STUR     MI     221.95    17.19    1.16
SuburbFed Financial Corp.         SFSB     IL     158.94    10.51    0.89
SWVA Bancshares Inc.              SWVB     VA     123.36    13.98    1.52
Tappan Zee Financial Inc.         TPNZ     NY     134.05    22.99    1.46
Teche Holding Co.                 TSH      LA     132.83    17.86    2.38
Telebanc Financial Corp.          TBFC     VA     130.60     4.64    -
Texarkana First Financial Corp    FTF      AR     168.08    25.75    2.18
TF Financial Corp.                THRD     PA     172.46    14.91    1.37
Three Rivers Financial Corp.      THR      MI     129.06    17.70    1.98
Towne Financial Corp.             TOFI     OH      75.67     5.20    -
TR Financial Corp.                ROSE     NY     238.52    15.85    1.93
Trenton SB (MHC)                  TSBS     NJ     350.51    53.44    0.93
Tri-County Bancorp Inc.           TRIC     WY     118.31    18.12    2.92
TSB Financial Inc.                TSBF     IL      84.94    11.09    1.72
Twin City Bancorp                 TWIN     TN     131.09    16.95    2.81
Union Financial Bcshs, Inc.       UFBS     SC     185.11    11.61    2.23
United Federal Savings Bank       UFRM     NC     153.96    11.30    2.29
United Financial Corp.            UBMT     MT     124.75    29.97    3.96
USABancshares, Inc.               USAB     PA     147.06    11.11    -
Vermilion Bancorp Inc.            VBAS     IL      90.97    14.20    -
Virginia Beach Fed. Financial     VABF     VA     189.66    13.57    1.21
Warren Bancorp Inc.               WRNB     MA     198.53    21.15    2.57

                                     III-9

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

===================================================================================================================================
                                                                 LTM      LTM     Stock        Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price       Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97        Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)          ($M)      (x)      (x)        (%)
===================================================================================================================================

Washington Bancorp                WBIO     IA        66,146     1.16     7.08    18.250        11.88    15.08    18.25       109.81
Washington Fed Bank for Svgs      WFBS     IL        25,694     0.65     6.06    19.687         2.70    17.27    12.30       106.53
Washington Federal Inc.           WFSL     WA     5,719,589     1.85    15.62    32.000     1,520.28    14.48    14.04       211.78
Washington Mutual Inc.            WAMU     WA    95,607,369     0.68    11.92    68.875    17,713.00   129.95       NM       339.62
Washington Savings Bank, FSB      WSB      MD       267,870     0.62     7.14     7.125        30.98    29.69    14.84       138.08
Wayne Bancorp Inc.                WYNE     NJ       267,285     0.86     6.01    21.750        43.80    20.14    21.75       131.90
Webster Financial Corp.           WBST     CT     6,811,014     0.73    13.84    62.875       852.22    29.52    22.78       234.35
Wells Financial Corp.             WEFC     MN       204,761     1.04     7.37    18.500        36.25    16.82    15.95       124.50
West Town Bancorp Inc.            WESXX    IL        28,199     0.58     3.98    11.000         2.47    14.86    19.64        62.22
Westco Bancorp                    WCBI     IL       309,070     1.41     9.19    26.500        65.56    15.59    14.10       136.46
Westcorp                          WES      CA     3,757,362    (0.01)   (0.11)   17.188       451.29    13.02    12.64       132.22
WesterFed Financial Corp.         WSTR     MT       999,203     0.76     6.60    24.063       134.20    19.10    18.80       126.45
Western Ohio Financial Corp.      WOFC     OH       397,425     0.43     3.16    26.500        62.43    39.55   220.83       113.25
Westwood Homestead Fin. Corp.     WEHO     OH       142,878     1.09     3.50    15.500        43.13    31.00    48.44       109.15
WHG Bancshares Corp.              WHGB     MD       100,235     0.85     3.72    15.875        23.21    45.36    23.35       112.11
Wilshire Financial Services       WFSG     OR     1,369,761     1.62    25.01    26.750       202.50       NA     8.57       280.10
Winton Financial Corp.            WFI      OH       324,532     0.86    12.06    19.750        39.23    12.19    11.22       168.52
Wood Bancorp Inc.                 FFWD     OH       166,520     1.29    10.20    18.500        39.22    18.32    16.52       189.36
WSB Holding Co.                   WSBH     PA        35,637       NA       NA    13.750         4.55       NA       NA        92.72
WSFS Financial Corp.              WSFS     DE     1,495,609     1.13    20.39    20.250       251.96    15.94    14.89       304.05
WVS Financial Corp.               WVFC     PA       282,235     1.28    10.65    32.000        55.94    15.46    15.09       165.12
Yonkers Financial Corporation     YFCB     NY       312,956     1.07     6.79    18.250        55.13    17.89    16.90       125.60
York Financial Corp.              YFED     PA     1,155,725     0.80     9.70    25.250       222.36    20.70    24.28       217.30


Average                                           1,311,512     0.92     8.41    23.69        215.54    17.52    16.85       154.26
Median                                              273,661     0.89     7.65    20.38         44.88    17.54    16.81       140.70



===========================================================================
                                                   Price/  Price/
                                                     Tang.   Total    Div.
                                                     Book   Assets   Yield
               Company          Ticker     St.       (%)     (%)     (%)
===========================================================================

Washington Bancorp                WBIO     IA     109.81    17.96    2.19
Washington Fed Bank for Svgs      WFBS     IL     106.53    10.51    2.54
Washington Federal Inc.           WFSL     WA     230.71    26.58    2.88
Washington Mutual Inc.            WAMU     WA     366.55    18.53    1.63
Washington Savings Bank, FSB      WSB      MD     138.08    11.57    1.40
Wayne Bancorp Inc.                WYNE     NJ     131.90    16.39    0.92
Webster Financial Corp.           WBST     CT     272.19    12.51    1.27
Wells Financial Corp.             WEFC     MN     124.50    17.70    2.60
West Town Bancorp Inc.            WESXX    IL      62.22     8.76    -
Westco Bancorp                    WCBI     IL     136.46    21.21    2.57
Westcorp                          WES      CA     132.52    12.01    2.33
WesterFed Financial Corp.         WSTR     MT     156.76    13.43    1.91
Western Ohio Financial Corp.      WOFC     OH     121.34    15.71    3.77
Westwood Homestead Fin. Corp.     WEHO     OH     109.15    30.19    1.81
WHG Bancshares Corp.              WHGB     MD     112.11    23.16    2.02
Wilshire Financial Services       WFSG     OR     280.10    14.78    -
Winton Financial Corp.            WFI      OH     171.89    12.09    2.33
Wood Bancorp Inc.                 FFWD     OH     189.36    23.55    2.16
WSB Holding Co.                   WSBH     PA      92.72    12.77    -
WSFS Financial Corp.              WSFS     DE     306.35    16.85    -
WVS Financial Corp.               WVFC     PA     165.12    19.82    3.75
Yonkers Financial Corporation     YFCB     NY     125.60    17.62    1.32
York Financial Corp.              YFED     PA     217.30    19.24    1.90


Average                                           160.14    18.40    1.53
Median                                            144.91    16.79    1.54

Note:  average and median price/earnings ratios exclude values greater than 25.



                                     III-10

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

=================================================================================================================================
                                                                 LTM      LTM     Stock      Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price     Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97      Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)        ($M)      (x)      (x)        (%)
=================================================================================================================================

THRIFTS UNDER ACQUISITION
-------------------------

Advantage Bancorp Inc.            AADV     WI     1,037,462     0.94    10.49    66.500     215.18    21.52    19.56       217.32
America First Financial Fund      AFFFZ    CA     2,250,517     2.00    24.78    49.000     294.52     8.05    15.91       166.61
Anchor Savings Bank FSB           ANCXX    FL       164,685     0.88    11.84     1.000       4.44     2.63     2.78        33.90
Branford Savings Bank             BSBC     CT       182,868     1.11    11.92     6.063      39.77    20.91    25.26       225.39
Capital Savings Bancorp Inc.      CAPS     MO       242,259     0.94    10.77    23.250      43.98    19.54    18.75       198.72
CENFED Financial Corp.            CENF     CA     2,304,678     0.57    11.14    41.750     250.17    17.25    14.50       194.10
CFX Corp.                         CFX      NH     2,821,182     0.95    11.09    28.500     684.04    26.39       NM       278.05
Charter Financial Inc.            CBSB     IL       393,268     1.16     7.78    23.750      98.57    22.84    13.19       173.23
Coast Savings Financial           CSA      CA     9,040,413     0.66    13.39    62.563   1,165.63    22.26    15.19       248.17
Eagle Financial Corp.             EGFC     CT     2,097,179     0.51     6.85    52.000     328.43    48.15    20.00       226.98
Emerald Isle Bancorp Inc.         EIRE     MA       443,503     0.92    13.23    32.000      71.99    20.38    20.00       232.22
First FS&LA of San Bernardino     FSSB     CA       103,538     0.05     1.22     9.850       3.23    57.94     9.85        70.06
Gateway Bancorp Inc.              GWBC     KY        62,609     0.94     3.59    18.750      20.28    31.78    58.59       116.10
GF Bancorp Inc.                   GNPI     OH        49,451     0.95     7.11    32.000       9.87    23.36    44.44       144.08
GF Bancshares Incorporated        GFBH     GA        98,919     1.35    10.44    13.000      12.86     9.22     8.55        99.16
GFS Bancorp Inc.                  GFSB     IA        94,496     1.27    11.03    17.063      16.86    15.23    14.71       154.98
Great Financial Corp.             GTFN     KY     2,893,505     0.77     8.01    49.125     679.08    22.53    20.82       233.04
Home Savings Bk of Siler City     HSSC     NC        56,380     0.75     4.17    14.750      13.61    32.78    92.19       142.79
HomeCorp Inc.                     HMCI     IL       326,877     0.41     6.43    27.375      46.74    29.76    26.32       209.45
Indiana Community Bank SB         INCB     IN        96,089     0.53     4.30    20.500      18.90    39.42    34.17       165.59
Life Bancorp Inc.                 LIFB     VA     1,486,357     0.86     8.10    36.000     354.51    26.09    25.71       222.63
Mid Continent Bancshares Inc.     MCBS     KS       405,262     1.20    11.87    46.000      90.25    21.40    23.00       227.72
Midwest Federal Financial         MWFD     WI       211,689     1.11    12.82    27.000      43.95    15.98    15.00       230.77
ML Bancorp Inc.                   MLBC     PA     2,315,784     0.51     7.09    30.000     355.97    23.81    21.43       208.19
New York Bancorp Inc.             NYB      NY     3,244,200     1.49    28.61    38.000     810.11    16.89    15.32       479.19
North Cincinnati Savings Bank     NSGB     OH        60,585     0.31     3.43    16.750       6.65    33.50    23.26       114.73
Norwich Financial Corp.           NSSB     CT       700,860     1.07     9.54    30.250     164.33    21.15    20.44       201.00
Palfed Inc.                       PALM     SC       668,504     0.67     8.22    28.250     149.70    58.85    39.24       263.04
Poughkeepsie Financial Corp.      PKPS     NY       883,981     0.54     6.44    10.500     132.25    30.00    32.81       177.66
Sho-Me Financial Corp.            SMFC     MO       344,849     1.24    12.97    49.750      74.58    18.56    16.58       219.84
Somerset Savings Bank             SOSA     MA       520,339     0.99    16.47     5.063      84.31    16.33    12.66       245.78
Westwood Financial Corp.          WWFC     NJ       110,425     0.78     2.50    27.625      17.83    23.02    36.35       173.20


AVERAGE                                           1,116,022     0.89     9.93    29.187     196.96    18.23    16.26       196.68
MEDIAN                                              399,265     0.93     9.99    27.938      79.45    20.38    15.91       204.60


=========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
=========================================================================

THRIFTS UNDER ACQUISITION
-------------------------

Advantage Bancorp Inc.            AADV     WI    233.58    20.74    0.60
America First Financial Fund      AFFFZ    CA    168.38    13.09    3.27
Anchor Savings Bank FSB           ANCXX    FL     34.13     2.70    -
Branford Savings Bank             BSBC     CT    225.39    21.75    1.32
Capital Savings Bancorp Inc.      CAPS     MO    198.72    18.15    1.03
CENFED Financial Corp.            CENF     CA    194.37    10.85    0.86
CFX Corp.                         CFX      NH    288.46    24.25    3.09
Charter Financial Inc.            CBSB     IL    195.80    25.06    1.35
Coast Savings Financial           CSA      CA    251.06    12.89    -
Eagle Financial Corp.             EGFC     CT    285.24    15.66    1.92
Emerald Isle Bancorp Inc.         EIRE     MA    232.22    16.23    0.88
First FS&LA of San Bernardino     FSSB     CA     71.85     3.12    -
Gateway Bancorp Inc.              GWBC     KY    116.10    32.39    2.13
GF Bancorp Inc.                   GNPI     OH    144.08    19.96    1.50
GF Bancshares Incorporated        GFBH     GA     99.16    13.00   16.92
GFS Bancorp Inc.                  GFSB     IA    154.98    17.84    1.52
Great Financial Corp.             GTFN     KY    242.83    23.47    1.22
Home Savings Bk of Siler City     HSSC     NC    142.79    24.14    2.71
HomeCorp Inc.                     HMCI     IL    209.45    14.30    -
Indiana Community Bank SB         INCB     IN    165.59    19.67    1.76
Life Bancorp Inc.                 LIFB     VA    229.01    23.85    1.33
Mid Continent Bancshares Inc.     MCBS     KS    227.72    22.27    0.87
Midwest Federal Financial         MWFD     WI    238.73    20.76    1.26
ML Bancorp Inc.                   MLBC     PA    223.21    15.37    1.33
New York Bancorp Inc.             NYB      NY    479.19    24.97    1.58
North Cincinnati Savings Bank     NSGB     OH    114.73    10.98    -
Norwich Financial Corp.           NSSB     CT    221.45    23.45    1.85
Palfed Inc.                       PALM     SC    263.04    22.39    0.43
Poughkeepsie Financial Corp.      PKPS     NY    177.66    14.96    1.91
Sho-Me Financial Corp.            SMFC     MO    219.84    21.63    -
Somerset Savings Bank             SOSA     MA    245.78    16.20    -
Westwood Financial Corp.          WWFC     NJ    193.59    16.15    0.72


AVERAGE                                          202.75    18.20    1.67
MEDIAN                                           214.65    18.91    1.29

Note:  average and median price/earnings ratios exclude values greater than 25.

                                     III-11

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

==================================================================================================================================
                                                                 LTM      LTM     Stock       Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price      Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97       Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)         ($M)      (x)      (x)        (%)
==================================================================================================================================

MUTUAL HOLDING COMPANIES
------------------------

Ashe Federal Bank (MHC)           ASFE     NC        87,709     0.73     5.62    18.500       18.50       NA    27.21       168.33
Community Savings Bnkshrs(MHC)    CMSV     FL       709,220     0.74     6.46    34.875      177.69    32.29    28.13       215.01
Fidelity Bankshares Inc. (MHC)    FFFL     FL     1,045,692     0.57     6.48    30.000      203.55    31.91    25.00       237.15
First Carnegie Deposit (MHC)      SKBO     PA       147,102     0.54     4.45    18.875       43.41       NA    33.71       177.90
First Fed SB of Siouxland(MHC)    FFSX     IA       456,850     0.71     8.61    32.375       91.72    27.21    26.98       229.94
First Federal of SC, FSB (MHC)    FCFS     SC        73,625     0.73     8.63    12.500       12.53    48.08    13.02       196.54
First FS&LA of Alpena (MHC)       FFAL     MI       208,167     0.66     7.46    17.875       29.26    26.29    24.83       186.78
First Savings Bank (MHC)          FSLA     NJ     1,044,513     0.93     9.99    41.625      333.74    37.17    47.30       335.96
Greater Delaware Valley (MHC)     GDVS     PA       248,792     0.93     7.95    30.000       98.18    44.12    44.12       338.98
Guaranty Federal SB (MHC)         GFED     MO       210,139     0.97     6.78    26.125       81.64    42.14    38.42       298.23
Harbor Florida Bancorp (MHC)      HARB     FL     1,131,024     1.20    14.58    67.000      333.22    25.19    23.93       344.30
Harris Financial Inc. (MHC)       HARS     PA     2,110,299     0.77     9.21    19.000      641.81    36.54    31.67       371.09
Jacksonville Savings Bk (MHC)     JXSB     IL       164,235     0.54     5.05    28.500       36.26    36.08    29.69       209.25
Jefferson FS&LA (MHC)             JFSB     TN       176,047     1.41    11.57    29.000       53.98    22.31    22.66       246.60
Leeds Federal Savings Bk (MHC)    LFED     MD       285,425     1.19     7.30    23.000      119.19    35.38    33.82       250.27
Liberty Savings Bank (MHC)        LBTM     MO       160,850     0.70     6.31    22.000       29.22    52.38    27.50       175.16
Northwest Savings Bank (MHC)      NWSB     PA     2,100,744     0.96     9.84    14.750      689.61    34.30    33.52       340.65
Oswego City Savings Bk (MHC)      PBHC     NY       193,005     0.95     8.27    25.000       47.92    23.36    24.04       207.99
Pennsylvania Svgs Bk (MHC)        PSBI     PA       126,364     0.35     2.90    26.750       31.96    76.43    44.58       216.25
People's Bank (MHC)               PBCT     CT     7,731,200     0.74     8.90    35.500    2,169.97    24.83    23.36       311.13
Peoples Home Savings Bk (MHC)     PHSB     PA       206,426     0.80     8.55    18.750       51.75       NA       NA       183.46
Perpetual Bank (MHC)              PERT     SC       256,211     1.11     9.03    56.250       84.63    47.67    31.96       279.29
Pocahontas FS&LA (MHC)            PFSL     AR       383,417     0.62     9.98    35.500       57.95    24.32    26.89       239.06
Ponchatoula Homestead (MHC)       PHSXX    LA        58,537     0.43     4.67    13.000        7.88    20.97    23.21       138.15
Pulaski Bank, Svgs Bank (MHC)     PULB     MO       180,232     0.92     7.16    30.000       62.82    51.72    28.85       267.14
Pulaski Savings Bank (MHC)        PLSK     NJ       178,987     0.62     6.82    19.000       39.33       NA    29.69       183.40
Roebling Savings Bank (MHC)       ROEB     NJ        32,306     1.17    14.90    18.750        7.98       NA       NA           NA
SB of the Finger Lakes (MHC)      SBFL     NY       227,970     0.24     2.51    30.000       53.55    68.18    68.18       251.68
Wake Forest FS&LA (MHC)           WAKE     NC        62,527     1.38     7.14    20.500       24.42    35.34    24.40       201.18
Wayne Savings Bancshares (MHC)    WAYN     OH       250,241     0.69     7.40    31.000       69.91    38.27    35.23       293.01
Webster City Federal SB (MHC)     WCFB     IA        94,481     1.42     6.09    21.250       44.63    32.69    33.20       202.00


AVERAGE                                             656,204     0.83     7.76    27.331      185.43    23.16    22.72       243.20
MEDIAN                                              208,167     0.74     7.40    26.125       53.98    23.36    23.93       233.55


==========================================================================
                                                   Price/  Price/
                                                     Tang.   Total    Div.
                                                     Book   Assets   Yield
               Company          Ticker     St.       (%)     (%)     (%)
==========================================================================

MUTUAL HOLDING COMPANIES
------------------------

Ashe Federal Bank (MHC)           ASFE     NC     173.22    21.09    1.08
Community Savings Bnkshrs(MHC)    CMSV     FL     215.01    25.05    2.58
Fidelity Bankshares Inc. (MHC)    FFFL     FL     238.66    19.47    3.00
First Carnegie Deposit (MHC)      SKBO     PA     177.90    29.51    1.59
First Fed SB of Siouxland(MHC)    FFSX     IA     231.75    20.08    1.48
First Federal of SC, FSB (MHC)    FCFS     SC     196.54    17.02    -
First FS&LA of Alpena (MHC)       FFAL     MI     226.55    14.06    3.92
First Savings Bank (MHC)          FSLA     NJ     369.67    31.95    1.15
Greater Delaware Valley (MHC)     GDVS     PA     338.98    39.46    1.20
Guaranty Federal SB (MHC)         GFED     MO     298.23    38.85    1.68
Harbor Florida Bancorp (MHC)      HARB     FL     355.44    29.46    2.09
Harris Financial Inc. (MHC)       HARS     PA     419.43    30.41    1.16
Jacksonville Savings Bk (MHC)     JXSB     IL     209.25    22.08    1.58
Jefferson FS&LA (MHC)             JFSB     TN     246.60    30.66    1.72
Leeds Federal Savings Bk (MHC)    LFED     MD     250.27    41.76    2.20
Liberty Savings Bank (MHC)        LBTM     MO     175.16    18.17    3.64
Northwest Savings Bank (MHC)      NWSB     PA     360.64    32.83    1.09
Oswego City Savings Bk (MHC)      PBHC     NY     247.52    24.83    1.12
Pennsylvania Svgs Bk (MHC)        PSBI     PA     216.42    25.29    -
People's Bank (MHC)               PBCT     CT     311.40    28.07    2.14
Peoples Home Savings Bk (MHC)     PHSB     PA     183.46    25.07    -
Perpetual Bank (MHC)              PERT     SC     279.29    33.03    2.49
Pocahontas FS&LA (MHC)            PFSL     AR     239.06    15.11    2.54
Ponchatoula Homestead (MHC)       PHSXX    LA     138.15    13.46    5.85
Pulaski Bank, Svgs Bank (MHC)     PULB     MO     267.14    34.86    3.67
Pulaski Savings Bank (MHC)        PLSK     NJ     183.40    21.97    1.58
Roebling Savings Bank (MHC)       ROEB     NJ         NA    24.70    -
SB of the Finger Lakes (MHC)      SBFL     NY     251.68    23.49    1.33
Wake Forest FS&LA (MHC)           WAKE     NC     201.18    39.06    1.95
Wayne Savings Bancshares (MHC)    WAYN     OH     293.01    27.94    2.00
Webster City Federal SB (MHC)     WCFB     IA     202.00    47.24    3.77


AVERAGE                                           249.90    27.29    1.92
MEDIAN                                            238.86    25.29    1.68

Note:  average and median price/earnings ratios exclude values greater than 25.

                                     III-12

FELDMAN FINANCIAL ADVISORS, INC.


                                   Exhibit III

           MARKET VALUATION AND FINANCIAL DATA FOR ALL PUBLIC THRIFTS

====================================================================================================================================
                                                                 LTM      LTM     Stock         Total   Price/   Price/       Price/
                                                      Total     Core     Core     Price        Market      LTM      QTR       Book
                                                     Assets     ROAA     ROAE  12/11/97         Value      EPS      EPS       Value
               Company          Ticker     St.       ($000)      (%)      (%)      ($)           ($M)      (x)      (x)        (%)
====================================================================================================================================

NEW YORK THRIFTS
----------------

AFSALA Bancorp Inc.               AFED     NY       159,181     0.71     5.54    18.750         26.03       NA    20.38       117.78
ALBANK Financial Corp.            ALBK     NY     3,716,954     1.05    11.35    46.125        593.99    17.34    17.21       172.82
Albion Banc Corp.                 ALBC     NY        70,810     0.49     5.46    28.000          7.00    21.05    18.92       115.46
Ambanc Holding Co.                AHCI     NY       529,309    (0.61)   (4.74)   17.000         73.21       NM    22.37       121.60
Astoria Financial Corp.           ASFC     NY     7,904,363     0.77     9.80    56.750      1,172.79    19.64    17.52       192.31
Carver Bancorp Inc.               CNY      NY       415,561     0.18     2.08    16.625         38.47       NM    27.71       110.25
Catskill Financial Corp.          CATB     NY       289,619     1.37     5.11    17.375         80.92    21.19    19.74       112.75
Dime Bancorp Inc.                 DME      NY    19,413,597     0.66    12.47    26.000      2,638.79    20.97    17.11       250.48
Dime Community Bancorp Inc.       DIME     NY     1,385,356     1.04     6.55    23.500        296.68    21.96    25.54       158.68
Elmira Savings Bank (The)         ESBK     NY       228,268     0.34     5.40    30.000         22.25    23.08    16.30       149.48
Financial Bancorp Inc.            FIBC     NY       296,956     0.98    10.16    24.375         41.67    16.25    15.23       155.16
Flushing Financial Corp.          FFIC     NY       960,130     0.96     6.05    23.000        183.62    21.70    19.17       134.66
GreenPoint Financial Corp.        GPT      NY    13,093,985     1.05    10.01    66.750      2,858.64    18.75    17.57       198.37
GSB Financial Corp.               GOSB     NY       154,649       NA       NA    17.000         38.22       NA       NA           NA
Haven Bancorp Inc.                HAVN     NY     1,833,284     0.69    11.45    21.750        190.79    17.13    20.14       173.44
JSB Financial Inc.                JSB      NY     1,531,068     1.72     7.67    49.063        486.63    17.22    14.96       136.63
Long Island Bancorp Inc.          LISB     NY     5,930,784     0.73     7.93    45.375      1,090.04    21.81    20.63       199.54
MSB Bancorp Inc.                  MBB      NY       773,991     0.54     6.06    30.500         86.75    27.23    23.11       136.16
Peekskill Financial Corp.         PEEK     NY       181,242     1.15     4.33    17.500         55.88    26.12    25.74       118.16
Progressive Bank Inc.             PSBK     NY       884,617     0.94    11.17    36.250        138.79    16.48    15.90       179.63
Queens County Bancorp Inc.        QCSB     NY     1,541,049     1.55    11.55    36.500        551.45    25.70    24.01       275.26
Reliance Bancorp Inc.             RELY     NY     2,034,753     0.84    10.22    34.250        298.40    17.93    16.16       177.55
Roslyn Bancorp Inc.               RSLN     NY     3,474,150     1.17     6.80    22.000        960.13       NA    19.64       156.70
SFS Bancorp Inc.                  SFED     NY       174,093     0.69     5.48    24.500         30.16    24.75    24.50       138.89
Skaneateles Bancorp Inc.          SKAN     NY       247,643     0.68     9.99    18.750         26.90    15.89    15.63       154.96
Tappan Zee Financial Inc.         TPNZ     NY       124,603     0.84     4.77    19.250         28.65    26.74    28.31       134.05
TR Financial Corp.                ROSE     NY     3,691,564     0.87    14.14    33.250        584.94    17.78    16.30       238.52
Yonkers Financial Corporation     YFCB     NY       312,956     1.07     6.79    18.250         55.13    17.89    16.90       125.60


AVERAGE                                           2,548,376     0.83     7.54    29.230        452.03    19.41    18.67       160.55
MEDIAN                                              829,304     0.84     6.80    24.438        112.77    18.75    17.57       154.96


==========================================================================
                                                  Price/  Price/
                                                    Tang.   Total    Div.
                                                    Book   Assets   Yield
               Company          Ticker     St.      (%)     (%)     (%)
==========================================================================

NEW YORK THRIFTS
----------------

AFSALA Bancorp Inc.               AFED     NY    117.78    16.35    1.28
ALBANK Financial Corp.            ALBK     NY    196.19    15.98    1.56
Albion Banc Corp.                 ALBC     NY    115.46     9.89    1.14
Ambanc Holding Co.                AHCI     NY    121.60    13.83    1.18
Astoria Financial Corp.           ASFC     NY    227.36    14.84    1.06
Carver Bancorp Inc.               CNY      NY    114.66     9.26    -
Catskill Financial Corp.          CATB     NY    112.75    27.94    1.84
Dime Bancorp Inc.                 DME      NY    263.16    13.59    0.62
Dime Community Bancorp Inc.       DIME     NY    184.17    21.42    1.02
Elmira Savings Bank (The)         ESBK     NY    153.53     9.75    2.03
Financial Bancorp Inc.            FIBC     NY    155.85    14.03    1.64
Flushing Financial Corp.          FFIC     NY    140.24    19.12    1.04
GreenPoint Financial Corp.        GPT      NY    370.01    21.83    1.50
GSB Financial Corp.               GOSB     NY        NA    24.71    -
Haven Bancorp Inc.                HAVN     NY    174.00    10.41    1.38
JSB Financial Inc.                JSB      NY    136.63    31.78    2.85
Long Island Bancorp Inc.          LISB     NY    201.40    18.38    1.32
MSB Bancorp Inc.                  MBB      NY    255.44    11.21    1.97
Peekskill Financial Corp.         PEEK     NY    118.16    30.83    2.06
Progressive Bank Inc.             PSBK     NY    199.39    15.69    1.88
Queens County Bancorp Inc.        QCSB     NY    275.26    35.78    2.19
Reliance Bancorp Inc.             RELY     NY    241.71    14.67    1.87
Roslyn Bancorp Inc.               RSLN     NY    157.48    27.64    1.27
SFS Bancorp Inc.                  SFED     NY    138.89    17.32    1.14
Skaneateles Bancorp Inc.          SKAN     NY    159.57    10.86    1.42
Tappan Zee Financial Inc.         TPNZ     NY    134.05    22.99    1.46
TR Financial Corp.                ROSE     NY    238.52    15.85    1.93
Yonkers Financial Corporation     YFCB     NY    125.60    17.62    1.32


AVERAGE                                          178.85    18.34    1.43
MEDIAN                                           157.48    16.17    1.40

Note:  average and median price/earnings ratios exclude values greater than 25.

                                     III-13

FELDMAN FINANCIAL ADVISORS, INC.

                                  Exhibit IV-1

                        PRO FORMA CONVERSION ASSUMPTIONS

1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period

2. The net conversion proceeds are invested to yield a return of 5.36%, which represents the one-year U.S. Treasury bill yield as of September 30, 1997. The effective income tax rate was assumed to be 43.0%, resulting in an after-tax yield of 3.06%.

3. It is assumed that 8.0% of the shares offered in a full conversion would be purchased by the Association's Employee Stock Ownership Plan ("ESOP"). For the MHC conversion valuation, it is assumed that the ESOP purchases 8.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a 10-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered in a full conversion would be purchased in the open market by the Association's Stock Award Plan ("SAP"). For the MHC conversion valuation, it is assumed that the SAP acquires, through open market purchases, 4.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the SAP. The annual SAP expense is estimated based on a 5-year vesting period. No reinvestment is assumed on proceeds used to fund the SAP.

5. Conversion expenses are estimated at 7.0% of the total aggregate offering for the full conversion valuation. For the MHC conversion valuation, expenses are estimated at lower levels ranging from $500,000 at the minimum to $534,000 at the adjusted maximum.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to held by the ESOP not committed to be released within the first year following the conversion.

7. In conjunction with the Reorganization, the Association will capitalize Atlantic Liberty, MHC with a capital transfer of $50,000. For the MHC conversion valuation, such amount has been deducted from equity and total assets.

8. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion.

FELDMAN FINANCIAL ADVISORS, INC.


                                  Exhibit IV-2
                   PRO FORMA VALUATION RANGE: FULL CONVERSION
                            As of September 30, 1997
                          (In $000s, except share data)



PRO FORMA MARKET CAPITALIZATION                        $8,500           $10,000           $11,500           $13,225
AMOUNT SOLD TO PUBLIC                                   100.0%            100.0%            100.0%            100.0%

                                                   ----------------------------------------------------------------
                                                     MINIMUM          MIDPOINT          MAXIMUM          ADJ. MAX
-------------------------------------------------------------------------------------------------------------------
  Shares issued                                       850,000         1,000,000         1,150,000         1,322,500
  Shares sold                                         850,000         1,000,000         1,150,000         1,322,500
  Offering price                                       $10.00            $10.00            $10.00            $10.00
-------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                        8,500            10,000            11,500            13,225
  Less:  estimated expenses                              (595)             (700)             (805)             (926)
                                                         -----             -----             -----             -----
       Net offering proceeds                            7,905             9,300            10,695            12,299
  Less:  ESOP purchase                                   (680)             (800)             (920)           (1,058)
  Less:  SAP purchase                                    (340)             (400)             (460)             (529)
                                                         -----             -----             -----             -----
       Net investable proceeds                          6,885             8,100             9,315            10,712
-------------------------------------------------------------------------------------------------------------------
  NET INCOME:
           LTM ended September 30, 1997                  (190)             (190)             (190)             (190)
           Pro forma income on net proceeds               211               248               285               328
           Pro forma ESOP adjustment                      (39)              (46)              (52)              (60)
           Pro forma SAP adjustment                       (39)              (46)              (52)              (60)
                                                          ----              ----              ----              ----
               Pro forma net income                       (57)              (34)               (9)               18
                                                          ----              ----               ---               --
               Pro forma net income per share          ($0.07)           ($0.04)           ($0.01)            $0.01
-------------------------------------------------------------------------------------------------------------------
  NET INCOME (ANNUALIZED):
           Quarter ended September 30, 1997               520               520               520               520
           Pro forma income on net proceeds               211               248               285               328
           Pro forma ESOP adjustment                      (39)              (46)              (52)              (60)
           Pro forma SAP adjustment                       (39)              (46)              (52)              (60)
                                                          ----              ----              ----              ----
               Pro forma core net income                  653               676               701               728
                                                          ---               ---               ---               ---
               Pro forma core income per share          $0.83             $0.73             $0.66             $0.59
-------------------------------------------------------------------------------------------------------------------
  STOCKHOLDERS' EQUITY:
           Total equity at September 30, 1997           7,208             7,208             7,208             7,208
           Net proceeds                                 7,905             9,300            10,695            12,299
           Less:  ESOP purchase                          (680)             (800)             (920)           (1,058)
           Less:  SAP purchase                           (340)             (400)             (460)             (529)
                                                         -----             -----             -----             -----
               Pro forma stockholders' equity          14,093            15,308            16,523            17,920
                                                       ------            ------            ------            ------
               Pro forma book value per share          $16.58            $15.31            $14.37            $13.55
-------------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS:
           Total assets at September 30, 1997         109,887           109,887           109,887           109,887
           Net proceeds                                 7,905             9,300            10,695            12,299
           Less:  ESOP purchase                          (680)             (800)             (920)           (1,058)
           Less:  SAP purchase                           (340)             (400)             (460)             (529)
                                                         -----             -----             -----             -----
               Pro forma total assets                 116,772           117,987           119,202           120,599
-------------------------------------------------------------------------------------------------------------------

FELDMAN FINANCIAL ADVISORS, INC.

                                  Exhibit IV-3
                     PRO FORMA VALUATION RANGE: MHC OFFERING
                            As of September 30, 1997
                          (In $000s, except share data)



PRO FORMA MARKET CAPITALIZATION                        $8,500           $10,000           $11,500           $13,225
AMOUNT SOLD TO PUBLIC                                   46.0%             46.0%             46.0%             46.0%

                                            ------------------------------------------------------------------------
                                                     MINIMUM           MIDPOINT           MAXIMUM          ADJ. MAX
--------------------------------------------------------------------------------------------------------------------
  Shares issued                                       850,000         1,000,000         1,150,000         1,322,500
  Shares sold                                         391,000           460,000           529,000           608,350
  Offering price                                       $10.00            $10.00            $10.00            $10.00
--------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                        3,910             4,600             5,290             6,084
  Less:  estimated expenses                              (500)             (510)             (521)             (534)
                                                         -----             -----             -----             -----
       Net offering proceeds                            3,410             4,090             4,769             5,550
  Less:  ESOP purchase                                   (313)             (368)             (423)             (487)
  Less:  SAP purchase                                    (156)             (184)             (212)             (243)
                                                         -----             -----             -----             -----
       Net investable proceeds                          2,941             3,538             4,134             4,820
--------------------------------------------------------------------------------------------------------------------
  NET INCOME:
           LTM ended September 30, 1997                  (190)             (190)             (190)             (190)
           Pro forma income on net proceeds                90               108               127               147
           Pro forma ESOP adjustment                      (18)              (14)              (16)              (19)
           Pro forma SAP adjustment                       (18)              (14)              (16)              (18)
                                                          ----              ----              ----              ----
               Pro forma net income                      (136)             (110)              (95)              (80)
                                                         -----             -----              ----              ----
               Pro forma net income                    ($0.17)           ($0.11)           ($0.09)           ($0.06)
--------------------------------------------------------------------------------------------------------------------
NET INCOME (ANNUALIZED)

           Quarter ended September 30, 1997               520               520               520               520
           Pro forma income on net proceeds                90               108               127               147
           Pro forma ESOP adjustment                      (18)              (14)              (16)              (19)
           Pro forma SAP adjustment                       (18)              (14)              (16)              (18)
                                                          ----              ----              ----              ----
               Pro forma core net income                  574               600               615               630
                                                          ---               ---               ---               ---
               Pro forma core income per share          $0.70             $0.62             $0.55             $0.49
--------------------------------------------------------------------------------------------------------------------
  STOCKHOLDERS' EQUITY:
           Equity at September 30, 1997                 7,158             7,158             7,158             7,158
           Net proceeds                                 3,410             4,090             4,769             5,550
           Less:  ESOP purchase                          (313)             (368)             (423)             (487)
           Less:  SAP purchase                           (156)             (184)             (212)             (243)
                                                         -----             -----             -----             -----
               Pro forma stockholders' equity          10,099            10,696            11,292            11,978
                                                       ------            ------            ------            ------
               Pro forma book value per share          $11.88            $10.70             $9.82             $9.06
--------------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS:
           Total assets at September 30, 1997         109,837           109,837           109,837           109,837
           Net proceeds                                 3,410             4,090             4,769             5,550
           Less:  ESOP purchase                          (313)             (368)             (423)             (487)
           Less:  SAP purchase                           (156)             (184)             (212)             (243)
                                                         -----             -----             -----             -----

               Pro forma total assets                 112,778           113,375           113,971           114,657
--------------------------------------------------------------------------------------------------------------------

FELDMAN FINANCIAL ADVISORS, INC.

                                  Exhibit IV-4
            COMPARATIVE VALUATION RATIOS -- FULL CONVERSION VALUATION
                    Market Price Data as of December 11, 1997

                                                                               Nationwide                 New York
                                                    Comparative              Public Thrift             Public Thrift
                                   Atlantic            Group                  Aggregate(1)              Aggregate(2)
    Valuation                      Liberty       ------------------        ------------------       -------------------
      Ratio              Symbol    Savings       Mean        Median        Mean        Median       Mean         Median
     ------              ------    -------       ----        ------        ----        ------       ----         ------
PRICE/LTM EPS (3)         P/E
      Adj. Maximum        (x)       NM           18.7         18.8         17.5         17.5         19.4         18.8
      Maximum                       NM
      Midpoint                      NM
      Minimum                       NM


PRICE/QTR. EPS (3)        P/E
      Adj. Maximum        (x)       16.9         16.8         16.0         16.9         16.8         18.7         17.6
      Maximum                       15.2
      Midpoint                      13.7
      Minimum                       12.1


PRICE/BOOK VALUE          P/B
      Adj. Maximum        (%)       73.8        125.7        127.0        154.3        140.7        160.6        155.0
      Maximum                       69.6
      Midpoint                      65.3
      Minimum                       60.3

PRICE/TANGIBLE BOOK       P/B
      Adj. Maximum        (%)       73.8        126.5        127.0        160.1        144.9        178.8        157.5
      Maximum                       69.6
      Midpoint                      65.3
      Minimum                       60.3

PRICE/TOTAL ASSETS        P/A
      Adj. Maximum        (%)       10.97        13.77        12.70        18.40        16.79        18.34        16.17
      Maximum                        9.65
      Midpoint                       8.48
      Minimum                        7.28
------------------------------------------------------------------------------------------------------------------------

(1) Includes 392 publicly-traded, non-MHC, non-acquired thrifts nationwide.

(2) Includes 28 publicly-traded, non-MHC, non-acquired thrifts based in New
    York.

(3) Price/earnings ratios exclude values greater than 25.

FELDMAN FINANCIAL ADVISORS, INC.


                                  Exhibit IV-5
               PRO FORMA FULL CONVERSION ANALYSIS AT MAXIMUM VALUE
                         ATLANTIC LIBERTY SAVINGS, F.A.
                     Financial Data as of September 30, 1997

VALUATION PARAMETERS                                 SYMBOL                                    DATA
--------------------                                 ------                                 -----------
Net income -- LTM                                       Y                    $                 -190,000
Net income -- Qtr. annlzd.                              Y                                       520,000
Net worth                                               B                                     7,208,000
Tangible net worth                                      B                                     7,208,000
Total assets                                            A                                   109,887,000
Expenses in conversion                                  X                                       805,000
Other proceeds not reinvested                           O                                     1,380,000
ESOP purchase                                           E                    8.0%               920,000
ESOP expense (pre-tax)                                  F                   10.0%                92,000
SAP purchase                                            M                    4.0%               460,000
SAP expense (pre-tax)                                   N                   20.0%                92,000
Reinvestment rate (after-tax)                           R                                         3.06%
Tax rate                                                T                                        43.00%
Shares for EPS                                          S                                        92.80%

PRO FORMA VALUATION RATIOS AT MAXIMUM VALUE
-------------------------------------------
Price / LTM earnings                                   P/E                                       889.33 x
Price / Qtr. earnings                                  P/E                                        14.78 x
Price / book value                                     P/B                                       69.60%
Price / tangible book                                  P/B                                       69.60%
Price / assets                                         P/A                                        9.65%

PRO FORMA CALCULATION AT MAXIMUM VALUE                                                                         Based on
--------------------------------------                                                                         --------

      V    =   (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))                         =       $12,238,959               [LTM earnings]
               -----------------------------------
                        1 - (P/E / S) * R

      V    =   (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))                         =       $10,819,680               [Qtr. earnings]
               -----------------------------------
                        1 - (P/E / S) * R

      V    =          P/B * (B - X - E - M)                                =       $11,500,026               [Book value]
                      ---------------------
                             1 - P/B

      V    =          P/B * (B - X - E - M)                                =       $11,500,026               [Tangible book]
                      ---------------------
                             1 - P/B

      V    =          P/A * (B - X - E - M)                                =       $11,503,313               [Total assets]
                      ---------------------
                             1 - P/A

PRO FORMA VALUATION RANGE
-------------------------
MINIMUM      =   $10,000,000  X  0.85  =  $ 8,500,000
MIDPOINT     =   $10,000,000  X  1.00  =  $10,000,000
MAXIMUM      =   $10,000,000  X  1.15  =  $11,500,000
ADJ. MAX.    =   $11,500,000  X  1.15  =  $13,225,000